Exhibit 99.1

Execution Version

INCREMENTAL AMENDMENT No. 1, dated as of July 31, 2020 (this “Amendment”), to the Credit Agreement, dated as of May 12, 2017, by and among Maxlinear, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), MUFG BANK, LTD., as the administrative agent (the “Administrative Agent”), MUFG UNION BANK, N.A., as the collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agent”), in each case as successor to JPMORGAN CHASE BANK, N.A., as the predecessor administrative agent and collateral agent and the other parties thereto (as amended, restated, modified and supplemented from time to time prior to the effectiveness of the Amendment, the “Credit Agreement”), by and among the Borrower, the Guarantors, MUFG Union Bank, N.A. (“MUFG”), Wells Fargo Bank N.A. (“WFB”), Citizens Bank, N.A. (“Citizens”) and BMO Harris Bank N.A. (“BMO” and together with MUFG, WFB and Citizens, the “2020 Term A Lenders”, and each a “2020 Term A Lender”) the Administrative Agent and the Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower intends to acquire (the “2020 Acquisition”) certain assets and liabilities (collectively, the “2020 Acquired Business”) from Intel Corporation (“Intel”) and certain of Intel’s subsidiaries (together with Intel, the “Seller”) as set forth in, and pursuant to, that certain Asset Purchase Agreement, dated as of April 5, 2020, as further amended, supplemented or otherwise modified on or prior to the date hereof, by and among the Borrower, as buyer, MaxLinear Asia Singapore Private Limited, as buyer designee, and Intel (together with all schedules and exhibits thereto, the “2020 Acquisition Agreement”);

WHEREAS, in connection with the 2020 Acquisition, the Borrower has requested that the 2020 Term A Lenders provide “Incremental Term A Loans” to the Borrower pursuant to Section 2.17 of the Credit Agreement in an aggregate principal amount of $175,000,000 (such Incremental Term A Loans, the “2020 Term A Loans”), the proceeds of which, together with cash on the balance sheet of the Borrower and its subsidiaries, will be used (i) to finance the 2020 Acquisition and the related transactions, (ii) to pay fees and expenses in connection therewith (clauses (i) and (ii), collectively, the “2020 Acquisition Transactions”), and (iii) for general corporate purposes;

WHEREAS, each 2020 Term A Lender has agreed, subject to the terms and conditions set forth herein, to provide 2020 Term A Loans to the Borrower on the Amendment No. 1 Effective Date (as defined below) in the amount equal to its Incremental Term Loan Commitment set forth opposite its name on Schedule I hereto (such Incremental Term Loan Commitments, the “2020 Term A Loan Commitments”);

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower, the Administrative Agent and each 2020 Term A Lender, without the consent of any other Lender, may enter into this Amendment to effectuate the incurrence by the Borrower of the 2020 Term A Loans; and

WHEREAS, MUFG and Wells Fargo Securities, LLC will act as joint lead arrangers and joint bookrunners in connection with this Amendment and the 2020 Term A Loans (in such capacities, the “2020 Term A Loan Arrangers” and, together with WFB, the “2020 Term A Loan Commitment Parties”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.      Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

Section 2.       Representations and Warranties. Each Loan Party hereby represents and warrants that as of the Amendment No. 1 Effective Date:

(i)            it has the requisite power and authority to enter into this Amendment;

(ii)           the execution, delivery and performance by each Loan Party of this Amendment is within such Loan Party’s corporate or other organizational powers, as applicable, and has been duly authorized by all necessary corporate or other organizational, as applicable, and, if required, stockholder action. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iii)          the execution, delivery and performance of this Amendment by each Loan Party will not violate the charter, by-laws or other organizational documents, as applicable, of any Loan Party; and

(iv)         all other representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3.       Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied or waived by the Administrative Agent and the 2020 Term A Lenders:

(i)            The Administrative Agent (or its counsel) shall have received executed signature pages hereto from each 2020 Term A Lender and each Loan Party.

(ii)           The 2020 Acquisition shall have been, or shall be substantially concurrently with execution of this Amendment, consummated in all material respects in accordance with the terms of the 2020 Acquisition Agreement without giving effect to any consent or amendment, change or supplement or waiver of any provision thereof (including any change in the purchase price) that is materially adverse to the interests of the 2020 Term A Lenders or the 2020 Term A Loan Arrangers (in their capacities as such) without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the 2020 Term A Loan Arrangers; provided that (i) any reduction in the purchase price for the 2020 Acquisition set forth in the 2020 Acquisition Agreement shall not be deemed to be material and adverse to the interests of the 2020 Term A Lenders or the 2020 Term A Loan Arrangers (in their capacities as such) so long as such reduction is applied to reduce the 2020 Term A Loan Commitments on a dollar for dollar basis; (ii) any increase in the purchase price set forth in the 2020 Acquisition Agreement shall be deemed to be not material and adverse to the interests of the 2020 Term A Lenders or the 2020 Term A Loan Arrangers (in their capacities as such) so long as such purchase price increase is funded with cash on hand and/or proceeds of common equity of the Borrower; (iii) subject to paragraph (xii) below, any waiver by the Borrower of the condition(s) set forth in Section 8.2(f) of the 2020 Acquisition Agreement shall be deemed to be not materially adverse to the interests of the 2020 Term A Lenders or the 2020 Term A Loan Arrangers (in their capacities as such); and (iv) any amendment or modification of the definition of “Material Adverse Effect” in the 2020 Acquisition Agreement will be deemed to be materially adverse to the interests of the 2020 Term A Lenders or the 2020 Term A Loan Arrangers (in their capacities as such).

(iii)          No Material Adverse Effect (as defined in the 2020 Acquisition Agreement) shall have occurred since April 5, 2020 and be continuing.

(iv)          No Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the Credit Agreement shall be in existence immediately before or immediately after giving effect to the 2020 Acquisition Transactions (including the borrowing of the 2020 Term A Loans on the Amendment No. 1 Effective Date).

(v)           Each of the representations made by the Seller with respect to the 2020 Acquired Business in the 2020 Acquisition Agreement as are material to the interests of the 2020 Term A Lenders, but only to the extent that the Borrower (or its Affiliate) has the right (taking into account any applicable notice and cure provisions) to terminate its (and/or its Affiliate’s) obligations under the 2020 Acquisition Agreement or decline to consummate the 2020 Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations in the 2020 Acquisition Agreement (to such extent, the “2020 Acquisition Agreement Representations”) shall be true and correct in all material respects (other than any 2020 Acquisition Agreement Representations that are qualified by materiality, material adverse effect or similar language, which representations shall be true and correct in all respects after giving effect to such qualification); provided, that to the extent any 2020 Acquisition Agreement Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the 2020 Acquisition Agreement) for purposes of the making or deemed making of such 2020 Acquisition Agreement Representation on or as of, the Amendment No. 1 Effective Date (or any date prior thereto).

(vi)          Each of the representations and warranties made by the Loan Parties in clauses (i), (ii) and (iii) of Section 2 above and, in each case of the Credit Agreement, in Sections 3.01(i) (with respect to organizational existence of the Loan Parties only), 3.02 (with respect to entry into the Credit Documentation (as defined in the Amended and Restated Commitment Letter, dated as of July 28, 2020, among the Borrower and the 2020 Term A Loan Commitment Parties (the “Commitment Letter”)) only), 3.03(c) (with respect to the Credit Documentation (as defined in the Commitment Letter) only), 3.09, 3.14 (after giving effect to the 2020 Acquisition Transactions, the making of the 2020 Term A Loans on the Amendment No. 1 Effective Date and the application of the proceeds of such 2020 Term A Loans), 3.17 (with respect to the proceeds of the 2020 Term A Loans only), the first sentence of Section 3.19 (with respect to compliance with the USA PATRIOT Act only), the last sentence of Section 3.19 (with respect to the proceeds of the 2020 Term A Loans only) and Section 3.20 (it being understood that to the extent any security interest in Collateral (including the creation or perfection of any security interest) (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates, if any, evidencing equity interests of any subsidiary Guarantors that is part of the Collateral) is not perfected or provided on the Amendment No. 1 Effective Date after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, the provision and perfection of such Collateral and security interest shall not constitute a condition precedent to the Amendment No. 1 Effective Date but shall be required to be perfected as provided in Section 5.11 of the Credit Agreement) (collectively, the “Specified Representations”), in each case, shall be true and correct in all material respects (other than any Specified Representations that are qualified by materiality, material adverse effect or similar language, which representations shall be true and correct in all respects after giving effect to such qualification).

(vii)        The Administrative Agent and each 2020 Term A Lender shall have received a customary written opinion of Wilson Sonsini Goodrich & Rosati, P.C., special counsel for the Loan Parties. The Loan Parties hereby request such counsel to deliver such opinions.

(viii)       The Administrative Agent and each 2020 Term A Lender shall have received (i) a solvency certificate dated the Amendment No. 1 Effective Date substantially in the form of Exhibit H to the Credit Agreement and signed by a Financial Officer confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Amendment and the making of the 2020 Term A Loans on the Amendment No. 1 Effective Date and (ii) a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying that the conditions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3 have been satisfied.

(ix)          The Administrative Agent and each 2020 Term A Lender shall have received a Borrowing Request for the 2020 Term A Loans substantially in the form of Exhibit B to the Credit Agreement.

(x)           The Administrative Agent and each 2020 Term A Lender shall have received a copy of (i) the Organizational Documents of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing this Amendment, (iii) resolutions of the Board of Directors or similar governing body, as applicable, of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 1 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, as applicable.

(xi)          The 2020 Term A Loan Arrangers shall have received:

(1)            the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of the Borrower for the three most recently completed fiscal years of the Borrower ended at least 90 days before the Amendment No. 1 Effective Date (the “Borrower Annual Financial Statements”); provided, however, that the 2020 Term A Lenders acknowledge receipt on behalf of the 2020 Term A Loan Arrangers of the Borrower Annual Financial Statements of the Borrower that were filed with the SEC on or prior to the date of the Commitment Letter.

(2)            the unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower for each subsequent fiscal quarter (other than any fiscal fourth quarter) of the Borrower ended at least 45 days before the Amendment No. 1 Effective Date (the “Borrower Quarterly Financial Statements”); provided, however, that the 2020 Term A Lenders acknowledge receipt on behalf of the 2020 Term A Loan Arrangers of the Borrower Quarterly Financial Statements of the Borrower that were filed with the SEC on or prior to the date of the Commitment Letter.

(3)            (i) a combined statement of assets acquired and liabilities assumed as of December 29, 2018 and December 28, 2019 and (ii) a combined statement of net revenues and direct expenses with respect to the Business (as defined in the Acquisition Agreement) for the twelve month periods ended December 29, 2018 and December 28, 2019 (such Financial Statements, the “Acquired Business Annual Financial Statements” and, together with the Borrower Annual Financial Statements, the “Annual Financial Statements”); provided, however, that the 2020 Term A Lenders acknowledge receipt on behalf of the 2020 Term A Loan Arrangers of the Acquired Business Annual Financial Statements.

(4)            (i) a combined statement of assets acquired and liabilities assumed as of June 27, 2020 (unaudited), reflecting the Transferred Assets (as defined in the 2020 Acquisition Agreement) and Assumed Liabilities (as defined in the 2020 Acquisition Agreement) that would be required to be set forth on the balance sheet of a Person (as defined in the 2020 Acquisition Agreement) prepared in accordance with GAAP (as defined in the 2020 Acquisition Agreement) as of such date, if the Amendment No. 1 Effective Date had occurred on such date and the Transferred Assets (as defined in the 2020 Acquisition Agreement) had been transferred to, and the Assumed Liabilities (as defined in the 2020 Acquisition Agreement) had been assumed by, such Person (as defined in the 2020 Acquisition Agreement) on such date, and (ii) a combined statement of net revenues and direct expenses for the six months ended June 27, 2020 (unaudited) and the six months ended June 29, 2019 (unaudited) (each, an “Interim Period”), reflecting (a) the net revenues of the Business (as defined in the 2020 Acquisition Agreement) for such Interim Period and (b) the costs and expenses of Intel and its Subsidiaries (as defined in the 2020 Acquisition Agreement) directly attributable to the Business (as defined in the 2020 Acquisition Agreement) and the Business Products (as defined in the 2020 Acquisition Agreement) during the period presented, including cost of goods sold related to the Business (as defined in the 2020 Acquisition Agreement) and the Business Products (as defined in the 2020 Acquisition Agreement), sales, research and development and selling expenses incurred by Intel and its Subsidiaries (as defined in the 2020 Acquisition Agreement) during periods presented that are directly attributed to the Business Products (as defined in the 2020 Acquisition Agreement); provided, however, that such statement shall omit interest, income tax expenses and corporate overhead not otherwise allocated out at the division level to which it has been managed to, including, but not limited to, items such as accounting, treasury, tax, information technology, and legal and human resources that are managed by Intel and its Subsidiaries (as defined in the 2020 Acquisition Agreement) (the “Acquired Business Quarterly Financial Statements” and, together with the Borrower Quarterly Financial Statements, the “Quarterly Financial Statements”); and

(5)            a pro forma balance sheet and related statement of operations of the Borrower and its subsidiaries (including the 2020 Acquired Business) as of and for the twelve-month period ending March 31, 2020, in each case after giving effect to the 2020 Acquisition Transactions (the “Pro Forma Financial Statements”), which need not comply with the requirements of Regulation S-X under the Securities Act of 1933, as amended, or include adjustments for purchase accounting or any reconciliation to generally accepted accounting principles in the United States; provided, however, that the 2020 Term A Lenders acknowledge receipt on behalf of the 2020 Term A Loan Arrangers of the Pro Forma Financial Statements.

(xii)         To the extent received by the Borrower on or prior to the Closing Date (as defined in the Commitment Letter), the Borrower shall have delivered to the 2020 Term A Loan Arrangers the Audited Financial Statements and the Reviewed Interim Financial Statements (in each case as defined in the 2020 Acquisition Agreement); provided that, if the Audited Financial Statements and Reviewed Interim Financial Statements are not received by the Borrower on or prior to the Closing Date (as defined in the Commitment Letter), then the Borrower shall have no obligation to deliver such Audited Financial Statements or Reviewed Interim Financial Statements to the 2020 Term A Loan Arrangers prior to the Amendment No. 1 Effective Date and this clause (xii) shall not constitute a condition to the initial funding of the 2020 Term A Loans or the effectiveness of this Amendment.

(xiii)        All fees due to the 2020 Term A Loan Arrangers and the 2020 Term A Lenders under the Commitment Letter and the Fee Letter (as defined in the Commitment Letter) to be paid on or prior to the Closing Date (as defined in the Commitment Letter), and all reasonable and documented out-of-pocket expenses to be paid or reimbursed under the Commitment Letter to the 2020 Term A Loan Commitment Parties on or prior to the Closing Date (as defined in the Commitment Letter) that have been invoiced at least 3 business days prior to the Amendment No. 1 Effective Date, shall have been paid, in each case, from the proceeds of the initial funding under the 2020 Term A Loans (which amounts may be offset against the proceeds of the 2020 Term A Loans).

(xiv)        The Borrower and each of the Guarantors shall have provided the documentation and other information to the Administrative Agent and each 2020 Term A Loan Arranger that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the USA PATRIOT Act and information relating to beneficial ownership of the Borrower required by 31 C.F.R. § 1010.230, in each case, at least 3 business days prior to the Amendment No. 1 Effective Date to the extent such information has been reasonably requested in writing by the Administrative Agent or any 2020 Term A Loan Arranger at least 10 business days prior to the Amendment No. 1 Effective Date.

(xv)         As of the Amendment No. 1 Effective Date, all documents and instruments required to create and perfect the Collateral Agent’s security interests in the Collateral shall have been executed and delivered by the Borrower and the Guarantors (or, where applicable, the Borrower and the Guarantors shall have authorized the filing of financing statements under the Uniform Commercial Code) and, if applicable, be in proper form for filing (it being understood that to the extent any security interest in Collateral (including the creation or perfection of any security interest) (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates, if any, evidencing equity interests of any subsidiary Guarantors that is part of the Collateral) is not perfected or provided on the Amendment No. 1 Effective Date after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, the provision and perfection of such Collateral and security interest shall not constitute a condition precedent to the Amendment No. 1 Effective Date but shall be required to be perfected as provided in Section 5.11 of the Credit Agreement.

Section 4.       Effect of Amendment.

(i)            Each of parties hereto agrees that from and after the Amendment No. 1 Effective Date, (i) each 2020 Term A Lender shall be an “Incremental Term Loan Lender” and a “Term Loan Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (ii) the 2020 Term A Loan Commitment of each 2020 Term A Lender shall be a “Term Loan Commitment” for all purposes under the Amended Credit Agreement and the other Loan Documents, (iii) the 2020 Term A Loan Commitments and the 2020 Term A Loans thereunder shall constitute an “Incremental Term A Facility” and a “Facility” for all purposes under the Amended Credit Agreement and the other Loan Documents and (iv) the 2020 Term A Loans shall each be “Other Incremental Term Loans”, “Incremental Term A Loans” and “Term Loans”, representing a separate Class of Loans from the Initial Term B Loans, for all purposes under the Amended Credit Agreement and the other Loan Documents;

(ii)            Except as expressly set forth herein (including Exhibit A hereto), this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute an Incremental Amendment and a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or the other Loan Documents.

Section 5.       Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Credit Agreement described in Section 1 of this Amendment and hereby confirms its respective obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect. Each of the Loan Parties hereby further confirms its respective prior pledges and grants of security interests under and subject to the Loan Documents to which it is a party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such prior guarantees, pledges, and grants of security interests are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Credit Agreement and this Amendment.  Each of the Loan Parties confirms, acknowledges and agrees that the 2020 Term A Lenders are “Lenders” and “Secured Parties” for all purposes under the Loan Documents.  For the avoidance of doubt, each Loan Party hereby reaffirms the provisions of Section 2.1 of the Security Agreement and agrees that all references in the Security Agreement to the “Secured Obligations” shall include the 2020 Term A Loans.

Section 6.      Applicable Law.

(a)            THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTIONS ARISING THEREFROM (WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)            ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE 2020 Acquisition TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 7.       WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.       Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be in the form of an Electronic Record (as defined in 15 USC §7006, as it may be amended from time to time) and may be executed using Electronic Signatures (as defined in 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper counterpart to this Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart to this Amendment converted into another format, for transmission, delivery and/or retention.

Section 9.       Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MAXLINEAR, INC.,
as Borrower

By:	/s/ Steven Litchfield
	Name:	Steven Litchfield
	Title:	Chief Financial Officer and Chief Corporate Strategy Officer

MAXLINEAR COMMUNICATIONS, LLC,
as a Guarantor

By:	/s/ Steven Litchfield
	Name:	Steven Litchfield
	Title:	Chief Financial Officer

EXAR CORPORATION,
as a Guarantor

By:	/s/ Steven Litchfield
	Name:	Steven Litchfield
	Title:	Chief Financial Officer

[Signature Page to MaxLinear Amendment No. 1]

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Yen Hua
	Name:	Yen Hua
	Title:	Director

[Signature Page to MaxLinear Amendment No. 1]

MUFG UNION BANK, N.A.,
as a 2020 Term A Lender

By:	/s/ Yen Hua
	Name:	Yen Hua
	Title:	Director

[Signature Page to MaxLinear Amendment No. 1]

WELLS FARGO BANK, N.A.,
as a 2020 Term A Lender

By:	/s/ Derek Jensen
	Name:	Derek Jensen
	Title:	Vice President

[Signature Page to MaxLinear Amendment No. 1]

CITIZENS BANK, N.A.,
as a 2020 Term A Lender

By:	/s/ Vivian Shi
	Name:	Vivian Shi
	Title:	Senior Vice President

[Signature Page to MaxLinear Amendment No. 1]

BMO HARRIS BANK N.A.,
as a 2020 Term A Lender

By:	/s/ Jonathan Sarmini
	Name:	Jonathan Sarmini
	Title:	Assistant Vice President

[Signature Page to MaxLinear Amendment No. 1]

Schedule I

2020 Term A Loan Commitments

2020 Term A Lenders	2020 Term A Loan Commitment
MUFG Union Bank, N.A.	$107,500,000.00
Wells Fargo Bank, N.A.	$37,500,000.00
Citizens Bank, N.A.	$20,000,000.00
BMO Harris Bank N.A.	$10,000,000.00
Total	$175,000,000.00

EXECUTION VERSIONEXHIBIT A $425,000,000 CREDIT AGREEMENT dated as of May 12, 2017 as amended by Amendment No. 1 dated July 31, 2020 among MAXLINEAR, INC., The Lenders Party Hereto, and MUFG BANK, LTD., as Administrative Agent and MUFG UNION BANK, N.A., as Collateral Agent JPMORGAN CHASE BANK, N.A. and DEUTSCHE BANK SECURITIES INC. as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS Page ARTICLE I Definitions Section 1.01. Defined Terms 1 Section 1.02. Terms Generally 4445 Section 1.03. Accounting Terms; GAAP 4446 Section 1.04. Classification of Loans and Borrowings 4546 Section 1.05. Pro Forma Calculations 4546 ARTICLE II The Credits Section 2.01. Commitments 4647 Section 2.02. Loans and Borrowings 4648 Section 2.03. Requests for Borrowings 4748 Section 2.04. Funding of Borrowings 4749 Section 2.05. Interest Elections 4850 Section 2.06. Termination and Reduction of Commitments 4951 Section 2.07. Repayment of Loans; Evidence of Debt 4951 Section 2.08. Prepayment of Loans 5052 Section 2.09. Fees 5355 Section 2.10. Interest 5355 Section 2.11. Alternate Rate of Interest 5456 Section 2.12. Increased Costs 5456 Section 2.13. Break Funding Payments 5557 Section 2.14. Taxes 5658 Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs 5961 Section 2.16. Mitigation Obligations; Replacement of Lenders 6062 Section 2.17. Incremental Commitments 6163 Section 2.18. Defaulting Lenders 6466 Section 2.19. Extensions of Loans and Commitments 6567 Section 2.20. Refinancing Amendments 6769 ARTICLE III Representations and Warranties Section 3.01. Organization 7072 Section 3.02. Authorization; Enforceability 7072 Section 3.03. Governmental Approvals; No Conflicts 7072 Section 3.04. Financial Statements; No Material Adverse Change 7173 Section 3.05. Properties 7173 Section 3.06. Litigation and Environmental Matters 7174 Section 3.07. Compliance with Laws 7274 Section 3.08. Intellectual Property 7274 Section 3.09. Investment Company Status 7274 - i-

Page Section 3.10. Taxes 7274 Section 3.11. ERISA 7274 Section 3.12. Labor Matters 7274 Section 3.13. Insurance 7375 Section 3.14. Solvency 7375 Section 3.15. Subsidiaries 7375 Section 3.16. Disclosure 7375 Section 3.17. Federal Reserve Regulations 7476 Section 3.18. Use of Proceeds 7476 Section 3.19. Anti-Corruption Laws; Sanctions 7476 Section 3.20. Security Documents 7476 ARTICLE IV Conditions Section 4.01. Effective Date 7577 Section 4.02. Each Credit Event After the Effective Date 7779 ARTICLE V Affirmative Covenants Section 5.01. Financial Statements and Other Information 7779 Section 5.02. Notices of Material Events 7981 Section 5.03. Information Regarding Collateral 7981 Section 5.04. Existence; Conduct of Business 7981 Section 5.05. Payment of Taxes 7981 Section 5.06. Maintenance of Properties 8082 Section 5.07. Insurance 8082 Section 5.08. Books and Records; Inspection and Audit Rights 8082 Section 5.09. Compliance with Laws 8183 Section 5.10. Use of Proceeds 8183 Section 5.11. Further Assurances 8183 Section 5.12. Maintenance of Ratings 8284 Section 5.13. Quarterly Lender Calls 8284 Section 5.14. Designation of Unrestricted Subsidiaries 8284 Section 5.15. Certain Post-Closing Obligations 8284 ARTICLE VI Negative Covenants Section 6.01. Indebtedness 8385 Section 6.02. Liens 8587 Section 6.03. Fundamental Changes 8789 Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions 8890 Section 6.05. Asset Sales, etc. 9192 Section 6.06. Restricted Payments; Certain Payments in Respect of Indebtedness 9293 Section 6.07. Transactions with Affiliates 9496 Section 6.08. Restrictive Agreements 9596 - ii-

Page Section 6.09. Change in Fiscal Year 9697 Section 6.10. Constitutive Documents 9697 Section 6.11. Amendment of Junior Debt Documents 9697 Section 6.12. Financial Covenant 98 ARTICLE VII Events of Default and Remedies Section 7.01. Events of Default 9698 ARTICLE VIII The Agents Section 8.01. Appointment 99100 Section 8.02. Exculpatory Provisions 99101 Section 8.03. Reliance by Agents 100101 Section 8.04. Delegation of Duties 100102 Section 8.05. Indemnification 100102 Section 8.06. Withholding Tax 100102 Section 8.07. Successor Administrative Agent 101103 Section 8.08. Non-Reliance on Agents and Other Lenders 101103 Section 8.09. Credit Bidding 101103 Section 8.10. Security Documents and Collateral Agent 102104 Section 8.11. No Liability of Lead Arrangers 103105 ARTICLE IX Miscellaneous Section 9.01. Notices 103105 Section 9.02. Waivers; Amendments 105107 Section 9.03. Expenses; Indemnity; Damage Waiver 108109 Section 9.04. Successors and Assigns 110111 Section 9.05. Survival 114115 Section 9.06. Counterparts; Integration; Effectiveness 114116 Section 9.07. Severability 114116 Section 9.08. Right of Setoff 114116 Section 9.09. Governing Law; Consent to Service of Process 115117 Section 9.10. WAIVER OF JURY TRIAL 115117 Section 9.11. Headings 116117 Section 9.12. Confidentiality 116117 Section 9.13. Material Non-Public Information 116118 Section 9.14. Interest Rate Limitation 117119 Section 9.15. Release of Liens and Guarantees 117119 Section 9.16. Platform; Borrower Materials 118119 Section 9.17. USA PATRIOT Act 118120 Section 9.18. No Advisory or Fiduciary Responsibility 118120 Section 9.19. Contractual Recognition of Bail-In 119121 -iii-

SCHEDULES: Schedule 1.01B – Lenders and Commitments Schedule 1.01C – Auction Procedures Schedule 1.01D – Immaterial Subsidiaries Schedule 2.15 – Payment Instructions Schedule 5.15 – Certain Post-Closing Obligations EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Borrowing Request Exhibit C – Form of Security Agreement Exhibit D – Form of Guarantee Agreement Exhibit E – Form of Perfection Certificate Exhibit F – Form of Interest Election Request Exhibit G-1 – U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit G-2 – U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit G-3 – U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit G-4 – U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit H – Form of Solvency Certificate - iv-

CREDIT AGREEMENT (this "Agreement") dated as of May 12, 2017, as amended on July 31, 2020, among MaxLinear, Inc., a Delaware corporation (the "Borrower"), the Lenders party hereto and MUFG Bank, Ltd., as successor to JPMorgan Chase Bank, N.A., as Administrative Agent and MUFG Union Bank, N.A., as successor to JPMorgan Chase Bank, N.A., as Collateral Agent.

PRELIMINARY STATEMENT:

WHEREAS, the Borrower has entered into an Agreement and Plan of Merger (together with the exhibits thereto and the disclosure schedules delivered in connection therewith), dated as of March 28, 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Acquisition Agreement") with Eagle Acquisition Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower ("Merger Sub"), to acquire (the "Exar Acquisition") EXAR CORPORATION, a Delaware corporation (the "Target" and, collectively with its subsidiaries, the "Acquired Business").

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of Initial Term B Loans on the Effective Date in an aggregate principal amount of $425,000,000.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"2020 Acquired Business" means the assets and liabilities acquired from Intel Corporation and certain of its subsidiaries pursuant to the 2020 Acquisition Agreement.

"2020 Acquisition" means the acquisition of the Acquired Business from Intel Corporation and certain of its subsidiaries as set forth in, and pursuant to, the 2020 Acquisition Agreement.

"2020 Acquisition Agreement" means that certain Asset Purchase Agreement (together with all schedules and exhibits thereto), dated April 5, 2020, among the Borrower, MaxLinear Asia Singapore Private Limited and Intel Corporation, as amended, restated, supplemented or otherwise modified from time to time.

"2020 Acquisition Transactions" means (i) the consummation of the 2020 Acquisition and any transactions related thereto and (ii) the payment of fees, costs and expenses in connection therewith.

"2020 Term A Facility" means the 2020 Term A Loan Commitments and the 2020 Term A Loans made hereunder.

"2020 Term A Lender" means a Lender holding 2020 Term A Loans or a 2020 Term A Loan Commitment.

"2020 Term A Loan Arrangers" means MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner in connection with the 2020 Term A Loans.

"2020 Term A Loan Commitment" means, with respect to each 2020 Term A Lender, the commitment of such 2020 Term A Lender to make 2020 Term A Loans hereunder. The amount of each 2020 Term A Lender's 2020 Term A Loan Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule I to Amendment No. 1. The aggregate amount of the 2020 Term A Loan Commitments as of the Amendment No. 1 Effective Date is $175,000,000.

"2020 Term A Loan Maturity Date" means July 31, 2023.

"2020 Term A Loan Syndication Agents" means each of MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, in its capacity as a syndication agent in connection with the 2020 Term A Loans.

"2020 Term A Loans" means the Incremental Term A Loans made by the 2020 Term A Lenders to the Borrower on the Amendment No. 1 Effective Date pursuant to Section 2.01(c).

"ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

"Acquired Business" has the meaning assigned to such term in the first recital hereto.

"Acquisition Agreement" has the meaning assigned to such term in the first recital hereto.

"Acquisition Agreement Representations" means each of the representations and warranties made with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its Affiliates) has the right (taking into account any applicable notice and cure provisions) to terminate its (or such Affiliates') obligations under the Acquisition Agreement, or decline to consummate the Exar Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

"Acquisition-Related Incremental Commitments" has the meaning assigned to such term in Section 2.17(a).

"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means MUFG Bank, Ltd., as successor to JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

"Agent Parties" has the meaning assigned to such term in Section 9.01(d)(ii).

"Agents" means, collectively, the Administrative Agent and the Collateral Agent and "Agent" means any one of them.

"Agreement" has the meaning assigned to such term in the first paragraph hereof.

- 2-

"All-in Yield" means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the interest rate, margin, original issue discount, upfront fees and "LIBOR floors" or "base rate floors"; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, ticking, underwriting, amendment or commitment fees paid solely to the applicable arrangers or agents with respect to such Indebtedness and, if applicable, consent fees for an amendment paid generally to consenting Lenders, shall each be excluded and (iii) for the purpose of Section 2.17, if the "LIBOR floor" for the Incremental Term Loans exceeds ~~75~~0 basis points, such excess shall be equated to interest rate margins for the purpose of this definition.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided, that for the avoidance of doubt, the Adjusted LIBO Rate for any such day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth in the definition of the term "LIBO Rate." Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

"Amendment No. 1" means Amendment No. 1 to this Agreement, dated as of July 31, 2020, by and among the Loan Parties, the Administrative Agent, the Collateral Agent and the 2020 Term A Lenders.

"Amendment No. 1 Effective Date" means July 31, 2020.

"Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery or corruption.

"Applicable Commitment Fee Rate" means, with respect to any Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment or Replacement Revolving Credit Commitment, the "Applicable Commitment Fee Rate" set forth in the Incremental Amendment, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

"Applicable Date" has the meaning assigned to such term in Section 9.02(g).

"Applicable Laws" means, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

"Applicable Margin" means, for any day, (i) with respect to any Initial Term B Loan, 2.50% per annum in the case of any Eurodollar Loan and 1.50% per annum in the case of any ABR Loan~~ and (ii~~, (ii) with respect to any 2020 Term A Loan, (x) if both (a) the Borrower has a public corporate rating from S&P that is equal to or higher than BB- and the Borrower has a public corporate family rating from Moody's that is equal to or higher than Ba3 (in each case with a stable outlook) (this clause (a), the "Ratings Condition") and (b) the Borrower's Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 is equal to or less than 3.00 to 1.00 (this clause (b), the "Leverage Condition"), 4.25% per annum, in the case of any

- 3-

Eurodollar Loan, and 3.25% per annum, in the case of any ABR Loan or (y) if either of the Ratings Condition or the Leverage Condition are not met, 4.75% per annum, in the case of any Eurodollar Loan, and 3 .75% p er a nnum, in the c ase o f a ny A BR L oan; p rovided that, n otwithstanding a nything to the contrary i n t he d efinition o f “Consolidated E BITDA”, s olely f or p urposes o f c alculating t he T otal Leverage R atio i n c onnection w ith t he L everage C ondition, C onsolidated E BITDA f or t he F iscal Quarters e nding D ecember 3 1, 2 019, M arch 3 1, 2 020 a nd J une 3 0, 2 020 s hall b e d eemed t o e qual $40,158,351, $29,040,185 and $34,629,642, respectively, and (iii) with respect to any Incremental Loan, Extended Revolving Loan, Extended Term Loan, Replacement Revolving Loans or Refinancing Term Loan, t he “Applicable M argin” s et f orth i n t he I ncremental A mendment, E xtension A mendment o r Refinancing Amendment (as applicable) relating thereto. Any increase in the Applicable Margin with respect to any 2020 Term A Loan due to a failure to satisfy the Ratings Condition shall be effective during the period commencing on the date of the public announcement of the applicable ratings downgrade that caused the Ratings Condition to no longer be satisfied a nd e nding o n t he d ate i mmediately p receding t he e ffective d ate o f a ny d ecrease i n t he Applicable Margin as described in this paragraph. Any increase in the Applicable Margin with respect to any 2020 Term A Loan due to a failure to satisfy the Leverage Condition shall be effective during the period c ommencing o n t he f irst B usiness D ay i mmediately f ollowing t he date o n w hich f inancial statements f or t he a pplicable T est P eriod h ave b een d elivered p ursuant t o S ection 5 .01 reflecting Borrower’s f ailure t o s atisfy t he L everage C ondition (provided t hat the L everage C ondition s hall b e deemed not to have been satisfied commencing as of the first Business Day after the date on which such financial statements were required to have been delivered but have not been delivered pursuant to Section 5.01) and ending on the date immediately preceding the effective date of any decrease in the Applicable Margin as described in this paragraph. Any decrease in the Applicable Margin with respect to any 2020 Term A L oan d ue t o t he R atings C ondition b ecoming s atisfied (if the L everage C ondition is a lready satisfied) shall be effective during the period commencing on the date of the public announcement of the applicable r atings u pgrade t hat c aused t he R atings C ondition to b ecome satisfied p ursuant to S ection 5.02(d) and ending on the date immediately preceding the effective date of any increase in the Applicable Margin as described in this paragraph. Any decrease in the Applicable Margin with respect to any 2020 Term A L oan d ue t o t he L everage C ondition b ecoming s atisfied (if the R atings C ondition is a lready satisfied) s hall b e e ffective d uring t he p eriod c ommencing o n the f irst B usiness D ay i mmediately following t he date o n w hich f inancial s tatements f or t he a pplicable T est P eriod h ave b een d elivered pursuant to Section 5.01 reflecting Borrower’s satisfaction of the Leverage Condition and ending on the date immediately preceding the effective date of any increase in the Applicable Margin as described in this p aragraph. In t he e vent t hat a ny financial s tatements previously d elivered w ere i ncorrect o r inaccurate ( regardless o f w hether Amendment N o. 1 o r t he 2020 T erm A L oan Commitments a re i n effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have caused the Leverage Condition to fail to be satisfied for any period (an “Applicable Period”), then (i) the Borrower shall a s s oon a s p racticable d eliver t o t he A dministrative A gent t he c orrect financial s tatements a nd compliance certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Leverage Condition was not satisfied for such Applicable Period and (iii) the Borrower shall within five (5) B usiness D ays o f written demand thereof b y the A dministrative Agent or the Required 2020 Term A L enders p ay t o t he A dministrative A gent for t he a ccount o f t he 2 020 T erm A L enders the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement; p rovided that this sentence shall n ot limit the rights of the Administrative Agent and the Lenders with respect to any Event of Default. “Applicable P ercentage” m eans, w ith r espect t o a ny L ender, t he p ercentage o f t he C redit Exposure a nd u nused C ommitments r epresented b y s uch L ender’s C redit E xposure a nd u nused Commitment. If the Credit Exposure for all Lenders has been paid in full and the Commitments of all - 4-

Lenders have terminated or expired, the Applicable Percentages shall be determined based upon the Credit Exposure and unused Commitments most recently in effect, giving effect to any assignments.

"Applicable Period" has the meaning assigned to such term in the definition of "Applicable Margin".

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Auction Procedures" means the auction procedures with respect to Dutch Auctions set forth in Schedule 1.01C hereto.

"Availability Period" means the period from and including the date the Borrower enters into an Incremental Amendment with Incremental Revolving Lenders to but excluding the earlier of (a) the Revolving Facility Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

"Available Amount" means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a) $16,000,000, plus

(b) the Available ECF Amount at such time, plus

(c) the aggregate amount of net cash proceeds received by the Borrower (other than from a Restricted Subsidiary) from the sale or issuance of Equity Interests (other than Disqualified Stock) of the Borrower after the Effective Date and on or prior to such time (including upon exercise of warrants or options) to the extent not applied pursuant to Section 6.04(t), Section 6.06(a)(xi)(y) or Section 6.06(b)(iii), plus

(d) the aggregate amount of net cash proceeds received by the Borrower or any Restricted Subsidiary (other than from a Restricted Subsidiary) from Indebtedness (other than Junior Debt) and Disqualified Stock issued after the Effective Date converted to or exchanged for Equity Interests (other than Disqualified Stock) of the Borrower, plus

(e) the amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary from any distribution, dividend, profit, return of capital, repayment of loans or upon the Disposition of any Investment, or otherwise received from an Unrestricted Subsidiary (including the amounts received in cash or Permitted Investments from any Disposition or issuance of Equity Interests of an Unrestricted Subsidiary), in each case, to the extent received in respect of an Investment (including the designation of an Unrestricted Subsidiary) made in reliance on Section 6.04(w) and, in each case, not to exceed the original amount of such Investment, plus

(f) the fair market value of the Investments by the Borrower and its Restricted Subsidiaries made in any Unrestricted Subsidiary pursuant to Section 6.04(w) at the time it is redesignated as or merged into a Restricted Subsidiary (in each case, not to exceed the fair

- 5-

market value (as determined in good faith by the Borrower) of such Investments made in such Unrestricted Subsidiary at the time of such redesignation or merger, minus

(g) the aggregate amount of any Investment made pursuant to Sections 6.04(r) and (w), any Restricted Payments made pursuant to Sections 6.06(a)(iii) and (vi), or any prepayment made pursuant to Sections 6.06(b)(v) and (vi) after the Effective Date and on or prior to such time.

"Available ECF Amount" means, on any date, an amount not less than zero determined on a cumulative basis equal to Excess Cash Flow for each fiscal year, commencing with the fiscal year ending December 31, 2018 and ending with the fiscal year of the Borrower most recently ended prior to the date of determination for which financial statements and a compliance certificate have been delivered pursuant to Section 5.01(a) and Section 5.01(c), as applicable, to the extent such Excess Cash Flow has not been applied or required to be applied to prepay Term Loans pursuant to Section 2.08(c) (without regard to any credit against such obligation); *provided* that for purposes of this definition, the calculation of Excess Cash Flow shall exclude Excess Cash Flow generated by any Foreign Subsidiary that would be prohibited under any Applicable Laws (including any such laws with respect to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of directors of the relevant Subsidiaries) from being repatriated to the United States or that the Borrower determines in good faith would result in a tax liability that is material to the amount of funds otherwise required to be repatriated (including any withholding tax) if repatriated to the United States).

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers.

"Bail-In Legislation" means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law of regulation.

"Bankruptcy Code" means the Bankruptcy Code of the United States of America.

"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

- 6-

"Bermuda Security Documents" means any deed, pledge agreement or security agreement governed by Bermuda law among one or more Loan Parties and the Collateral Agent.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Board of Directors" means, with respect to any Person, (a) in the case of any corporation or company, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any exempted or limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.

"Borrower" has the meaning assigned to such term in the first paragraph of this Agreement.

"Borrower Materials" has the meaning assigned to such term in Section 9.16.

"Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

"Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03 which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Expenditures" means, for any period, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries (whether paid in cash or accrued as a liability) during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries.

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or tangible personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to the Effective Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP or change in the application of GAAP following the date that would otherwise require such obligations to be recharacterized as Capital Lease Obligations.

"Cash Management Agreement" means any agreement to provide to the Borrower or any Restricted Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and

- 7-

interstate depository network services) any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

"Cash Management Bank" means (i) any Person that, at the time it enters into a Cash Management Agreement, is an Agent, a Lender or an Affiliate of any such Person and (ii) any Person that is an Agent, a Lender or an Affiliate of such Person as of the Effective Date and that is party to a Cash Management Agreement as of the Effective Date, in each case, in its capacity as a party to such Cash Management Agreement.

"CFC" means a "controlled foreign corporation" within the meaning of Section 957(a) of the Code.

"CFC Holdco" means a Domestic Subsidiary that, directly or indirectly, has no material assets other than Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the current Board of Directors of the Borrower nor (ii) nominated, appointed or approved for consideration by shareholders for election by directors so nominated, appointed or approved; or (c) a Change in Control or similar event, however denominated, under any Material Indebtedness.

"Change in Law" means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law" regardless of the date enacted, adopted or issued.

"Charges" has the meaning assigned to such term in Section 9.14.

"Class," when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Other Revolving Loans, Initial Term B Loans, 2020 Term A Loans or Other Term Loans and (b) any Commitment refers to whether such Commitment is a Term Loan Commitment to make Initial Term B Loans, 2020 Term A Loans or Other Term Loans or a Revolving Credit Commitment to make Other Revolving Loans. Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from

- 8-

the Initial Term B Loans or 2020 Term A Loans, or from Other Term Loans or Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

"Class Loans" has the meaning assigned to such term in Section 9.02(g).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means any and all "Collateral," "Pledged Collateral" or similar term as defined in any applicable Security Document and all other property of any Loan Party that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document; provided that, notwithstanding anything herein or in any Security Document or other Loan Document, the "Collateral" shall exclude any Excluded Property.

"Collateral Agent" means MUFG Union Bank, N.A., as successor to JPMorgan Chase Bank, N.A., or any successor thereto, in its capacity as collateral agent for the Secured Parties.

"Collateral and Guarantee Requirement" means, at any time, that the following requirements shall be satisfied (to the extent such requirements are stated to be applicable at the time):

(i) on the Effective Date, the Collateral Agent shall have received (A) from the Borrower and each Guarantor, a counterpart of the Security Agreement and the Perfection Certificate and (B) from each Guarantor, a counterpart of the Guarantee Agreement, in each case, duly executed and delivered on behalf of such Person;

(ii) except as set forth in Section 5.15 on the Effective Date, (A) (x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Property, and (y) all Indebtedness owing to any Loan Party, other than Excluded Property, shall have been pledged or assigned for security purposes to the extent required under the Security Documents and (B) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(iii) in the case of any Person that becomes a Guarantor after the Effective Date, subject to Section 5.11, the Collateral Agent shall have received (A) a supplement to the Guarantee Agreement and (B) supplements to the Security Agreement and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Collateral Agent, in each case, duly executed and delivered on behalf of such Guarantor;

(iv) after the Effective Date, subject to Section 5.11, all outstanding Equity Interests of any Person (other than Excluded Property) that are directly held or acquired by a Loan Party after the Effective Date and all Indebtedness owing to any Loan Party (other than Excluded Property) that are directly acquired by a Loan Party after the Effective Date shall have been pledged pursuant to the Security Documents and the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(v) except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and

- 9-

filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Security Document;

(vi) evidence of the insurance (if any) required by the terms of Section 5.07 hereof shall have been received by the Collateral Agent; and

(vii) after the Effective Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.11 or Section 5.15 or the Security Documents and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.11 or Section 5.15.

Notwithstanding anything to the contrary in this Agreement, the Security Documents or any other Loan Document, (i) the Collateral Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (ii) there shall be no control, lockbox or similar arrangements nor any control agreements relating to the Borrower's and its Subsidiaries' bank accounts (including deposit, securities or commodities accounts), (iii) there shall be no landlord, bailee or warehouseman waivers required and (iv) no actions in any jurisdiction other than the United States (or any State or other political subdivision thereof) or Bermuda (solely for purposes of creating and/or perfecting a security interest in Equity Interests of any entity domiciled in Bermuda to the extent such Equity Interests are otherwise required to be pledged) or required by the laws of any jurisdiction other than the United States (or any State of political subdivision thereof) or Bermuda shall be required to be taken to create or perfect any security interests in assets located or titled outside of the United States (or any State or political subdivision thereof) or Bermuda (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States or Bermuda).

"Commitment" means, as applicable, a Revolving Credit Commitment and/or a Term Loan Commitment.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Communications" has the meaning assigned to such term in Section 9.01(d)(ii).

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated Current Assets" means, as at any date of determination, the consolidated current assets of the Borrower and its Restricted Subsidiaries that may properly be classified as current assets in conformity with GAAP, excluding cash and Permitted Investments.

- 10-

"Consolidated Current Liabilities" means, as at any date of determination, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries that may property be classified as current liabilities in conformity with GAAP, excluding, without duplication, the current portion of any long-term Indebtedness.

"Consolidated Depreciation and Amortization Expense" means, with respect to the Borrower and its Restricted Subsidiaries for any Test Period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, for such Test Period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated EBITDA" means, for any Test Period, an amount determined for Borrower and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income, for such Test Period:

(a) *increased* by (without duplication) in each case only to the extent the same was deducted (and not added back) in determining such Consolidated Net Income (other than with respect to clause (ix) below) and without duplication:

(i) Consolidated Depreciation and Amortization Expense of such Person for such Test Period; plus

(ii) interest expense for such Test Period; plus

(iii) any provision for taxes based on income or profits or capital (including federal, state and local taxes, franchise taxes, excise taxes and similar taxes, including any penalties or interest with respect thereto) for such Test Period; plus

(iv) any fees, commissions, costs, expenses or other charges or any amortization related to any issuance of Equity Interests, Investment not prohibited hereunder, acquisition (including earn-out provisions), Disposition outside the ordinary course of business, recapitalization or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness permitted by this Agreement or occurring prior to the Effective Date (whether or not successful) for such Test Period, including (A) such fees, costs, expenses or charges related to the Facilities and the other Transactions and (B) any amendment or other modification to the terms of any such transactions; plus

(v) the amount of any cash restructuring charge and related charges, business optimization expenses, or reserve or related items incurred during such Test Period; plus

(vi) any other non-cash losses, charges and expenses (including non-cash compensation charges) reducing Consolidated Net Income for such Test Period; plus

(vii) any net loss from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of); plus

(viii) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights during such Test Period; plus

- 11-

(ix) the amount of expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such Test Period) related to (A) the Transactions and (B) mergers and other business combinations, acquisitions, divestitures, restructurings and cost saving initiatives which are factually supportable and other similar initiatives, in each case net of the amount of actual benefits realized during such Test Period from such actions; provided that (x) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are expected to be realized (in the good faith determination of the Borrower), in the case of clause (A), on or prior to December 31, 2018 or, in the case of clause (B), within eighteen (18) months after such transaction or initiative has been consummated, (y) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such Test Period and (z) the aggregate add-backs pursuant to clause (B) of this clause (ix) (plus any adjustments made in respect of anticipated synergies and cost savings pursuant to clause (y) of the definition of "Pro Forma Basis") shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated on a Pro Forma Basis but prior to giving effect to any add back under this clause (ix)(B) or such adjustments made pursuant to clause (y) of the definition of "Pro Forma Basis"); plus

(xi) costs and expenses incurred in connection with the Transactions;

(b) *increased or decreased* by (without duplication):

(i) any net gain or loss resulting in such Test Period from currency translation gains or losses related to currency hedges or remeasurements of Indebtedness (including any net loss or gain resulting from currency exchange risk), plus or minus, as applicable;

(ii) any net after-tax income (loss) from the early extinguishment of Indebtedness, plus or minus, as applicable; and

(iii) extraordinary, unusual or non-recurring losses, charges, expenses or gains;

all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Funded Indebtedness" means the outstanding principal amount of all third party Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Capital Lease Obligations, purchase money indebtedness and debt obligations to third parties evidenced by notes or similar instruments, determined in accordance with GAAP.

"Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries during such period, calculated on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included

- 12-

therein) the following: (a) gains or losses attributable to property sales not in the ordinary course of business (as determined in good faith by the Borrower), (b) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write-downs of assets, (c) the net income (or loss) of any Person that is not the Borrower or a Restricted Subsidiary or that is accounted for by the equity method of accounting, provided that the income of such Person for such period will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the Borrower or a Restricted Subsidiary during such period.

"Consolidated Working Capital" means, as of the date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlled" has a meaning correlative thereto.

"Convertible Securities" means any unsecured debt securities, the terms of which provide for conversion into Qualified Equity Interests, cash or a combination thereof; provided that the Indebtedness thereunder is permitted to be incurred under Section 6.01 and satisfies the following requirements: (i) the final maturity date of any such Indebtedness shall be on or after the date that is 91 days after the Latest Maturity Date in effect on the date of incurrence (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor (y) any early conversion of any Convertible Securities in accordance with the terms thereof shall violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations) and (iii) the terms, conditions and covenants of such Indebtedness shall be such as are customary for convertible indebtedness of such type (as determined by the board of directors of the Borrower in good faith).

"Credit Exposure" means, as to any Lender at any time, the aggregate principal amount of such Lender's Revolving Loans and Term Loans outstanding at such time.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Defaulting Lender" means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's good faith determination that a condition precedent to funding (which condition precedent, together with any

- 13-

applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied or generally under other agreements in which it commits to extend credit), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event or (ii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (A) an Undisclosed Administration or (B) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"Designated Non-Cash Consideration" means the fair market value (as reasonably determined by Borrower) of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

"Disclosure Letter" means that certain letter dated as of the date hereof delivered by the Borrower to the Administrative Agent.

"Disposition" or "Dispose" means, with respect to any Person, the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property of such Person.

"Disqualified Stock" means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, (c) provide for scheduled, mandatory payments of dividends in cash, or (d) are or become convertible into or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), (A) prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and (B) except as a result of a change of control or asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees' termination, death or disability and (ii) any class of Equity Interests of such Person that by its

- 14-

terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Equity Interests shall not be deemed to be Disqualified Stock.

"dollars" or "$" refers to lawful money of the United States of America.

"Domestic Subsidiaries" means all Subsidiaries that are organized under the laws of the United States, any state thereof or the District of Columbia.

"Dutch Auction" means an auction conducted by the Borrower or any Subsidiary in order to purchase Term Loans as contemplated by Section 9.04(e), as applicable, in accordance with the Auction Procedures.

"ECF Percentage" means, as of the date of determination, (a) if the First Lien Leverage Ratio as of the last day of the applicable fiscal year of the Borrower is greater than 2.25:1.00, 50%, (b) if the First Lien Leverage Ratio as of the last day of the applicable fiscal year of the Borrower is less than or equal to 2.25:1.00 but greater than 2.00:1.00, 25% and (c) otherwise, 0%.

"ECP" means an "eligible contract participant" as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which is May 12, 2017.

"Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a natural person with the intent to sign, authenticate or accept such contract or record.

"Electronic System" means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

"Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, or injunctions issued or promulgated by any Governmental Authority, governing pollution, protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or human health or safety matters.

- 15-

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided, that, for all purposes other than Section 6.06 and the definition of "Restricted Payment", Equity Interests shall exclude (in each case prior to conversion or settlement into Equity Interests) Convertible Securities (irrespective of whether required to be settled in or converted into Equity Interests or cash), Permitted Call Spread Agreements and Permitted Forward Agreements.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business (whether or not incorporated), other than the Borrower, that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

"ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of any unpaid "minimum required contribution" (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, or with respect to a Multiemployer Plan, any failure to make a required contribution; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or is in "endangered" or "critical" or "critical and declining" status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor Person) from time to time.

"Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

"Event of Default" has the meaning assigned to such term in Article VII.

- 16-

"Exar Acquisition" has the meaning assigned to such term in the first recital hereto.

"Excess Cash Flow" means, for any fiscal year of the Borrower, the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization and non-cash compensation expense arising from equity awards) to the extent deducted in arriving at the Consolidated Net Income of the Borrower and its Restricted Subsidiaries;

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(iv) cash receipts in respect of Swap Agreements during such period to the extent not otherwise included in Consolidated Net Income of the Borrower and its Restricted Subsidiaries; and

(v) the amount of tax expense deducted in determining Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period to the extent it exceeds the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period; minus

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income of the Borrower and its Restricted Subsidiaries and non-cash gains to the extent included in arriving at such Consolidated Net Income of the Borrower and its Restricted Subsidiaries;

(ii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness (other than extensions of credit under any revolving credit facility or similar facility or other short-term Indebtedness);

(iii) the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of Capital Lease Obligations, (B) prepayments of Loans pursuant to Section 2.08(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) the amount of scheduled amortization payments in respect of the Term Loans, but excluding (X) all other prepayments or repurchases of Term Loans and (Y) all prepayments in respect of any revolving credit facility available to the Borrower or any of its Restricted Subsidiaries except, in the case of this clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the

- 17-

extent financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any revolving credit facility or similar facility or other short-term Indebtedness);

(iv) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(vi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness;

(vii) without duplication of amounts deducted pursuant to clause (x) below in prior periods, the amount of Investments made under clauses (g), (r), (w) and (x) of Section 6.04, except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness);

(viii) cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income;

(ix) the aggregate amount of any premium, make-whole or penalty payments paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short-term Indebtedness);

(x) without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the "Contract Consideration") entered into prior to or during such period relating to Investments permitted by Section 6.04, Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence of other Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short-term Indebtedness); provided that to the extent the aggregate amount utilized to finance such Investments permitted by Section 6.04, Permitted Acquisitions, Capital Expenditures or acquisitions during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters; and

(xi) cash payments during such period in respect of non-cash items expensed in a prior period but not reducing Excess Cash Flow as calculated for such prior period.

- 18-

"Excluded Property" means (i) any leasehold interest in real property and any fee owned real property, (ii) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (iii) letter of credit rights, except the extent perfection can be accomplished by filing of a UCC financing statement, and commercial tort claims in an individual amount reasonably estimated by the Borrower to be less than $10,000,000, (iv) pledges and security interests prohibited by applicable law, rule or regulation (including any legally effective requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other applicable law notwithstanding such prohibition, (v) Equity Interests in any Person other than Wholly Owned Subsidiaries, to the extent not permitted by the terms of such Person's organizational or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other applicable law notwithstanding such prohibition, (vi) any lease, permit, license or agreement or any property subject to a purchase money security interest, Capital Lease Obligations or similar arrangement permitted under this Agreement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, permit, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable law notwithstanding such prohibition, (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security afforded thereby, (viii) voting Equity Interests (including Equity Interests issued upon conversion or exchange of any Convertible Securities) in excess of 65% of the voting Equity Interests of any first-tier Subsidiary of any Loan Party, which Subsidiary is a CFC or CFC Holdco, or any of the Equity Interests of a Subsidiary of a CFC or CFC Holdco, (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited thereby (including any legally effective prohibition) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, (x) any U.S. trademark application filed on the basis of an intent-to-use such trademark prior to the filing with and acceptance by the United States Patent and Trademark Office of a "Statement of Use" or "Amendment to Allege Use" with respect thereto pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (xi) segregated deposit accounts holding funds solely on behalf of or for the benefit of unaffiliated third parties used solely as (a) payroll and other employee wage and benefit accounts, (b) sales tax accounts, (c) escrow accounts and (d) fiduciary or trust accounts, and, in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account, in each case, other than to the extent perfection may be accomplished by filing of a UCC financing statement and other than proceeds of Collateral, (xii) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower, (xiii) Margin Stock, (xiv) any acquired property acquired through an acquisition (including property acquired through acquisition or merger of another entity that is not a Subsidiary) securing assumed Indebtedness permitted under this Agreement, if at the time of such acquisition, the granting of a security interest therein or the pledge thereof is prohibited by contract or other agreement permitted under this Agreement binding on such acquired property (in each case, not created in contemplation of the acquisition or this Agreement

- 19-

thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other applicable law notwithstanding such prohibition, (xv) Equity Interests issued by Unrestricted Subsidiaries, Immaterial Subsidiaries, not-for-profit Subsidiaries and Special Purpose Entities and (xvi) subject to Section 5.15, Equity Interests in Entropic Communications (India) Private Limited; provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property unless such proceeds, substitutions or replacements themselves otherwise constitute Excluded Property.

"Excluded Subsidiary" means any of the following:

(a) each Immaterial Subsidiary,

(b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c) each Domestic Subsidiary that is prohibited (but only for so long as such Domestic Subsidiary is prohibited) from guaranteeing or granting Liens to secure the Secured Obligations by any applicable law, rule or regulation or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),

(d) each Domestic Subsidiary that is prohibited but only for so long as such Domestic Subsidiary by any applicable contractual requirement from guaranteeing or granting Liens to secure the Secured Obligations existing on the Effective Date or existing at the time such Subsidiary becomes a Subsidiary, so long as such prohibition did not arise as part of such acquisition (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e) any Foreign Subsidiary,

(f) any Domestic Subsidiary (i) that is a CFC Holdco or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,

(g) any other Domestic Subsidiary with respect to which the Borrower (in consultation with the Administrative Agent) reasonably determines that the cost (or adverse Tax consequences) of providing a Guarantee of or granting Liens to secure the Secured Obligations would be excessive in relation to the benefit to the Lenders to be afforded thereby,

(h) each Unrestricted Subsidiary,

(i) any not-for-profit Subsidiary, and

(j) any Special Purpose Entity.

"Excluded Swap Agreement" means (i) any Swap Agreement related to incentive stock, stock options, phantom stock or similar agreements entered into with current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries, (ii) any stock option or warrant agreement for the purchase of Equity Interests of the Borrower, (iii) any Swap Agreement for the purchase of Equity

- 20-

Interests or Indebtedness (including Convertible Securities) of the Borrower pursuant to delayed delivery contracts, (iv) any Permitted Call Spread Agreement, (v) any Permitted Forward Agreement, (vi) the purchase of Equity Interests or Indebtedness (including securities convertible into Equity Interests) of Borrower pursuant to delayed delivery contracts, accelerated stock repurchase contracts, forward contracts (including prepaid forward contracts) or other similar derivatives, contracts or agreements and (vii) any of the foregoing to the extent it constitutes a derivative embedded in a convertible security issued by the Borrower, which in the case of each of the foregoing (except to the extent that a Permitted Call Spread Agreement or Permitted Forward Agreement may so qualify) has not been entered into for speculative purposes.

"Excluded Swap Obligation" means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party's failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a "financial entity," as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time such Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Obligation is guaranteed by such Loan Party or security interest is or becomes illegal.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient's net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment, or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, such Lender acquires such interest in such Loan; provided that this clause (b)(i) shall not apply to an assignee pursuant to a request by the Borrower under Section 2.16(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired such applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.14(f) and (d) any Taxes imposed under FATCA.

"Existing Class Loans" has the meaning assigned to such term in Section 9.02(g).

"Extended Revolving Credit Commitment" has the meaning assigned to such term in Section 2.19(a).

"Extended Revolving Loan" has the meaning assigned to such term in Section 2.19(a).

- 21-

“Extended Term Loan” has the meaning assigned to such term in Section 2.19(a). “Extending Lender” has the meaning assigned to such term in Section 2.19(a). “Extension” has the meaning assigned to such term in Section 2.19(a). “Extension Amendment” has the meaning assigned to such term in Section 2.19(b). “Extension Election” has the meaning assigned to such term in Section 2.19(a). “Facility” means the respective facility and commitments utilized in making Loans hereunder, it being understood that, as of the Amendment No. 1 Effective Date there is one Facilityare two Facilities (i.e., the Initial Term B Facility and the 2020 Term A Facility) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder. “FATCA” m eans S ections 1 471 t hrough 1 474 o f t he C ode, a s o f t he E ffective D ate ( or a ny amended o r s uccessor v ersion t hat i s s ubstantively c omparable a nd n ot m aterially m ore o nerous t o comply w ith), a ny c urrent o r future regulations o r o fficial interpretations thereof a nd a ny a greements entered i nto p ursuant t o S ection 1 471(b) o f t he c urrent C ode ( or a ny a mended o r s uccessor v ersion described a bove), a nd any intergovernmental agreements (and any related law, regulations, or official rules) implementing the foregoing. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such d ay’s federal funds transactions b y d epositary institutions (as d etermined in such m anner as the NYFRB shall set forth on its public website from time to time) and published on the next immediately succeeding Business Day by the NYFRB as the federal funds effective rate. “Financial Covenant Cross Default” has the meaning set forth in Section 7.01(d). “Financial O fficer” m eans t he c hief f inancial o fficer, p rincipal a ccounting o fficer, t reasurer, controller or similar officer of the Borrower. “First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries, on a consolidated basis, that is secured by a Lien on any assets or property of the Borrower or the Restricted Subsidiaries as of such date (after giving effect to any incurrence or repayment of any such I ndebtedness o n s uch d ate) ( “Secured D ebt”) o n a s enior o r pari p assu b asis w ith t he T erm Facilities as of such date (after giving effect to any incurrence or repayment of any such Indebtedness on such date) to (b) Consolidated EBITDA for the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Section 4.01(j) or Section 5.01(a) or (b). “Fiscal Q uarter” m eans a f iscal q uarter o f t he B orrower ( the l ast d ate o f w hich s hall b e determined i n a ccordance w ith B orrower’s h istorical p ractice p rior t o t he E ffective D ate ( subject t o Section 6.09)). “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. - 22-

"GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.03.

"Governmental Approval" means (a) any authorization, consent, approval, license, waiver, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, sanction or publication of, by or with; (b) any notice to; (c) any declaration of or with; or (d) any registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Guarantee Agreement" means a guarantee agreement substantially in the form of Exhibit D, made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties.

"Guarantors" means each Restricted Subsidiary that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such Person (except to the extent such successor or assign is relieved from its obligations under the Guarantee Agreement pursuant to the provisions of this Agreement) until such Restricted Subsidiary is released as a Guarantor pursuant to the terms hereof.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedge Bank" means any Person that was an Agent, a Lender or an Affiliate thereof on the Effective Date with regard to Swap Agreements existing on the Effective Date or at the time it entered into a Swap Agreement with the Borrower or any of is Restricted Subsidiaries.

"Immaterial Subsidiaries" means each Restricted Subsidiary that either (a) generates less than 5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries or (b) holds assets that constitute less than 5% of all consolidated assets of the Borrower and its Restricted Subsidiaries, in each case as of the last day of the most recent Fiscal Quarter for which financial statements of the Borrower

- 23-

are available; provided that, if the consolidated revenues or consolidated assets of all Restricted Subsidiaries that would otherwise be an Immaterial Subsidiary pursuant to clauses (a) and (b) above equals or exceeds 10% of the consolidated revenues or consolidated assets, as applicable, of the Borrower and its Restricted Subsidiaries as of the last day of the most recent Fiscal Quarter for which financial statements of the Borrower are available, then the Borrower shall designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries that would otherwise be Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 10% threshold is met. As of the Effective Date, the only Subsidiaries designated by the Borrower as Immaterial Subsidiaries are listed on Schedule 1.01D.

"Impacted Interest Period" has the meaning assigned to such term in the definition of "LIBO Rate."

"Incremental Amendment" has the meaning assigned to such term in Section 2.17(a).

"Incremental Commitment" means any Incremental Revolving Credit Commitment or Incremental Term Loan Commitment.

"Incremental Equivalent Debt" means Indebtedness issued, incurred or otherwise obtained by any Loan Party in respect of one or more series of junior lien notes, senior unsecured notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)) or junior lien or unsecured loans that, in each case, if secured, will be secured by Liens on the Collateral on a junior priority basis to the Liens on Collateral securing the Secured Obligations, and that are issued or made in lieu of Incremental Loans; provided that (i) the aggregate principal amount of all Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the Maximum Incremental Amount at such time, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iv) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to a Permitted Junior Intercreditor Agreement and if such Incremental Equivalent Debt is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent and (v) at the time of incurrence, such Incremental Equivalent Debt has a final maturity date equal to or later than 91 days after the Latest Maturity Date then in effect with respect to, and has a Weighted Average Life to Maturity equal to or longer than, the Weighted Average Life to Maturity of, the Class of outstanding Term Loans with the then longest Weighted Average Life to Maturity.

"Incremental Loan" means an Incremental Term Loan or an Incremental Revolving Loan.

"Incremental Revolving Credit Commitment" means any incremental revolving credit commitment provided pursuant to Section 2.17.

"Incremental Revolving Lender" means a Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Loan.

"Incremental Revolving Facility" means the facility and commitments utilized to make Incremental Revolving Loans hereunder.

"Incremental Revolving Loans" means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to an Incremental Revolving Credit Commitment.

- 24-

"Incremental Term A Facility" means the facility and commitments utilized to make Incremental Term A Loans hereunder.

"Incremental Term A Loans" means any term A loans (i.e., having no more than a 5 year maturity, no less than 2.5% average annual amortization per annum (after giving effect to any grace period or initial period) and with lenders that are primarily commercial banks) made pursuant to Section 2.17(a).

"Incremental Term Loan Commitment" means the commitment of any Lender, established pursuant to Section 2.17, to make Incremental Term Loans to the Borrower.

"Incremental Term Loan Lender" means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

"Incremental Term Loans" means any additional term loans made pursuant to Section 2.17.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts and trade payables payable incurred in the ordinary course of business and (ii) any bona-fide earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the amount of all obligations of such Person with respect to the mandatory redemption, mandatory repayment or other mandatory repurchase of any Disqualified Stock of such Person (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided that the term "Indebtedness" shall not include (i) deferred or prepaid revenue or (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

"Indemnified Taxes" means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 9.03(b).

- 25-

"Initial Term B Borrowing" means any Borrowing comprised of Initial Term B Loans.

"Initial Term B Facility" means the Initial Term B Loan Commitments and the Initial Term B Loans made hereunder.

"Initial Term B Facility Maturity Date" means the seventh anniversary of the Effective Date.

"Initial Term B Lender" means a Lender with an Initial Term B Loan Commitment or an outstanding Initial Term B Loan.

"Initial Term B Loan Commitment" means, with respect to each Initial Term B Lender, the commitment of such Initial Term B Lender to make Initial Term B Loans hereunder. The amount of each Initial Term B Lender's Initial Term B Loan Commitment as of the Effective Date is set forth on Schedule 1.01B. The aggregate amount of the Initial Term B Loan Commitments as of the Effective Date is $425,000,000.

"Initial Term B Loans" means the term loans made by the Initial Term B Lenders to the Borrower on the Effective Date pursuant to Section 2.01(b)(i).

"Intellectual Property" means the following: (a) copyrights, mask works (including integrated circuit designs) and rights in works of authorship, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom, and all inventions, discoveries and designs claimed or described therein, (d) trade secrets, and other confidential information, including ideas, designs, concepts, compilations of information, databases and rights in data, methods, techniques, procedures, processes and other know-how, whether or not patentable and (e) all other intellectual property or industrial property.

"Intercompany Indebtedness" means any Indebtedness of the Borrower or any Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary; provided that the occurrence of any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to constitute a new incurrence of Indebtedness other than Intercompany Indebtedness by the issuer thereof.

"Intercreditor Agreement" means a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

"Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

"Interest Payment Date" means (a) with respect to any ABR Loan, (i) the first Business Day of each Fiscal Quarter beginning after the Effective Date and (ii) the applicable Maturity Date and (b) with respect to any Eurodollar Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (ii) the applicable Maturity Date.

- 26-

"Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, to the extent agreed to by all Lenders with Commitments or Loans of the applicable Class, such other period of twelve months or less than one month as is satisfactory to the Administrative Agent), as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Interpolated Rate" means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where "overnight screen rate" means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may reasonably select.

"Investment" has the meaning assigned to such term in Section 6.04.

"IRS" means the United States Internal Revenue Service.

"Junior Debt" has the meaning assigned to such term in Section 6.06(b).

"Junior Debt Prepayment" has the meaning assigned to such term in Section 6.06(b).

"Latest Maturity Date" means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, in each case then in effect on such date of determination.

"LCA Election" has the meaning assigned to such term in Section 1.05(b).

"LCA Test Date" has the meaning assigned to such term in Section 1.05(b).

"Lead Arrangers" means JPMorgan Chase Bank, N.A. and Deutsche Bank Securities Inc., in their capacities as joint lead arrangers and bookrunners.

"Lenders" means the Persons listed on Schedule 1.01B hereto and Schedule I to Amendment No. 1 and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

- 27-

"Leverage Condition" has the meaning assigned to such term in the definition of "Applicable Margin."

"LIBO Rate" means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page of such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the "LIBO Screen Rate") at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period"), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.11. Notwithstanding the foregoing, (i) with respect to the Initial Term B Loans, in no event shall the LIBO Rate for any Interest Period be less than, 0.75% at any time and (ii) with respect to the 2020 Term A Loans, in no event shall the LIBO Rate for any Interest Period be less than 0.00% at any time.

"LIBO Screen Rate" has the meaning assigned to such term in the definition of "LIBO Rate."

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge in the nature of a security interest or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that "Lien" shall not include any non-exclusive licenses or covenants not to assert under Intellectual Property.

"Limited Condition Acquisition" means any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the Equity Interests or assets or business of another Person or assets constituting a business unit, line of business or division of such Person (a) that is permitted by this Agreement and (b) for which third party financing (or commitments therefor (which may, for the avoidance of doubt, be Incremental Term Loan Commitments)) has been obtained and the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its Restricted Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

"Limited Condition Acquisition Agreement" means, with respect to any Limited Condition Acquisition, the definitive acquisition documentation in respect thereof.

"Loan Documents" means this Agreement and the Disclosure Letter, the Guarantee Agreement, the Security Documents, each Incremental Amendment, each Extension Amendment, each Refinancing Amendment, any Intercreditor Agreement to the extent then in effect and the Notes.

"Loan Parties" means the Borrower and each Guarantor.

"Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

"Margin Stock" has the meaning assigned to such term in Regulation U.

- 28-

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of the Loan Documents, taken as a whole, or the rights or remedies of the Administrative Agent or the Lenders thereunder, taken as a whole.

"Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

"Material Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Borrower within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC (or any successor provisions); provided that a 5% threshold shall be substituted in lieu of the 10% threshold in Rule 1-02(w) under Regulation S-X.

"Maturity Date" means a Term Facility Maturity Date or Revolving Facility Maturity Date, as applicable.

"Maximum Incremental Amount" shall mean, at any time, the sum of (i) $160,000,000 minus the amount of Incremental Commitments and Incremental Equivalent Debt previously established or incurred in reliance on this clause (i) plus (ii) the aggregate principal amount of (x) voluntary prepayments of the Term Loans and Incremental Term Loans and (y) voluntary prepayments of any Revolving Loans to the extent accompanied by a dollar-for-dollar permanent reduction in the Revolving Credit Commitments with respect thereto, in each case under clauses (x) and (y), other than prepayments from proceeds of long-term Indebtedness plus (iii) an unlimited amount so long as, in the case of this clause (iii) only, on a Pro Forma Basis (x) in the case of Incremental Commitments and Incremental Equivalent Debt which are secured by Collateral on a pari passu basis, the First Lien Leverage Ratio would not exceed 2.60 to 1.00 (calculated assuming the entire amount of such Incremental Commitment established pursuant to this clause (iii) was drawn on such date) and (y) in the case of Incremental Equivalent Debt that is unsecured or secured on a junior lien basis, the Total Leverage Ratio or Secured Leverage Ratio, respectively, would not in either case exceed 4.25 to 1.00 (it being understood that, unless specified otherwise in the applicable Incremental Amendment (at the Borrower's option), the Borrower shall be deemed to have used amounts under clause (ii) (to the extent compliant therewith) prior to utilization of amounts under clauses (i) or (iii) and the Borrower shall be deemed to have used amounts under clause (iii) (to the extent compliant therewith) prior to utilization of the amounts under clause (i)); provided that any Incremental Equivalent Debt incurred pursuant to clause (iii)(y) shall be deemed to be Secured Debt secured by the Collateral on a pari passu basis with the Initial Term Loans for purposes of any subsequent calculation of clause (iii)(x) of this Agreement.

"Maximum Rate" has the meaning assigned to such term in Section 9.14.

"Merger" means the merger of Merger Sub with and into the Target, with the Target surviving such merger as a Wholly Owned Subsidiary of the Borrower.

"Merger Sub" has the meaning assigned to such term in the first recital hereto.

"Moody's" means Moody's Investors Service, Inc.

- 29-

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Proceeds" means, with respect to any event, the cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such event net of (a) all Taxes paid (or reasonably estimated to be payable) by the Borrower or any of its Restricted Subsidiaries to third parties in connection with such event and the amount of any reserves established by the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (provided that any determination by the Borrower that Taxes estimated to be payable are not payable and any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of the estimated Taxes not payable or such reduction, as applicable), (b) all brokerage commissions and fees, attorneys' fees, accountants' fees, investment banking fees, underwriting discounts and other fees and out-of-pocket expenses (including survey costs, title insurance premiums and related search and recording charges) paid by the Borrower or any of its Restricted Subsidiaries to third parties in connection with such event, (c) in the case of a Disposition of an asset, (w) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition, (x) the amount of all payments that are permitted hereunder and are made by the Borrower and its Restricted Subsidiaries (or to establish an escrow for the future repayment thereof) as a result of such event to repay Indebtedness (other than Indebtedness under the Loan Documents or Indebtedness secured by Liens that are subject to an Intercreditor Agreement) secured by such asset (solely to the extent such asset is not Collateral) or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or its Restricted Subsidiaries.

"New Class Loans" has the meaning assigned to such term in Section 9.02(g).

"Non-Consenting Lender" has the meaning assigned to such term in Section 9.02(c).

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Notes" means any promissory notes issued pursuant to Section 2.07(eg).

"NYFRB" means the Federal Reserve Bank of New York.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term "NYFRB Rate" means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Obligations" means (a) the due and punctual payment by the Borrower or the applicable Loan Parties of (i) the principal of and premium, if any, and interest (including premium and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary

- 30-

obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Lenders under this Agreement and the other Loan Documents and (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents.

"OFAC" means Office of Foreign Assets Control of the United States Department of the Treasury.

"Order" means an order, writ, judgment, award, injunction, decree, ruling or decision of any Governmental Authority or arbitrator.

"Organizational Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Incremental Term Loans" has the meaning assigned to such term in Section 2.17(b)(i).

"Other Revolving Credit Commitments" means, collectively, (a) Incremental Revolving Credit Commitments, (b) Extended Revolving Credit Commitments to make Extended Revolving Loans and (c) Replacement Revolving Credit Commitments.

"Other Revolving Loans" means, collectively, (a) Incremental Revolving Loans, (b) Extended Revolving Loans and (c) Replacement Revolving Loans.

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

"Other Term Facilities" means the Other Term Loan Commitments and the Other Term Loans made thereunder.

- 31-

"Other Term Loan Commitments" means, collectively, (a) Incremental Term Loan Commitments and (b) commitments to make Refinancing Term Loans.

"Other Term Loans" means, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

"Participant" has the meaning set forth in Section 9.04(c).

"Participant Register" has the meaning set forth in Section 9.04(c).

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Perfection Certificate" means the Perfection Certificate with respect to the Loan Parties in the form attached hereto as Exhibit E, or such other form as is reasonably satisfactory to the Administrative Agent.

"Permitted Acquisition" has the meaning set forth in Section 6.04(g).

"Permitted Call Spread Agreements" means (a) any contract (including, but not limited to, any convertible bond hedge or capped call transaction) pursuant to which, among other things, the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon settlement, exercise or early termination of such option (such transaction, a "Bond Hedge Transaction") and (b) any contract pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option, or a combination thereof upon settlement, exercise or early termination of such warrants (such transaction, a "Warrant Transaction"), in each case entered into by the Borrower in connection with the issuance of Convertible Securities (including, without limitation, the exercise of any over-allotment or initial purchaser's or underwriter's option); provided that (i) the terms, conditions and covenants of such contract are customary for contracts of such type (as determined by the Borrower in good faith) and (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of the related Convertible Securities.

"Permitted Forward Agreements" means any contract (including, but not limited to, any accelerated share repurchase agreement, prepaid forward agreement, forward agreement or other share repurchase agreement in the form of an equity option or forward) pursuant to which, among other things, the counterparty is required to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such forward or option or a combination thereof from time to time upon settlement, exercise or early termination of such forward or option; provided, that the prepayment amount to be paid by Borrower to the counterparty in connection with such Permitted Forward Agreement will not exceed the net cash proceeds received by the Borrower from the sale of such Convertible Securities issued in connection with the Permitted

- 32-

Forward Agreement (including, without limitation, the exercise of any over-allotment or initial purchaser's or underwriter's option); provided, further, that the terms, conditions and covenants of such contract are customary for contracts of such type (as determined by the Borrower in good faith).

"Permitted Encumbrances" means:

(a) Liens imposed by law for Taxes that are not yet overdue for a period of more than thirty (30) days or are being contested in compliance with Section 5.05;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, health, disability, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(g) any obligations or duties affecting any of the property of the Borrower or the Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(h) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

(i) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Permitted First Lien Intercreditor Agreement" means, with respect to any Liens on Collateral that are intended to be equal in right of priority to the Liens securing the Secured Obligations, one or more intercreditor agreements, each of which shall be on terms which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Collateral

- 33-

Agent in the exercise of reasonable judgment, and reasonably satisfactory to the Borrower and the Collateral Agent.

"Permitted Foreign Investments" means any of the following, to the extent held in the ordinary course of business and not for speculative purposes; (i) investments in certificates of deposit, banker's acceptances and time deposits maturing within 364 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any office of any commercial bank organized under the laws of any jurisdiction outside of the United States of America, (ii) euros and Sterling, (iii) investments of the type and maturity described in clauses (a) through (g) of the definition of "Permitted Investments" of foreign obligors, which investments are reasonably appropriate in connection with any business conducted by the Borrower or its Subsidiaries (as determined by the Borrower in good faith) and which investments or obligors (or the parent companies of such obligors) have the ratings described in such clauses or equivalent ratings from S&P and Moody's and (iv) other short term investments utilized by the Borrower and its Subsidiaries in accordance with normal investment practices for cash management in such country in investments analogous to the investments described in clauses (a) through (g) of the definition of "Permitted Investments" and in this paragraph and which are reasonably appropriate in connection with any business conducted by the Borrower or its Subsidiaries in such country (as determined by the Borrower in good faith).

"Permitted Investments" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any state, commonwealth or territory thereof, or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 24 months with an aggregate portfolio weighted-average maturity of 12 months or less from the date of acquisition thereof and having, at such date of acquisition, short-term credit ratings of at least A-1 and P-1 by S&P and Moody's, respectively, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) and (b) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P and Aaa3 by Moody's or invest solely in the assets described in clauses (a) through (d) above;

(f) municipal (tax-exempt) investments with a maximum maturity of 24 months with an aggregate portfolio weighted-average maturity of 12 months or less (for securities where the

- 34-

interest rate is adjusted periodically (e.g. floating rate securities), the interest rate reset date will be used to determine the maturity date;

(g) variable rate notes issued by, or guaranteed by, any state agency, municipality or domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within 24 months with an aggregate portfolio weighted-average maturity of 12 months or less from the date of acquisition (the interest rate reset date will be used to determine the maturity date); and

(h) investments made pursuant to and in accordance with the Borrower's Board-Approved investment policy, as in effect on the Effective Date and as, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), may be amended, supplemented or otherwise modified from time to time.

"Permitted Junior Intercreditor Agreement" means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Secured Obligations, one or more intercreditor agreements, each of which shall be on terms which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Collateral Agent in the exercise of reasonable judgment, and reasonably satisfactory to the Borrower and the Collateral Agent.

"Permitted Refinancing Indebtedness" means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, replacement, exchange, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, exchanged, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, replacement, exchange, renewal or extension, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(f), such modification, refinancing, refunding, replacement, exchange, renewal or extension has a final maturity date equal to or later than the final maturity of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, exchanged, renewed or extended, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(f), at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being so modified, refinanced, refunded, replaced, exchanged, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, replaced, exchanged, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, replaced, exchanged, renewed or extended unless otherwise permitted under this Agreement and such Indebtedness shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and (e) (i) to the extent such Indebtedness being so modified, refinanced, refunded, replaced, exchanged, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, exchange, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, replaced, exchanged, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, replaced, exchanged, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced,

- 35-

refunded, replaced, exchanged, renewed or extended; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (iii) such Permitted Refinancing Indebtedness is not recourse to any Restricted Subsidiary (other than a Loan Party) that is not an obligor of the Indebtedness being so modified, refinanced, refunded, replaced, exchanged, renewed or extended and (iv) to the extent such indebtedness being so modified, refinanced, refunded, replaced, exchanged, renewed or extended is unsecured, such modified, refinanced, refunded, replaced, exchanged, renewed or extended indebtedness is unsecured or subordinated in right of payment to the Obligations.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Platform" has the meaning assigned to such term in Section 9.16.

"Pledged Collateral" has the meaning assigned to such term in the Security Agreement.

"Prepayment Event" means:

(a) any Disposition of any asset of the Borrower or any Restricted Subsidiary, including any sale or issuance to a Person other than the Borrower or any Restricted Subsidiary of Equity Interests in any Subsidiary, other than (i) Dispositions described in clause (a), (c), (d), (e), (f), (g), (h), (i), (l) or (m) of Section 6.05, and (ii) other Dispositions resulting in Net Proceeds not exceeding $5,000,000 for any individual transaction or series of related transactions;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Restricted Subsidiary resulting in Net Proceeds of $5,000,000 or more with respect to such event; or

(c) the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01 (other than Refinancing Term Loans and Refinancing Notes).

"Prime Rate" means the rate of interest *per annum* publicly announced from time to time by MUFG Bank, Ltd. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Pro Forma Basis" means, as to any Person, for all Specified Transactions that occur subsequent to the commencement of an applicable measurement period and on or prior to the date of determination

- 36-

except as set forth in Section 1.05(a), all calculations of the First Lien Leverage Ratio, the Secured Leverage Ratio, Consolidated EBITDA, the Total Leverage Ratio and the Total Net Leverage Ratio will give pro forma effect to such Specified Transactions as if such Specified Transactions occurred on the first day of such measurement period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Whenever any calculation is made on a Pro Forma Basis hereunder, such calculation shall be made in good faith by a Financial Officer; provided that no such calculation shall include cost savings or synergies unless such cost savings and synergies are either (x) in compliance with Regulation S-X under the Securities Act of 1933, as amended or (y) based on actions taken or to be taken within 18 months of the relevant transaction or otherwise consistent with clause (a)(ix) of the definition of "Consolidated EBITDA" and in an amount for any Test Period, when aggregated with the amount of any increase to Consolidated EBITDA for such Test Period pursuant to clause (a)(ix)(B) of the definition of "Consolidated EBITDA" (other than in connection with the Transactions), that does not exceed 20% of Consolidated EBITDA for such Test Period (calculated on a Pro Forma Basis but prior to giving effect to any increase pursuant to this clause (y) or clause (a)(ix)(B) of the definition of "Consolidated EBITDA").

"Pro Rata Extension Offers" has the meaning assigned to such term in Section 2.19(a).

"Pro Rata Share" has the meaning assigned to such term in Section 9.02(g).

"Proceeding" has the meaning assigned to such term in Section 9.03(b).

"Proposed Change" has the meaning assigned to such term in Section 9.02(c).

"Public Lender" has the meaning assigned to such term in Section 9.16.

"Qualified Equity Interests" means with respect to any Person any Equity Interest of such Person other than Disqualified Stock of such Person.

"Ratings Condition" has the meaning assigned to such term in the definition of "Applicable Margin."

"Recipient" means (a) the Administrative Agent and (b) any Lender, as applicable.

"Refinancing Amendment" has the meaning assigned to that term in Section 2.20(e).

"Refinancing Effective Date" has the meaning assigned to such term in Section 2.20(a).

"Refinancing Notes" means any secured or unsecured notes issued by the Borrower or any Guarantor (whether under an indenture or otherwise (other than this Agreement)) and the Indebtedness represented thereby; provided that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently repay Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount of the aggregate portion of the Loans so repaid and/or Commitments so replaced (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Maturity Date of the Loans prepaid therefrom or Commitments replaced therewith; (d) the

- 37-

Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Loans so repaid and/or Commitments so replaced; (e) the terms of such Refinancing Notes do not provide for any scheduled principal repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Credit Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) there shall be no obligor with respect thereto that is not a Loan Party; (g) if such Refinancing Notes are secured, the security agreements relating to such assets shall not extend to any assets not constituting Collateral and shall be no more favorable to the secured party or party, taken as a whole (determined by the Borrower in good faith) than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and such Refinancing Notes shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; and (h) all other terms applicable to such Refinancing Notes other than provisions relating to pricing, rate floors, discounts, fees, interest rate margins, optional prepayment, optional redemption and any other pricing terms (which pricing, rate floors, discounts, fees, interest rate margins, optional prepayment, optional redemption and other pricing terms shall not be subject to the provisions set forth in this clause (h)) taken as a whole shall (as determined by the Borrower in good faith) not be materially more favorable to the investors in respect of such Refinancing Notes than, the terms, taken as a whole (determined by the Borrower in good faith), applicable to the Loans so reduced or the Revolving Credit Commitments so replaced (except (i) to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or are otherwise reasonably acceptable to the Administrative Agent or (ii) to the extent Lenders holding Loans and Revolving Credit Commitments then outstanding also receive the benefit of the more favorable terms); provided that any such Refinancing Notes may contain any financial maintenance covenants, so long as any such covenant shall not be more restrictive on the Borrower and its Restricted Subsidiaries than (or in addition to) those applicable to the Loans or Revolving Credit Commitments then outstanding (unless such covenants are also added for the benefit of the Lenders, which shall not require consent of any Lender and which the Administrative Agent and the Borrower shall add upon the issuance of such Refinancing Notes)).

"Refinancing Term Loans" has the meaning assigned to such term in Section 2.20(a).

"Register" has the meaning set forth in Section 9.04(b)(iv).

"Registered Equivalent Notes" means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act of 1933 or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

"Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

- 38-

"Replacement Revolving Credit Commitments" has the meaning assigned to such term in Section 2.20(c).

"Replacement Revolving Facility" has the meaning assigned to such term in Section 2.20(c).

"Replacement Revolving Facility Effective Date" has the meaning assigned to such term in Section 2.20(c).

"Replacement Revolving Loans" has the meaning assigned to such term in Section 2.20(c).

"Repricing Event" means (a) any prepayment or repayment of any Initial Term B Loan with the proceeds of any Indebtedness in the form of term loans, or any conversion of any Initial Term B Loan into any new or replacement tranche of term loans, in each case having an All-in Yield lower than the All-in Yield (excluding for this purpose, upfront fees and original discount on the Initial Term B Loans) of such Initial Term B Loan at the time of such prepayment or repayment or conversion, but excluding any prepayment, repayment or conversion in connection with a Change in Control and (b) any amendment or other modification of this Agreement that, directly or indirectly, reduces the All-in Yield of any Initial Term B Loan, but excluding any amendment or modification in connection with a Change in Control.

"Required Lenders" means, at any time, Lenders having Credit Exposures and unfunded Commitments representing greater than 50% of the aggregate amount of Credit Exposures and unused Commitments at such time. The Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

"Required Revolving Lenders" means, at any time, Revolving Lenders having Revolving Credit Commitments or (if the Revolving Credit Commitments have terminated, Revolving Loans) that, taken together, represent more than 50% of the sum of all Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Revolving Loans at such time). The Revolving Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

"Required 2020 Term A Lenders" means, at any time, 2020 Term A Lenders having 2020 Term A Loans that, taken together, represent more than 50% of the aggregate principal amount of 2020 Term A Loans outstanding at such time. The 2020 Term A Loans of any Defaulting Lender shall be disregarded in determining Required 2020 Term A Lenders at any time.

"Requirement of Law" means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

"Resolution Authority" means anybody which has authority to exercise any Write-down and Conversion Powers.

"Responsible Officer" means the chief executive officer, president, vice president, chief financial officer, treasurer, or other similar officer of the Borrower.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any

- 39-

payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower; provided, that for the avoidance of doubt, any payments of accrued interest pursuant to the terms of any Convertible Security shall not constitute a Restricted Payment.

"Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

"Restructuring Transaction" means the Disposition by Borrower of its Equity Interests in MaxLinear Shanghai Co. Ltd. to MaxLinear Limited.

"Revolving Borrowing" means a Borrowing comprised of Revolving Loans.

"Revolving Credit Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender's Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.17 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender's Revolving Credit Commitment shall be as set forth in an Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. There were no Revolving Credit Commitments as of the Effective Date. After the Effective Date, Classes of Revolving Credit Commitments may be added or created pursuant to Extension Amendments, Incremental Amendments or Refinancing Amendments.

"Revolving Facility" means the Revolving Credit Commitments of any Class and the extensions of credit made hereunder by the Revolving Lenders of such Class and, for purposes of Section 9.02(b), shall refer to all such Revolving Credit Commitments as a single Class.

"Revolving Facility Maturity Date" means, with respect to any Class of Revolving Credit Commitments, the maturity date specified therefor in the applicable Extension Amendment, Incremental Amendment or Refinancing Amendment.

"Revolving Lender" means a Lender with a Revolving Credit Commitment and/or Revolving Loan.

"Revolving Loan" means a Loan made by a Revolving Lender pursuant to Section 2.01. Unless the context otherwise requires, the term "Revolving Loans" shall include the Other Revolving Loans.

"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.

"Sanctioned Country" means a country, region or territory that at any time is the subject or target of any comprehensive territorial Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of State, the U.S. Department of Commerce or by the United Nations Security Council, the European Union, any European Union Member State or Her Majesty's Treasury of the United Kingdom, (b) any Person operating, organized or

- 40-

resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council, the European Union, any European Union Member State or Her Majesty's Treasury of the United Kingdom.

"SEC" means the Securities and Exchange Commission of the United State of America.

"Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Effective Date.

"Secured Debt" has the meaning given to such term in the definition of "First Lien Leverage Ratio."

"Secured Hedge Agreement" means any Swap Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, including any such Swap Agreement that is in effect on the Effective Date. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.

"Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of Secured Debt to (b) Consolidated EBITDA for the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Section 4.01(j) or Section 5.01(a) or (b).

"Secured Obligations" means, collectively, (a) the Obligations, (b) obligations of the Borrower and its Restricted Subsidiaries in respect of any Secured Cash Management Agreement and (c) obligations of the Borrower and its Restricted Subsidiaries in respect of any Secured Hedge Agreement; provided that the Secured Obligations of any Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party, including, in the case of clauses (a) through (c), all interest and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

"Secured Parties" means, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement, each sub-agent appointed pursuant to Article VIII hereof by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document and each other Person to which any of the Secured Obligations is owed.

"Security Agreement" means the Security Agreement substantially in the form of Exhibit C dated as of the Effective Date among the Borrower, each Guarantor and the Collateral Agent.

"Security Documents" means the Security Agreement, the Bermuda Security Documents and each other security document or pledge agreement delivered by any Loan Party pursuant to Section 5.11 or Section 5.15 to secure any of the Secured Obligations, and all UCC or other financing statements or

- 41-

instruments of perfection required by this Agreement or any security agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement and any other document or instrument utilized to pledge as collateral for the Secured Obligations any property of whatever kind or nature.

"Special Purpose Entity" means a direct or indirect subsidiary of the Borrower, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Borrower and/or one or more Subsidiaries of the Borrower.

"Specified Representations" means those representations and warranties made by the Borrower and the Guarantors in Sections 3.01(i) (with respect to organizational existence of the Borrower and the Guarantors only), 3.01(ii) (with respect to the entry into the Loan Documents only), 3.02, 3.03(c), 3.09, 3.14, 3.17, 3.19 (the last sentence only) and 3.20 (with respect to only the Loan Documents delivered on the Effective Date and the collateral-related deliveries and actions made or taken on the Effective Date); provided that such representations shall be made only with respect to the Borrower and the Guarantors only.

"Specified Swap Obligation" means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

"Specified Transaction" means (i) any Disposition and any asset acquisition, Investment (or series of related Investments) (including the Exar Acquisition, any other Permitted Acquisition or any similar transaction or transactions), in each case, in excess of $25,000,000 , or any Restricted Payment, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary and (iii) any incurrence, repayment, repurchase or redemption of Indebtedness.

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Subsidiary" means any subsidiary of the Borrower.

- 42-

"Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that the term "Swap Agreement" shall exclude any Excluded Swap Agreement.

"Target" has the meaning assigned to such term in the first recital hereto.

"Target Material Adverse Effect" means any fact, circumstance, change or effect (each, an "Effect") that, individually or when taken together with all other such Effects that exist at the date of determination of the occurrence of the Target Material Adverse Effect, has had, or would reasonably be expected to have a material adverse effect on (i) the ability of the Target or its Subsidiaries to consummate the transactions contemplated by the Acquisition Agreement (including the Offer and the Merger (each as defined in the Acquisition Agreement)) in accordance with the terms hereof and applicable Law or (ii) the business, operations, financial condition or results of operation of the Target and its Subsidiaries, taken as a whole; provided, however, for purposes of clause (ii) only, that no Effects (by themselves or when aggregated with any other Effects) resulting from, relating to or arising out of the following shall be deemed to be or constitute a Target Material Adverse Effect, and no Effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects) shall be taken into account when determining whether a Target Material Adverse Effect has occurred or would reasonably be expected to occur:

(i) economic, financial or political conditions in the United States or any other jurisdiction in which the Target or any of its Subsidiaries has substantial business or operations, and any changes therein, but solely to the extent that such Effects (as defined in the Acquisition Agreement) do not have a disproportionate impact on the Target and its Subsidiaries, taken as a whole, relative to other semiconductor companies of comparable size;

(ii) conditions in the semiconductor industry, and any changes therein, but solely to the extent that such Effects do not have a disproportionate impact on the Target and its Subsidiaries, taken as a whole, relative to other semiconductor companies of comparable size;

(iii) conditions in the financial markets, and any changes therein, but solely to the extent that such Effects do not have a disproportionate impact on the Target and its Subsidiaries, taken as a whole, relative to other companies in the Target's industry;

(iv) the announcement or pendency of the Acquisition Agreement, the Offer, the Merger and the other transactions contemplated by the Acquisition Agreement;

(v) changes following the date of this Agreement in Law or GAAP (or any interpretations of GAAP);

(vi) any acts of war or natural disasters, but solely to the extent that such Effects do not have a disproportionate impact on the Target and its Subsidiaries, taken as a whole, relative to other semiconductor companies of comparable size;

(vii) any action (A) taken that is expressly required by the terms of the Acquisition Agreement (other than those required to be taken pursuant to Section 6.1 thereof) or (B) taken at the written request of the Borrower (solely with respect to actions not otherwise expressly

- 43-

required by the terms of the Acquisition Agreement) or with the prior written consent or approval of the Borrower after the date of the Acquisition Agreement; (viii) changes in the Target’s stock price or the trading volume of the Target stock in and of itself (it being understood that the underlying cause(s) of any such change may be taken into account unless otherwise excluded by this definition); or (ix) the failure to meet public estimates or forecasts of revenues, earnings or other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of r evenues, e arnings o r o ther financial m etrics, in a nd o f itself (it b eing u nderstood that the underlying cause(s) of any such change may be taken into account unless otherwise excluded by this definition). “Target Person” has the meaning assigned to such term in the last paragraph of Section 6.04. “Taxes” m eans a ll p resent o r f uture t axes, l evies, i mposts, d uties, d eductions, w ithholdings (including b ackup w ithholding), a ssessments, f ees o r o ther c harges i mposed b y a ny G overnmental Authority including any interest, additions to tax or penalties applicable thereto. “Term Facility” means each of the Initial Term B Facility, the 2020 Term A Facility and any Other Term Facility. “Term Facility Maturity Date” means, as the context may require, (a) with respect to the Initial Term B Facility, the Initial Term B Facility Maturity Date, and (b(b) with respect to the 2020 Term A Loans, the 2020 Term A Loan Maturity Date and (c) with respect to any other Class of Term Loans, the maturity d ates s pecified t herefor i n t he a pplicable I ncremental T erm L oan A mendment, E xtension Amendment or Refinancing Amendment. “Term Loan” means the Initial Term B Loans, the 2020 Term A Loans and/or the Other Term Loans. “Term L oan B orrowing” m eans a ny I nitial T erm B B orrowing, a ny 2 020 T erm A L oan Borrowing or any Borrowing of Other Term Loans. “Term Loan Commitment” means the commitment of a Term Loan Lender to make Term Loans, including Initial Term B Loans, 2020 Term A Loans and/or Other Term Loans, in each case, as set forth on Schedule 1.01B hereto and Schedule I of Amendment No. 1 or the applicable Incremental Term Loan Amendment or Refinancing Amendment. “Term L oan L ender” m eans a L ender h aving a T erm L oan C ommitment o r t hat h olds T erm Loans. “Test Period” means each period of four consecutive Fiscal Quarters of the Borrower then last ended (in each case taken as one accounting period). “Total Leverage Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal amount of Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries, on a c onsolidated b asis, a s o f s uch d ate ( after g iving e ffect t o a ny i ncurrence o r p repayment o f Indebtedness on such date) to (b) Consolidated EBITDA for the most recently ended Test Period on or prior t o s uch d ate f or w hich f inancial s tatements h ave b een d elivered p ursuant t o Section 4 .01(j) o r Section 5.01(a) or (b). - 44-

"Total Net Leverage Ratio" means, as of any date of determination, the ratio of (a) the (x) aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of such date (after giving effect to any incurrence or repayment of any such Indebtedness on such date) *minus* (y) up to $50,000,000 of Unrestricted Cash on such date to (b) Consolidated EBITDA for the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

"Transactions" means the Exar Acquisition, the other transactions contemplated by the Acquisition Agreement and the entering into and initial funding of the Initial Term B Facility as of the Effective Date.

"Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

"Undisclosed Administration" means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

"Unrestricted Cash" means, on any date of determination, the aggregate amount of cash and Permitted Investments of the Borrower and the Guarantors that would not appear as "restricted" on a consolidated balance sheet of the Borrower and the Guarantors (unless such amounts are restricted in connection with any Facility or the Liens created pursuant to any Loan Documents).

"Unrestricted Subsidiary" means (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower in accordance with Section 5.14); and (2) any Subsidiary of an Unrestricted Subsidiary.

"USA PATRIOT Act" has the meaning set forth in Section 9.17.

"U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning assigned to such term in Section 2.14(f)(ii)(b)(3).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, for the avoidance of doubt, that clause (i) shall not include any payment (whether in cash, securities or other property) on account of the redemption, repurchase, conversion or settlement with respect to any Convertible Securities (including,

- 45-

without limitation, as a result of a change of control, asset sale or other fundamental change or any early conversion in accordance with the terms of such Convertible Securities).

"Wholly Owned Subsidiary" means any Subsidiary of the Borrower all the Equity Interests of which (other than directors' qualifying shares and Equity Interests held by other Persons to the extent such Equity Interests are required by applicable law to be held by a Person other than the Borrower or one of its Subsidiaries) is owned by the Borrower or one or more Wholly Owned Subsidiaries.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Withholding Agent" means any Loan Party and the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

"Write-down and Conversion Powers" means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in EU Bail-In Legislation Schedule; and

(b) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a Person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a Person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities,

- 46-

accounts and contract rights. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if GAAP requires the Borrower subsequent to the Effective Date to cause operating leases to be treated as capitalized leases, then such change shall not be given effect hereunder, and those types of leases which were treated as operating leases as of the Effective Date shall continue to be treated as operating leases and not capitalized leases. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at "fair value," as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

Section 1.05. Pro Forma Calculations.

(a) For purposes of any calculation of the First Lien Leverage Ratio, Secured Leverage Ratio, Consolidated EBITDA, Total Leverage Ratio or Total Net Leverage Ratio, in the event that any Specified Transaction has occurred during the Test Period for which the First Lien Leverage Ratio, Secured Leverage Ratio, Consolidated EBITDA, Total Leverage Ratio or Total Net Leverage Ratio is being calculated or following the end of such Test Period and on or prior to the date of determination, such calculation shall be made on a Pro Forma Basis.

(b) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom but excluding any determination of whether extensions of credit may be made under any Revolving Facility) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower's election to exercise such option in connection with any Limited

- 47-

Condition Acquisition, an "LCA Election"), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the "LCA Test Date") and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower or the target of such Limited Condition Acquisition) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition, any other Specified Transaction or any other action being taken in connection therewith is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II

The Credits

Section 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein each Revolving Lender agrees to make Revolving Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's aggregate Revolving Loans exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein (i) each Initial Term B Lender agrees to make Initial Term B Loans to the Borrower in dollars on the Effective Date in an amount equal to such Lender's Initial Term B Loan Commitment and (ii) each Incremental Term Loan Lender with an Incremental Term Loan Commitment agrees to make Incremental Term Loans to the Borrower in dollars on the relevant borrowing date in an amount equal to such Lender's applicable Incremental Term Loan Commitment. All such Term Loans shall be made on the applicable date by making immediately available funds available to the Administrative Agent's designated account or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower, not later than the time specified by the Administrative Agent. The full amount of the Initial Term B Loan Commitments must be drawn in a single drawing on the Effective Date. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

(c) Subject to the terms and conditions set forth herein and in Amendment No. 1, each 2020 Term A Lender agrees to make 2020 Term A Loans to the Borrower in dollars on the Amendment No. 1 Effective Date in an amount equal to such 2020 Term A Lender's 2020 Term A Loan Commitment. All

- 48-

such 2020 Term A Loans shall be made on the applicable date by making immediately available funds available to the Administrative Agent's designated account or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower, not later than the time specified by the Administrative Agent. The full amount of the 2020 Term A Loan Commitments must be drawn in a single drawing on the Amendment No. 1 Effective Date. Amounts repaid or prepaid in respect of 2020 Term A Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under such Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

(b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.16 and 2.18 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03. Requests for Borrowings. To request a Borrowing (other than a continuation or conversion, which is governed by Section 2.05), the Borrower shall notify the Administrative Agent of such request by telephone (or, by e-mail in accordance with Section 9.01): (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by e-mail, hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B and signed by the Borrower. Each such telephonic, electronic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing and the Class of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

- 49-

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v) the location and number of the Borrower's account or such other account or accounts designated in writing by the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.04(a).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

Section 2.05. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

- 50-

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (or, by e-mail in accordance with Section 9.01) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic (or electronic) Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, email or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit F and signed by the Borrower.

(c) Each telephonic, electronic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06. Termination and Reduction of Commitments.

(a) Unless previously terminated in accordance with the terms of this Agreement, the Revolving Credit Commitments shall terminate on the applicable Revolving Facility Maturity Date, the Initial Term B Loan Commitments shall terminate upon the funding of the Initial Term B Loans, the 2020 Term A Loan Commitments shall terminate upon the funding of the 2020 Term A Loans and any other Term Loan Commitments shall terminate as provided in the applicable Incremental Amendment or Refinancing Amendment.

- 51-

The B orrower m ay a t a ny t ime t erminate o r f rom t ime t o t ime r educe t he R evolving (b) Credit Commitments; provided that (i) each partial reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Revolving Loans of all Lenders would exceed the aggregate Revolving Credit Commitments. The B orrower s hall n otify t he A dministrative A gent o f a ny e lection t o t erminate o r (c) reduce the Revolving Credit Commitments under clause (b) of this Section at least three (3) Business Days p rior t o t he e ffective d ate o f s uch t ermination o r r eduction, s pecifying s uch e lection a nd t he effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the L enders o f t he c ontents t hereof. A n otice o f t ermination o f t he R evolving C redit C ommitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or consummation of any other transaction, in which case such notice may be revoked by the Borrower ( by n otice t o t he A dministrative A gent o n o r p rior t o t he s pecified e ffective d ate) i f s uch condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments of any Class shall be made ratably among t he R evolving L enders i n a ccordance w ith t heir r espective R evolving C redit C ommitments o f such Class. Repayment of Loans; Evidence of Debt. Section 2.07. The Borrower hereby unconditionally promises to pay to the Administrative Agent for (a) the accounts of the applicable Lenders the then unpaid principal amount of each Borrowing no later than the applicable Maturity Date. Subject to adjustment pursuant to Section 2.08(hg), the Borrower shall repay the Initial Term B Loans on each March 31, June 30, September 30 and December 31 to occur during t he t erm o f t his A greement ( commencing o n S eptember 3 0, 2 017) a nd o n t he I nitial T erm B Facility Maturity Date or, if any such date is not a Business Day, on the next succeeding Business Day, in an aggregate principal amount of such Initial Term B Loans equal to 0.25% of the aggregate principal amount of such Initial Term B Loans incurred on the Effective Date, with the balance of all Initial Term B Loans payable on the Initial Term B Facility Maturity Date. Subject t o a djustment p ursuant to S ection 2 .08(g), the B orrower shall repay the 2020 (b) Term A L oans o n e ach d ate s et f orth b elow o r, i f a ny such d ate is n ot a B usiness D ay, o n the n ext succeeding Business Day, in the amounts set forth below, with the balance of all 2020 Term A Loans payable on the 2020 Term A Loan Maturity Date: Date Amount December 31, 2020 $2,187,500 March 31, 2021 $2,187,500 June 30, 2021 $2,187,500 September 30, 2021 $2,187,500 December 31, 2021 $4,375,000 March 31, 2022 $4,375,000 June 30, 2022 $4,375,000 September 30, 2022 $4,375,000 December 31, 2022 $6,562,500 March 31, 2023 $6,562,500 June 30, 2023 $6,562,500 - 52-

In the event that any Other Term Loans are made, the Borrower shall repay such Other (c) Term Loans on the dates and in the amounts set forth in the related Incremental Amendment, Extension Amendment or Refinancing Amendment. (b) Each L ender s hall m aintain i n a ccordance w ith i ts u sual p ractice a n a ccount o r (d) accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The A dministrative A gent s hall m aintain a ccounts i n w hich i t s hall r ecord ( i) t he (e) amount o f e ach L oan m ade h ereunder, the C lass a nd Type thereof a nd the I nterest P eriod a pplicable thereto, (ii) the amount of any principal and interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (bd) or (ce) of (f) this S ection s hall b e prima facie e vidence o f t he e xistence a nd a mounts o f t he o bligations r ecorded therein a bsent m anifest e rror; provided that the failure o f a ny L ender o r the A dministrative A gent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans made by it be evidenced by a promissory note. (g) In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Prepayment of Loans. Section 2.08. The Borrower shall have the right at any time and from time to time to prepay (without (a) premium o r p enalty e xcept w ith r espect t o I nitial T erm B L oans a s p rovided i n Section 2 .08(e), i f applicable) any Borrowing of any Class in whole or in part, subject to prior notice in accordance with clause (d) of this Section, in a minimum amount equal to $1,000,000 or any integral multiple of $500,000 in excess thereof; provided that the foregoing shall not prohibit prepayment in an amount less than the denominations specified above if the amount of such prepayment constitutes the remaining outstanding balance of the Borrowing being prepaid. In the event and on each occasion that any Net Proceeds are received by the Borrower or (b) any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall on the day such Net Proceeds a re r eceived ( or, i n t he c ase o f a P repayment E vent d escribed i n c lause ( a) o r ( b) o f t he definition of the term “Prepayment Event,” within five (5) Business Days after such Net Proceeds are received) b y t he B orrower o r s uch R estricted S ubsidiary, p repay T erm L oans i n a n a mount e qual t o 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” the Borrower or any Restricted Subsidiary may cause the Net Proceeds f rom s uch e vent ( or a p ortion t hereof) t o b e i nvested w ithin 3 65 d ays a fter r eceipt b y t he Borrower or such Restricted Subsidiary of such Net Proceeds in the business of the Borrower and its Restricted Subsidiaries (including to consummate any Permitted Acquisition (or any other acquisition of all o r s ubstantially a ll t he a ssets o f ( or a ll o r s ubstantially a ll the a ssets c onstituting a b usiness u nit, - 53-

division, p roduct l ine o r l ine o f b usiness o f) a ny P erson) p ermitted h ereunder), i n w hich c ase n o prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or such portion of such Net Proceeds so invested) except to the extent of any such Net Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered i nto a n a greement o r b inding c ommitment t o i nvest s uch N et P roceeds), a t w hich t ime a prepayment shall be required in an amount equal to the Net Proceeds that have not been so invested (and no prepayment shall be required to the extent the aggregate amount of such Net Proceeds that are not reinvested i n a ccordance w ith t his Section 2 .08(b) d oes n ot e xceed $ 10,000,000 i n a ny f iscal y ear); provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness. In the event that the Borrower has Excess Cash Flow for any fiscal year of the Borrower, (c) commencing with the fiscal year ending December 31, 2018, the Borrower shall, within five (5) Business Days after the date financial statements are required to be delivered pursuant to Section 5.01(a) for such fiscal year, prepay an aggregate principal amount of Term Loans in an amount equal to the excess of (x) the E CF P ercentage o f E xcess C ash F low f or s uch f iscal y ear o ver ( y) t he a ggregate a mount o f ( i) prepayments of Loans pursuant to Section 2.08(a) during such fiscal year and (ii) purchases of Loans pursuant t o Section 9 .04(e) b y t he B orrower o r a ny R estricted S ubsidiary d uring s uch f iscal y ear (determined by the actual cash purchase price paid by such Person for any such purchase and not the par value of the Loans purchased by such Person) (in each case other than with the proceeds of long-term Indebtedness and, in the case of any prepayment of Revolving Loans pursuant to Section 2.08(a), only to the e xtent a ccompanied b y a p ermanent r eduction o f R evolving C redit C ommitments o n a dollar-for-dollar basis). Prior to a ny o ptional o r m andatory p repayment of Borrowings under this Section, the (d) Borrower shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. Amounts required to be applied to prepay Term Loans pursuant to clause (b) or (c) above (other than from the Net Proceeds of Refinancing Term Loans or Refinancing Notes which shall be applied to the Class or Classes of Term Loans selected by the Borrower) shall be applied on a pro rata basis to each outstanding Class of Term Loans based on the then outstanding amount of Term Loans of each Class (except, with respect to any Other T erm L oans, t o t he e xtent t he a pplicable I ncremental A mendment, E xtension A mendment o r Refinancing Amendment establishing such Other Term Loans provides that such Other Term Loans will participate on a less than pro rata basis). Mandatory prepayments shall be applied without premium or penalty. Notwithstanding the foregoing, any Term Lender m ay elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) at least one Business Day (or such shorter period a s m ay b e e stablished b y t he A dministrative A gent) p rior t o t he r equired p repayment d ate, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than an optional prepayment p ursuant t o p aragraph ( a) o f t his S ection o r a p repayment p ursuant t o c lause ( c) o f t he definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined may be retained by the Borrower. - 54-

In the event any Initial Term B Loans are subject to a Repricing Event prior to the date (e) that is six months after the Effective Date, then each Lender whose Initial Term B Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Initial Term B Loans pursuant to Section 2.16, in each case in connection with such Repricing Event shall be paid an amount equal to 1.00% o f t he a ggregate p rincipal a mount o f s uch L ender’s I nitial T erm B L oans s o p repaid, r epaid, assigned or repriced. In t he e vent a nd o n e ach o ccasion t hat t he a ggregate p rincipal a mount o f R evolving (f) Loans exceeds the total Revolving Credit Commitments, the Borrower shall prepay the Borrowings under the Revolving Facility in an aggregate principal amount equal to such excess. The B orrower s hall n otify t he A dministrative A gent b y t elephone ( or b y e -mail i n (g) accordance w ith Section 9 .01 a nd i n a ny e vent a s c onfirmed b y t elecopy) o f a ny p repayment o f a Borrowing hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of such prepayment (or such later time as the Administrative Agent may agree), and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. If a notice of optional prepayment is conditioned upon the effectiveness of other credit facilities or c onsummation o f a ny o ther t ransaction, t hen s uch n otice o f p repayment m ay b e r evoked b y t he Borrower ( by n otice t o t he A dministrative A gent o n o r p rior t o t he s pecified e ffective d ate) i f s uch condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each prepayment of a Revolving Borrowing shall be a pplied r atably t o t he R evolving L oans i ncluded i n t he p repaid R evolving B orrowing a nd e ach prepayment o f a Term Loan Borrowing pursuant to Section 2.08(a) shall be applied to the remaining scheduled payments of the applicable Term Loans included in the prepaid Term Loan Borrowing in such order as directed by the Borrower, but absent such direction, in direct order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and in the case of any prepayment o f E urodollar L oans p ursuant to this Section 2 .08 o n a ny d ay p rior to the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable L ender ( which r equest s hall s et f orth i n r easonable d etail t he b asis f or r equesting s uch amount) pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2 .13. E ach p repayment o f I nitial T erm B L oans a nd 2 020 T erm A L oans, a s a pplicable, pursuant to Sections 2.08(b) and (c) shall be applied to the remaining scheduled amortization payments of the Initial Term B Loans and 2020 Term A Loans, as applicable, in direct order of maturity. Notwithstanding the foregoing, if the Borrower reasonably determines in good faith that (h) the repatriation to the Borrower of any amounts attributable to Foreign Subsidiaries that are required to be prepaid pursuant to Section 2.08(b) or (c) would result in material adverse tax consequences or is prohibited or delayed by any Requirement of Law (including financial assistance and corporate benefit restrictions a nd f iduciary a nd s tatutory d uties o f t he r elevant d irectors), t hen t he B orrower a nd i ts Restricted Subsidiaries shall not be required to prepay such amounts as required under Section 2.08(b) and (c) for so long as material tax consequences would result or the applicable Requirement of Law will not permit repatriation to the Borrower, as applicable. Notwithstanding anything in this Section 2.08 to the contrary, in the event that any Term (i) Loan of any Lender is to be repaid on any date from the proceeds of other Term Loans to be funded on such date then, if agreed to by the Borrower and such Lender in writing provided to the Administrative Agent, a ll o r a ny p ortion o f t he T erm L oan o f s uch L ender t hat w ould h ave b een r epaid f rom t he proceeds o f s uch o ther T erm L oans m ay, i nstead, b e c onverted o n a “cashless r oll” b asis into a like principal amount of such other Term Loan. - 55-

Section 2.09. Fees.

(a) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a commitment fee in dollars, which shall accrue at the Applicable Commitment Fee Rate (if applicable) on the daily amount of the unused Revolving Credit Commitment of such Revolving Lender during the Availability Period. Accrued commitment fees shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year and on the Revolving Facility Maturity Date, commencing on the first such date to occur after the effectiveness of such Revolving Credit Commitment. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.10. Interest.

(a) The Revolving Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Revolving Loans. The Initial Term B Loans comprising each ABR Term Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Initial Term B Loans. The 2020 Term A Loans comprising each ABR Term Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR 2020 Term A Loans.

(b) The Revolving Loans comprising each Eurodollar Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Revolving Loans. The Initial Term B Loans comprising each Eurodollar Term Loan Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Initial Term B Loans. The 2020 Term A Loans comprising each Eurodollar Term Loan Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar 2020 Term A Loans.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Initial Term B Loans or ABR 2020 Term A Loans, as applicable, as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal

- 56-

amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given by the Administrative Agent when such circumstances no longer exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.12. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of "Excluded Taxes" and (C) Connection Income Taxes) with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

- 57-

and the result of any of the foregoing shall be to increase the cost to such Lender or to such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount), then, within 10 days following request of such Lender or such other Recipient, the Borrower will pay to such Lender or such other Recipient (accompanied by a certificate in accordance with paragraph (c) of this Section), as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered within 10 days following request of such Lender (accompanied by a certificate in accordance with paragraph (c) of this Section); provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.

(c) A certificate of a Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but not lost profits) within 10 days following request of such Lender (accompanied by a certificate described below in this Section). In the

- 58-

case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14. Taxes.

(a) Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax in respect of any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) [Reserved].

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

- 59-

(f) Status of Lenders.

Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing,

(a) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, two executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2) two executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender's conduct of a United States trade or business (a "U.S. Tax Compliance Certificate") and (y) two executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner (e.g., where the Lender is a partnership or a participating Lender), two executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming

- 60-

the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);

(c) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(f) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything in this Section 2.14 to the contrary, no Lender shall be required to deliver any documentation pursuant to this Section 2.14(f) that it is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 2.14(f).

(g) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.14(g) shall not be construed to require the Administrative Agent or any Lender

- 61-

to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h) Survival. Each party's obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder for such payment or, if no such time is expressly required, prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day solely for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the applicable account specified in Schedule 2.15 or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of subclause (b) of the

- 62-

definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.15(c) shall b e t reated a s h aving a cquired s uch p articipation o n t he e arlier d ate(s) o n w hich s uch L ender acquired t he a pplicable i nterest(s) i n t he C ommitment(s) a nd/or L oan(s) t o w hich s uch p articipation relates. Unless the Administrative Agent shall have received notice from the Borrower prior to (d) the d ate o n w hich a ny p ayment i s d ue t o t he A dministrative A gent f or t he a ccount o f t he L enders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on d emand t he a mount s o d istributed t o s uch L ender w ith i nterest t hereon, f or e ach d ay f rom a nd including t he d ate s uch a mount i s d istributed t o i t t o b ut e xcluding t he d ate o f p ayment t o t he Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If a ny L ender s hall f ail t o m ake a ny p ayment r equired t o b e m ade b y i t p ursuant t o (e) Section 2.04, 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the a ccount o f s uch L ender t o s atisfy s uch L ender’s o bligations u nder s uch S ections u ntil a ll s uch unsatisfied obligations are fully paid. Any proceeds of any Collateral securing the Secured Obligations in connection with any (f) enforcement o r a ny b ankruptcy o r i nsolvency p roceeding s hall b e a pplied, s ubject t o a ny a pplicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts t hen d ue t o t he A gents f rom t he L oan P arties, second, t o p ay a ny f ees o r e xpense reimbursements then due to the Lenders from the Loan Parties, third, to pay interest and commitment fees then due and payable hereunder ratably, fourth, to prepay principal on the Loans and to pay any amounts o wing w ith r espect t o t he S ecured C ash M anagement A greements a nd S ecured H edge Agreements, ratably (with amounts applied to any such Term Loans applied to installments of the Term Loans ratably in a ccordance w ith the then o utstanding amounts thereof), fifth, to the payment of any other Secured Obligation due to any Secured Party and sixth, after all of the Secured Obligations have been p aid i n f ull ( other t han c ontingent i ndemnification o bligations n ot y et d ue a nd o wing), t o t he Borrower. Notwithstanding the foregoing in this Section 2 .15(f), a mounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Mitigation Obligations; Replacement of Lenders. Section 2.16. If any Lender requests compensation under Section 2.12, or if the Borrower is required (a) to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the a ccount o f a ny L ender p ursuant t o Section 2 .14, t hen s uch L ender s hall ( at t he r equest o f t he Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such d esignation o r a ssignment w ithin 1 0 d ays f ollowing r equest o f s uch L ender ( accompanied b y reasonable back-up documentation relating thereto). - 63-

If any Lender requests compensation under Section 2.12, or if the Borrower is required (b) to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) above, or if any Lender is a D efaulting L ender, a N on-Consenting Lender or any Lender refuses to m ake an Extension Election pursuant t o Section 2 .19, then the B orrower m ay, a t its sole e xpense a nd e ffort, u pon n otice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments made pursuant to Sections 2.12 and 2.14) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of the applicable Loans or Commitments, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.08(e), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender or refusing to make an Extension Election, the applicable assignee shall have consented to the applicable amendment, waiver or consent or shall have agreed to make such Extension Election, as applicable. A Lender shall not be required to make any such assignment and delegation if, prior t hereto, a s a r esult o f a w aiver b y s uch L ender o r o therwise, t he c ircumstances e ntitling t he Borrower to require such assignment and delegation cease to apply. Incremental Commitments. Section 2.17. At a ny t ime p rior t o t he r epayment i n f ull o f a ll L oans a nd t he t ermination o f a ll (a) Commitments hereunder, the Borrower may, by written notice to the Administrative Agent (which the Administrative Agent shall promptly furnish to each Lender), request that one or more Persons (which may i nclude t he t hen-existing L enders; provided t hat n o L ender s hall b e o bligated t o p rovide s uch Incremental C ommitments a nd m ay e lect o r d ecline i n i ts s ole d iscretion t o p rovide I ncremental Commitments) e stablish I ncremental R evolving C redit C ommitments o r I ncremental T erm L oan Commitments under this paragraph (a), it being understood that (x) if such Incremental Commitment is to be provided by a Person that is not already a Lender, the Administrative Agent shall have consented to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 9.04(b) in the event of an assignment to such Person (such consent not to be unreasonably withheld) and (y) the Borrower may agree to accept less than the amount of any proposed Incremental Commitment. The m inimum a ggregate p rincipal a mount o f I ncremental C ommitments e stablished p ursuant t o a ny Incremental A mendment s hall b e $ 10,000,000 ( or s uch l esser a mount a s m ay b e a greed b y t he Administrative A gent). I n n o e vent s hall t he a ggregate a mount o f a ny I ncremental C ommitments established a t a ny time p ursuant to this clause (a) exceed the Maximum I ncremental Amount at such time. I ncremental C ommitments s hall b e e stablished p ursuant t o a n a mendment, s upplement o r amendment and restatement (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Person providing an Incremental Commitment and t he A dministrative A gent. E ach I ncremental A mendment m ay, w ithout the c onsent o f a ny o ther Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent, to (x) effect the provisions o f t his Section 2 .17 o r ( y) t o t he e xtent t he t erms a nd c onditions o f t he I ncremental Commitments are more favorable to the Lenders than comparable terms existing in the Loan Documents, - 64-

to bring the terms and conditions of the existing Loans in line with the terms and conditions of the Incremental Loans necessary to achieve fungibility.

Notwithstanding the foregoing, no Incremental Revolving Credit Commitments or Incremental Term Loans shall become effective under this Section 2.17 unless on the proposed date of the effectiveness of such Incremental Commitment (i) the Administrative Agent shall have received a certificate dated such date and executed by a Responsible Officer of the Borrower that, subject to the proviso set forth below, the conditions set forth in clauses (a) and (c) of Section 4.02 shall have been satisfied and (ii) the Administrative Agent shall have received documents from the Borrower substantially consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such Incremental Commitment; provided that, with respect to any Incremental Term Loan Commitment incurred for the primary purpose of financing a Limited Condition Acquisition ("Acquisition-Related Incremental Commitments"), clause (i) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of effectiveness of the related Limited Condition Acquisition Agreement, no Event of Default or Default is in existence or would result from entry into such Limited Condition Acquisition Agreement, (2) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 is in existence immediately before or immediately after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects (or in all respects if qualified by materiality) as of the date of effectiveness of the applicable Limited Condition Acquisition Agreement and (4) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, customary "Sungard" representations and warranties (with such representations and warranties to be reasonably determined by the Administrative Agent and the Borrower) shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Commitment.

(b) The Loan Parties and each Incremental Term Loan Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitments of such Incremental Term Loan Lender and/or Incremental Revolving Lender. Each Incremental Amendment shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Credit Commitments; provided that:

(i) any commitments to make Incremental Term Loans in the form of additional Initial Term B Loans shall have the same terms as the Initial Term B Loans, and shall form part of the same Class of Initial Term B Loans, (x) any commitments to make Term Loans with pricing, maturity, amortization and/or other terms different from the Initial Term B Loans ("Other Incremental Term Loans") shall be subject to compliance with clauses (ii) through (vi) below,

(ii) the Other Incremental Term Loans and Incremental Revolving Loans incurred pursuant to clause (a) of this Section 2.17 shall be secured by Liens that rank equal in priority with the Liens securing the existing Loans,

(iii) the final maturity date of (A) any such Other Incremental Term Loans (other than any Incremental Term A Loans) shall be no earlier than the Maturity Date applicable to Initial Term B Loans and (B) any such Other Incremental Term Loans shall be no earlier than the Maturity Date applicable to the 2020 Term A Loans, and, except as to pricing, amortization and final maturity date (which shall, subject to the other clauses of this proviso, be determined by the

- 65-

Borrower and the Incremental Term Loan Lenders in their sole discretion), the Other Incremental Term Loans shall have terms, to the extent not consistent with the Initial Term B Loans or otherwise permitted under this Section 2.17(b), including by clause (vii) hereof, that are (x) not more favorable, taken as a whole, to the Lenders providing such Incremental Term Loans than the terms of the Initial Term B Loans or (y) otherwise reasonably acceptable to the Administrative Agent; provided that any Incremental Term A Facility and Incremental Revolving Facility may, to the extent agreed by the relevant Lenders and the Borrower, have covenants and events of default that, taken as a whole, are materially more restrictive than those applicable to the Initial Term B Loans as determined in good faith by the Borrower (in consultation with the Administrative Agent) so long as any such covenants and events of default are solely for the benefit of the relevant Lenders providing such Incremental Term A Loans or Incremental Revolving Loans,

(iv) the Weighted Average Life to Maturity of (A) any such Other Incremental Term Loans (other than any Incremental Term A Loans) shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term B Loans and (B) any such Other Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the 2020 Term A Loans,

(v) there shall be no borrower (other than the Borrower) or guarantor (other than the Guarantors) in respect of any Incremental Term Loan Commitments or Incremental Revolving Credit Commitments,

(vi) Other Incremental Term Loans and Incremental Revolving Credit Commitments shall not be secured by any asset of the Borrower or its Subsidiaries other than the Collateral,

(vii) the interest rate margins, fees and, subject to clauses (iii) and (iv) above with respect to Other Incremental Term Loans, amortization schedule applicable to the Loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Incremental Revolving Lenders or Incremental Term Loan Lenders; provided that in the event that the All-in Yield for any Incremental Term Loan incurred by the Borrower prior toafter the first anniversary of theAmendment No. 1 Effective Date under any Incremental Term Loan Commitment is higher than the All-in Yield for the outstanding Initial2020 Term BA Loans hereunder immediately prior to the incurrence of the applicable Incremental Term Loans by more than 50 basis points, then the Applicable Margins for the Initial2020 Term BA Loans at the time such Incremental Term Loans are incurred shall be increased to the extent necessary so that the All-in Yield for the Initial2020 Term BA Loans is equal to the All-in Yield for such Incremental Term Loans minus 50 basis points, and

(viii) notwithstanding anything to the contrary, to the extent agreed to by the relevant Lenders and the Borrower, any Incremental Amendment with respect to Incremental Revolving Commitments or Incremental Term A Loans, as applicable, may (i) include, with respect to Incremental Revolving Commitments only, customary provisions with respect to swingline loans and letters of credit to be issued pursuant to such Incremental Revolving Commitments and/or (ii) include one or more financial maintenance covenants that are solely for the benefit of the Lenders with such Incremental Revolving Commitments or Incremental Term A Loans, as applicable, and that may be amended or waived in any manner solely by Lenders with a percentage of such Incremental Revolving Commitments or Incremental Term A Loans, as applicable, specified in such Incremental Amendment and a breach of which would allow such Lenders to terminate such Incremental Revolving Commitments or Incremental Term A Loans, as applicable, and declare all amounts owing thereunder to be immediately due and payable (and

- 66-

any such breach of such financial maintenance covenants shall not constitute an Event of Default for purposes of any Term Loans (other than any such Incremental Term A Loans) unless and until t he o utstanding p rincipal a mount o f s uch I ncremental R evolving C ommitments o r Incremental Term A Loans, as applicable, were accelerated or terminated as a result thereof), with a ll s uch p rovisions d escribed a bove t o b e r easonably s atisfactory t o t he A dministrative Agent. Each party hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby. Any amendment to this Agreement or any other L oan D ocument t hat i s n ecessary t o e ffect t he p rovisions o f t his Section 2 .17 shall b e d eemed “Loan Documents” hereunder. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans and Incremental Term A Loans), when originally made, are included i n e ach B orrowing o f t he o utstanding I nitial T erm B L oans o n a p ro rata b asis, a nd (ii) a ll Revolving Loans in respect of Incremental Revolving Credit Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Loans on a pro rata basis. Notwithstanding a nything t o t he c ontrary, t his Section 2 .17 shall supersede a ny p rovisions in Section 2.15 or Section 9.02 to the contrary. Defaulting Lenders. Section 2.18. Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in (a) this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: Waivers a nd A mendments. S uch D efaulting L ender’s r ight t o a pprove o r (i) disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders.” Defaulting Lender Waterfall. Any payment of principal, interest, fees or other (ii) amounts r eceived b y t he A dministrative A gent f or t he a ccount o f s uch D efaulting L ender (whether v oluntary o r m andatory, a t m aturity, p ursuant t o Article V II o r Section 2 .08(f) o r otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, t o t he p ayment o f a ny a mounts o wing b y s uch D efaulting L ender t o t he Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has f ailed t o f und i ts p ortion t hereof a s r equired b y t his A greement, a s d etermined b y t he Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment o f a ny a mounts o wing t o t he L enders a s a r esult o f a ny j udgment o f a c ourt o f competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any j udgment o f a c ourt o f c ompetent j urisdiction o btained b y t he B orrower a gainst s uch Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans - 67-

in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans of the applicable Class to be held pro rata by the Lenders in accordance with the Commitments of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(c) Termination of a Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Revolving Lender that is a Defaulting Lender upon not less than two (2) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.18(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 2.19. Extensions of Loans and Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Credit Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Credit Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender ("Pro Rata Extension Offers"), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender's Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender's Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender's Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender's

- 68-

Loans); provided that any Lender offered or approached to provide an Extension (as defined below), may elect to or decline in its sole discretion to provide an Extension. For the avoidance of doubt, the reference to "on the same terms" in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Credit Commitments of such Revolving Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an "Extension") agreed to between the Borrower and any such Lender (an "Extending Lender") will be established under this Agreement by implementing an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an "Extended Term Loan") or an Other Revolving Credit Commitment for such Lender if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an "Extended Revolving Credit Commitment," and any Revolving Loan made pursuant to such Extended Revolving Credit Commitment, an "Extended Revolving Loan"). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Credit Commitment shall become effective (the "Extension Election"), which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an "Extension Amendment") and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Credit Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Credit Commitments; provided, that (i) no Default shall have occurred and be continuing at the time the offering document in respect of a Pro Rata Extension Offer is delivered to the Lenders, (ii) the representations and warranties set forth in Article III shall be true and correct in all material respects (or in all respects if qualified by materiality) as of the date of effectiveness of the Extension Amendment, (iii) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (iv) and (v) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates and (vi) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Credit Commitment shall have (x) the same terms as the existing Class of Revolving Credit Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent. Each Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.19. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Credit Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

- 69-

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender's Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender's Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment), (iii) all Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended and (iv) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Credit Commitments.

(e) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Notwithstanding anything to the contrary, this Section 2.19 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

Section 2.20. Refinancing Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, "Refinancing Term Loans") or Refinancing Notes under a separate agreement, in each case, to refinance outstanding Term Loans in whole or in part and shall be made pursuant to procedures reasonably acceptable to the Borrower and the Administrative Agent, all Net Proceeds of which are used to refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a "Refinancing Effective Date") on which the Borrower proposes that the Refinancing Term Loans shall be made or Refinancing Notes shall be made or issued, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i) immediately before and immediately after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) the final maturity date of the Refinancing Term Loans or Refinancing Notes shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

- 70-

(iv) the aggregate principal amount of the Refinancing Term Loans or Refinancing Notes shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans or Refinancing Notes (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) not be materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the refinanced Term Loans (except to the extent such covenants and other terms (1) are also added for the benefit of the Lenders holding Term Loans outstanding on the Refinancing Effective Date, which shall not require consent of the Lenders holding the Term Loans or Revolving Credit Commitments outstanding on the Refinancing Effective Date and which the Administrative Agent shall add to this Agreement effective on such Refinancing Effective Date, (2) apply solely to any period after the then applicable Latest Maturity Date of the Term Loans outstanding on the Refinancing Effective Date, or (3) are otherwise reasonably acceptable to the Administrative Agent); provided that any such Refinancing Term Loans or Refinancing Notes may contain any financial maintenance covenants, so long as any such covenant shall not be more restrictive to the Borrower than (or in addition to) those applicable to the Term Loans or Revolving Credit Commitment outstanding on the Refinancing Effective Date (unless such covenants are also added for the benefit of the Lenders holding the Term Loans or Revolving Credit Commitments outstanding on the Refinancing Effective Date, which shall not require consent of the Lenders holding the Term Loans or Revolving Credit Commitments outstanding on the Refinancing Effective Date and which the Administrative Agent shall add to this Agreement effective on such Refinancing Effective Date);

(vi) there shall be no borrower and no guarantors other than the Loan Parties in respect of such Refinancing Term Loans and Refinancing Notes;

(vii) Refinancing Term Loans and Refinancing Notes shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral; and

(viii) Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.

(b) The Borrower may approach any Lender or any other Person that would be a permitted assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities ("Replacement Revolving Facilities") providing for revolving commitments ("Replacement Revolving Credit Commitments" and the revolving loans thereunder, "Replacement Revolving Loans"), or Refinancing

- 71-

Notes under a separate agreement, in each case, which replace in whole or in part any Class of Revolving Credit Commitments under this Agreement. Each such notice shall specify the date (each, a "Replacement Revolving Facility Effective Date") on which the Borrower proposes that the Replacement Revolving Credit Commitments or Refinancing Notes shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that (i) immediately before and immediately after giving effect to the establishment of such Replacement Revolving Credit Commitments or Refinancing Notes on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied, (ii) after giving effect to the establishment of any Replacement Revolving Credit Commitments or issuance of Refinancing Notes and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including upfront fees) and accrued interest associated therewith; (iii) no Replacement Revolving Credit Commitments or Refinancing Notes shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Credit Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility or Refinancing Notes, as applicable (other than provisions relating to fees, interest rates and other pricing terms), and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Credit Commitments or Refinancing Notes, as applicable, and taken as a whole shall (as determined by the Borrower in good faith) not be materially less favorable to the Borrower and its Subsidiaries than, those, taken as a whole, applicable to the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms (1) are also added for the benefit of the Lenders holding the other Revolving Credit Commitments then outstanding, which shall not require consent of the Lenders holding Term Loans or Revolving Credit Commitments then outstanding and which the Administrative Agent shall add to this Agreement upon the applicable Replacement Revolving Facility Effective Date, (2) apply solely to any period after the Latest Maturity Date in effect at the time of incurrence or (3) are otherwise reasonably acceptable to the Administrative Agent); provided that any such Replacement Revolving Facilities or Refinancing Notes may contain any financial maintenance covenants, so long as any such covenant shall not be more restrictive to the Borrower than (or in addition to) those applicable to the other Revolving Credit Commitments outstanding on the Refinancing Effective Date (unless such covenants are also added for the benefit of the Lenders holding the other Revolving Credit Commitments outstanding on the Refinancing Effective Date, which shall not require consent of the Lenders holding Term Loans or Revolving Credit Commitments then outstanding and which the Administrative Agent shall add to this Agreement upon the applicable Replacement Revolving Facility Effective Date); (v) there shall be no borrower and no guarantors other than the Loan Parties in respect of such Replacement Revolving Facility or Refinancing Notes; and (vi) Replacement Revolving Credit Commitments and extensions of credit thereunder or Refinancing Notes shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral.

(d) The Borrower may approach any Lender or any other Person that would be a permitted assignee of a Revolving Credit Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Credit Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment. Any Replacement Revolving Credit Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Refinancing

- 72-

Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments.

(e) The Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Credit Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a "Refinancing Amendment") and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Credit Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Credit Commitment, such Lender will be deemed to have an Other Revolving Credit Commitment having the terms of such Replacement Revolving Credit Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.20), (i) no Refinancing Term Loan or Replacement Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Credit Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iii) all Refinancing Term Loans, Replacement Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the other Secured Obligations. Each Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.20.

Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01. Organization. Each of the Borrower and its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, and (ii) has the requisite power and authority to conduct its business as it is presently being conducted, except in the case of clause (i) (other than with respect to any Loan Party), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries are qualified and licensed in all jurisdictions where they are required to be so qualified or licensed to operate their business except where the failure to so qualify or be licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party's corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, constitutes, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable against the Borrower or such other

- 73-

Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of the Loan Documents by each Loan Party party thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been (or, in the case of filings relating to the consummation of the Merger, substantially contemporaneously with the funding of the Initial Term B Loans on the Effective Date will be) obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or (ii) any applicable Order of any Governmental Authority, in each case except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of any Loan Party, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness binding upon the Borrower or any of its Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries (other than pursuant to a Loan Document) except to the extent such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

Section 3.04. Financial Statements; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and statements of operations, changes in equity and cash flows as of and for the (y) fiscal year ended December 31, 2016, reported on by Grant Thornton LLP, independent certified public accountants, and (z) the fiscal years ended December 31, 2015 and December 31, 2014, reported on by Ernst & Young LLP, independent certified public accountants, (ii) its unaudited consolidated balance sheet and statements of operations and cash flows as of and for the Fiscal Quarter ended March 31, 2017, (iii) the Target's audited consolidated balance sheet and statements of operations, changes in equity and cash flows as of and for the fiscal year ended March 27, 2016, March 29, 2015 and March 30, 2014, reported on by BDO USA, LLP, independent certified public accountants, and (iv) the Target's consolidated balance sheet and statements of operations and cash flows as of and for each of the Fiscal Quarters ended July 3, 2016, October 2, 2016 and January 1, 2017. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and the Target and its consolidated Subsidiaries, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) and (iv) above.

(b) The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended December 31, 2016, prepared giving effect to the Transactions as if the Transactions had occurred on such date, in the case of such balance sheet, or at the beginning of such period, in the case of such statements of operations. Such pro forma consolidated balance sheet and pro forma statements of operations present fairly, in all material respects, the pro forma financial position and results of operations of the Borrower and its consolidated

- 74-

Subsidiaries as of and for the period of 12 consecutive months ended on December 31, 2016, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be.

(c) Since the Effective Date, there has been no event, circumstance or condition that has had or would reasonably be expected to have a Material Adverse Effect on the business, assets, property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole.

Section 3.05. Properties. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, or easements or other limited property interests in, all its real and tangible personal property material to its business, except (i) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) as individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07. Compliance with Laws. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use all Intellectual Property reasonably necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use which would not reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) the operation of the Borrower's and its Restricted Subsidiaries' respective businesses, including the use of Intellectual Property, by the Borrower and its Restricted Subsidiaries, does not infringe on or violate the rights of any Person, (b) no Intellectual Property of the Borrower or any of its Restricted Subsidiaries is being infringed upon or violated by any Person in any material respect, and (c) no claim is pending or threatened in writing challenging the ownership, use or the validity of any Intellectual Property of the Borrower or any Restricted Subsidiary.

Section 3.09. Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10. Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except

- 75-

(a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves (to the extent required by GAAP) or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA.

Section 3.12. Labor Matters. On the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing that would reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Requirements of Law dealing with such matters in any manner that would reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower and its Restricted Subsidiaries except to the extent non-payment or failure to accrue would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries is bound that would reasonably be expected to have a Material Adverse Effect.

Section 3.13. Insurance. The properties of the Borrower and each of its Restricted Subsidiaries are insured with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

Section 3.14. Solvency. Immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries (on a going concern basis) will exceed its debts and liabilities, subordinate, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries (on a going concern basis) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Borrower (on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinate, contingent or otherwise as they become absolute and matured in the ordinary course of business; and (d) the Borrower (on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15. Subsidiaries. Schedule 3.15 to the Disclosure Letter sets forth, as of the Effective Date after giving effect to the Exar Acquisition, (a) the name, type of organization and jurisdiction of organization of each direct Subsidiary of each Loan Party, (b) the percentage of each class

- 76-

of Equity Interests owned by each Loan Party in each of its direct Subsidiaries and (c) each joint venture in which any Loan Party owns any Equity Interests, and identifies each such direct Subsidiary of a Loan Party that is a Domestic Subsidiary, a Guarantor and a Foreign Subsidiary, in each case as of the Effective Date after giving effect to the Exar Acquisition.

Section 3.16. Disclosure. None of the reports, financial statements, certificates or other written information (other than projections, financial estimates, forecasts and other forward-looking information, and other information of a general economic or industry specific nature) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Loan Document or delivered hereunder, together with filings of the Borrower and its Restricted Subsidiaries with the SEC, when furnished and taken as a whole (as modified or supplemented by other information so furnished), contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Loan Document or delivered hereunder, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material).

Section 3.17. Federal Reserve Regulations. No part of the proceeds of any Loan will be used by the Borrower or any Restricted Subsidiary in any manner that would result in a violation of Regulation U or Regulation X. Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 3.18. Use of Proceeds. The proceeds of the (i) Loans on the Effective Date shall be used to (~~i~~x) finance the Exar Acquisition, (~~ii~~y) pay fees and expenses incurred in connection with the Transactions and (~~iii~~z) for working capital and general corporate purposes and (ii) 2020 Term A Loans on the Amendment No. 1 Effective Date shall be used, together with cash on hand of the Borrower and its Subsidiaries, to finance the 2020 Acquisition and the other 2020 Acquisition Transactions and any remaining proceeds of the 2020 Term A Loans made on the Amendment No. 1 Effective Date shall be used for general corporate purposes.

Section 3.19. Anti-Corruption Laws; Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and, to the knowledge of the Borrower, its and its Subsidiaries' respective directors and agents, are in compliance with Anti-Corruption Laws, the USA Patriot Act, and applicable Sanctions. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower after due inquiry, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities established hereby, is a Sanctioned Person. No Borrowing or proceeds of any Loan will be used in a manner that violates any Anti-Corruption Law or applicable Sanctions.

- 77-

Section 3.20. Security Documents.

(a) Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral to the extent described therein and to the extent that a security interest in such Collateral can be created under the UCC. As of the Effective Date, in the case of the Pledged Collateral described in the Security Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement when financing statements are filed in the applicable filing offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Encumbrances) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent a security interest in such Collateral can be created under the UCC, as security for the Secured Obligations to the extent perfection in such collateral can be obtained by filing Uniform Commercial Code financing statements or possession, in each case prior and superior in right to the Lien of any other Person (subject to Liens permitted by Section 6.02).

(b) When the Security Agreement or a short form thereof is filed and recorded in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States registered trademarks and United States issued patents, United States trademark and patent applications and United States registered copyrights and exclusive licenses of United States registered copyrights, in each case prior and superior in right to the Lien of any other Person, subject to Liens permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and issued patents, trademark and patent applications and registered copyrights and exclusive licenses of registered copyrights acquired by the Loan Parties after the Effective Date or any U.S. intent-to-use trademark applications that are no longer after the Effective Date, deemed Excluded Property).

ARTICLE IV

Conditions

Section 4.01. Effective Date. The obligations of the Lenders to make the Initial Term B Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower either (i) a counterpart of this Agreement signed on behalf of the Borrower or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of Wilson Sonsini Goodrich & Rosati, P.C. LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

- 78-

(c) The Administrative Agent shall have received a copy of (i) the Organizational Documents of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party's jurisdiction of incorporation, organization or formation.

(d) The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower in connection with this Agreement on or prior to the Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e) The Administrative Agent shall have received promissory notes for each of the Lenders who requested such notes at least three (3) Business Days prior to the Effective Date.

(f) The Collateral and Guarantee Requirement shall have been satisfied; *provided* that if to the extent any security interest in Collateral (including the perfection of any security interest) (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates, if any, evidencing equity interests of any material wholly-owned Domestic Subsidiary of any Loan Party (other than the Target and any of its Subsidiaries) that is part of the Collateral) is not perfected or provided on the Effective Date after the Borrower's use of commercially reasonable efforts to do so without undue burden or expense, the provision and perfection of such Collateral and with respect to Equity Interests to be subject to the Bermuda Security Documents, creation, provision and perfection, and security interest shall not constitute a condition precedent to the availability of the Initial Term B Loans on the Effective Date but shall be required to be perfected or provided in accordance with Section 5.15.

(g) [Reserved.]

(h) The Administrative Agent shall have received (i) a solvency certificate substantially in the form of Exhibit H and signed by a Financial Officer confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions to occur on the Effective Date and (ii) a certificate of a Responsible Officer certifying that the condition in Section 4.01(n) has been satisfied.

(i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information required with respect to the Loan Parties by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act to the extent reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Effective Date.

(j) The Administrative Agent shall have received the financial statements referred to in Section 3.04(a) and (b).

(k) The Exar Acquisition shall have been, or shall substantially concurrently with the initial credit extension on the Effective Date be, consummated in all material respects in accordance with the

- 79-

Acquisition Agreement (without giving effect to any consent or amendment, change or supplement or waiver of any provision thereof (including any change in purchase price) in any manner that is materially adverse to the interests of the Lenders or the Lead Arrangers in their capacities as such, except to the extent that the L ead A rrangers h ave p reviously c onsented thereto in w riting) (such c onsent n ot to b e unreasonably withheld, delayed or conditioned). [Reserved]. (l) No Target Material Adverse Effect shall have occurred and be continuing. (m) (i) The Specified Representations shall be true and correct in all material respects on and (n) as of the Effective Date, provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (ii) the Acquisition Agreement Representations shall be true and correct in all material respects on and as of the Effective Date, provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date. The A dministrative A gent s hall h ave r eceived a B orrowing R equest a s r equired b y (o) Section 2.03. The A dministrative A gent shall n otify the B orrower a nd the L enders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02). Each Credit Event After the Effective Date. The obligation of each Lender to Section 4.02. make a L oan a fter t he E ffective D ate ( excluding a ny I nterest E lection R equest), i s s ubject t o t he satisfaction of the following conditions: The representations and warranties of each Loan Party set forth in this Agreement and (a) any other Loan Document shall be true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. The A dministrative A gent s hall h ave r eceived a B orrowing R equest a s r equired b y (b) Section 2.03. At the time of and immediately after giving effect to such Loan, no Default shall have (c) occurred and be continuing. Each Loan made after the Effective Date (excluding any Interest Election Request) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (c) of this Section. ARTICLE V Affirmative Covenants Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that: - 80-

Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, for distribution to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2017, the audited consolidated balance sheet and related statements of operations, changes in equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, of the Borrower and its consolidated Subsidiaries as of such year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception, qualification or explanatory paragraph with respect to or resulting from an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower (commencing with the Fiscal Quarter ended June 30, 2017), the consolidated balance sheet and related statements of operations and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, of the Borrower and the consolidated Subsidiaries, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing on such date and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if the Borrower has any Unrestricted Subsidiaries during the related fiscal period, setting forth in a reasonably detailed schedule, a comparison of the consolidated results under clause (a) or (b) above with the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries ~~and~~, (iii) in the case of a certificate delivered concurrently with the delivery of financial statements under clause (a) above only, beginning with financial statements for the fiscal year ending December 31, 2018, setting forth the Borrower's calculation of Excess Cash Flow and (iv) beginning with financial statements for the fiscal year ending December 31, 2020, setting forth the Borrower's calculation of its Total Leverage Ratio and Total Net Leverage Ratio;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request in writing;

- 81-

(f) within 90 days following the end of each fiscal year, commencing with the fiscal year ending December 31, 2017, a forecasted budget in reasonable detail of the Borrower and the Restricted Subsidiaries for such fiscal year; and

(g) promptly following any reasonable request thereof, all information and/or documentation relating to the Borrower and its Subsidiaries necessary to comply with the USA PATRIOT Act or for Administrative Agent to confirm compliance with the USA PATRIOT Act in connection with this Agreement.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at ~~www.MaxLinear.com~~www.MaxLinear.com (or any other address notified by the Borrower to the Administrative Agent from time to time) or (ii) on which such documents are delivered to the Administrative Agent. The Administrative Agent shall post such documents on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall be obligated to pay for all start-up and on-going maintenance costs associated with such Internet or intranet website pursuant to Section 9.03. The Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (d) of this Section 5.01 shall be deemed satisfied upon Borrower's filing or furnishing its 10-K or 10-Q, as applicable, with the SEC via the EDGAR filing system or any successor electronic delivery procedures, in each case, within the time periods specified in such paragraphs.

Section 5.02. Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent, for distribution to each Lender, written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; ~~and~~

(c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and

(d) any change in the Borrower's public corporate rating from S&P or public corporate family rating from Moody's that would cause the Ratings Condition to become satisfied or fail to be satisfied.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party's legal name, (b) in any Loan Party's type of organization, (c) in any Loan Party's jurisdiction of organization or (d) in any Loan

- 82-

Party's organizational identification number (if any), which notice shall in any event be given within 30 days after such change. The Borrower agrees to promptly (and in any event within ten (10) Business Days after request therefor or such longer period as the Administrative Agent shall agree) furnish the Collateral Agent all information requested by the Collateral Agent and required in order to make all filings under the UCC or other applicable U.S. laws and take (or to cause the applicable Loan Party to take) all necessary action to ensure that the Collateral Agent does continue following such change to have a valid, legal and perfected security interest in all the Collateral of such Loan Party, subject to the limitations and exceptions contained in the Loan Documents. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed, to the extent not covered by insurance.

Section 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any transaction permitted under Section 6.05.

Section 5.05. Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

Section 5.06. Maintenance of Properties. Except as permitted under Section 6.03 and Section 6.05 the Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and (b) with respect to Intellectual Property rights owned by the Borrower and its Restricted Subsidiaries, maintain, renew, protect and defend such Intellectual Property, except, in the case of each of the foregoing clauses (a) and (b) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.07. Insurance.

(a) The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) maintain, insurance with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates, and (b) within thirty (30) days after the Effective Date (or such later date as the Collateral Agent may agree in its reasonable discretion), except as otherwise agreed by the Administrative Agent, cause the Collateral Agent to be listed as loss payee on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in the United States of America and as an additional insured on all general liability policies maintained by any Loan Party.

- 83-

In c onnection w ith t he c ovenants s et f orth i n t his Section 5 .07, i t i s u nderstood a nd (b) agreed that: (i) the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.07, it being understood that the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage; and (ii) the amount and type of insurance that the Borrower and its Restricted Subsidiaries has in e ffect a s o f t he E ffective D ate a nd t he c ertificates l isting t he C ollateral A gent a s l oss p ayee o r additional insured, as the case may be, satisfy for all purposes the requirements of this Section 5.07. Books and Records; Inspection and Audit Rights. The Borrower will, and will Section 5.08. cause e ach of its Restricted Subsidiaries to, k eep proper books of record and account in a m anner to allow financial statements of the Borrower and its Restricted Subsidiaries to be prepared in all material respects in conformity with GAAP in respect of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (acting on its own behalf or on behalf of the Lenders), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from i ts b ooks a nd r ecords, a nd t o d iscuss i ts a ffairs, f inances a nd c ondition w ith i ts o fficers a nd independent a ccountants, a ll a t s uch r easonable t imes d uring n ormal b usiness h ours a nd a s o ften a s reasonably r equested; provided t hat, o nly t he A dministrative A gent o n b ehalf o f t he L enders m ay exercise r ights o f t he A dministrative A gent a nd t he L enders u nder t his Section 5 .08 a nd t he Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the reasonable expense of the Borrower; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity t o p articipate i n a ny d iscussions w ith t he B orrower’s i ndependent a ccountants. Notwithstanding anything to the contrary in this Section 5.08, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent o r a ny L ender ( or t heir r espective r epresentatives o r c ontractors) i s p rohibited b y L aw o r a ny binding agreement between the Borrower or any of the Restricted Subsidiaries and a Person that is not the Borrower or any of the Restricted Subsidiaries or any other binding agreement not entered into in contemplation o f p reventing s uch d isclosure, i nspection o r e xamination o r ( iii) i s s ubject t o attorney-client or similar privilege or constitutes attorney work-product; provided that the Borrower shall use c ommercially r easonable e fforts t o s ecure t he r equisite c onsent t o d isclose s uch d ocuments o r information and will notify the Administrative Agent that such information is being withheld in reliance on this sentence. Compliance with Laws. The Borrower will, and will cause each of its Restricted Section 5.09. Subsidiaries to, comply with all Requirements of Laws (including ERISA and Environmental Laws) and Orders applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect a nd e nforce p olicies a nd p rocedures d esigned t o f acilitate c ompliance b y t he B orrower, i ts Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, the USA Patriot ACT, and applicable Sanctions. Use of Proceeds. The proceeds of the Loans made (a) on the Effective Date will Section 5.10. be used to (i) finance the Exar Acquisition and (ii) pay fees and expenses incurred in connection with the Transactions, and (b) after the Effective Date, will be used for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents; provided that the proceeds of - 84-

the 2020 Term A Loans made on the Amendment No. 1 Effective Date, together with cash on hand at the Borrower a nd i ts S ubsidiaries, w ill b e u sed t o f inance t he 2 020 A cquisition a nd t he o ther 2 020 Acquisition T ransactions, a nd a ny r emaining p roceeds o f t he 2 020 T erm A L oans m ade o n t he Amendment No. 1 Effective Date shall be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X. The Borrower will not request any Borrowing and the Borrower shall not use, and shall procure that its Subsidiaries and its o r t heir r espective d irectors, o fficers, e mployees a nd a gents s hall n ot u se, t he p roceeds o f a ny Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Further Assurances. Section 5.11. The B orrower w ill c ause a ny P erson t hat b ecomes a D omestic S ubsidiary a fter t he (a) Effective Date (other than any Excluded Subsidiary) and any Subsidiary that ceases to be an Excluded Subsidiary after the Effective Date (i) to execute and deliver to the Administrative Agent, within thirty (30) d ays a fter s uch P erson f irst b ecomes a D omestic S ubsidiary o r s uch S ubsidiary c eases t o b e a n Excluded Subsidiary, as applicable (or such later date as may be agreed to by the Collateral Agent in its sole d iscretion), ( A) a s upplement t o t he G uarantee A greement, i n t he f orm p rescribed t herein, guaranteeing t he S ecured O bligations a nd ( B) a s upplement t o t he S ecurity A greement i n t he f orm prescribed t herein o r s uch o ther S ecurity D ocuments, i ncluding, i f a pplicable, B ermuda S ecurity Documents, r easonably r equested b y t he C ollateral A gent a nd c ause t he C ollateral a nd G uarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and (ii) concurrently with the delivery of such supplement and Security Documents, will deliver to the Administrative Agent and the Collateral A gent a P erfection C ertificate a nd a c ertificate o f t he t ype d escribed i n Section 4 .01(c) including evidence of action of such Person’s Board of Directors or other governing body authorizing the execution, d elivery a nd p erformance t hereof. T he L oan P arties w ill e xecute a ny a nd a ll f urther documents, f inancing s tatements, a greements a nd i nstruments, a nd t ake a ll s uch f urther a ctions (including t he f iling a nd r ecording o f f inancing s tatements a nd o ther d ocuments), t hat t he C ollateral Agent may reasonably request (including, without limitation, those required by applicable law), to create, perfect and maintain the Liens and security interests for the benefit of the Secured Parties contemplated by t he L oan D ocuments a nd t o s atisfy t he C ollateral a nd G uarantee R equirement a nd t o c ause t he Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and p rovide to the C ollateral A gent, from time to time u pon reasonable request, e vidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, in each case subject to the exceptions and limitations contained in the Loan Documents. Maintenance o f R atings. T he B orrower s hall u se c ommercially r easonable Section 5.12. efforts to (a) cause the Initial Term B Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (b) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s. Quarterly L ender C alls. F ollowing d elivery (or, if later, required delivery) of Section 5.13. financial statements pursuant to Section 5.01(a) or (b), at the written request of the Administrative Agent, the Borrower shall host a conference call with the Lenders to review the financial information presented - 85-

therein a t a t ime a nd d ate s elected b y t he B orrower a nd r easonably a cceptable t o t he A dministrative Agent; provided that (i) the requirements set forth above shall be satisfied if Lenders are able to join quarterly earnings calls held for the holders of the Borrower’s common stock and (ii) the Administrative Agent may not request, and the Borrower is not required to host, more than one such conference call per Fiscal Quarter. Designation of Unrestricted Subsidiaries. The Borrower may at any time after Section 5.14. the Effective Date designate: (a) any Subsidiary of the Borrower (including any existing Subsidiary and any Subsidiary acquired or formed after the Effective Date) to be an Unrestricted Subsidiary; provided that: ( i) s uch d esignation s hall b e d eemed a n I nvestment b y t he B orrower t herein a t t he d ate o f designation in an amount equal to the fair market value of the Borrower’s (or its Restricted Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an I nvestment permitted thereby in a Restricted Subsidiary); (ii) the Borrower could incur a t l east $ 1.00 o f a dditional I ndebtedness p ursuant t o t he T otal L everage R atio t est s et f orth i n clause (iv) of Section 6.01(i); and (iii) immediately after giving effect to such designation, no Event of Default w ill h ave o ccurred a nd be continuing; and (b) any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that: (i) immediately after giving effect to such designation, no Event of Default will h ave o ccurred a nd b e c ontinuing; a nd ( ii) t he B orrower c ould i ncur a t l east $ 1.00 o f a dditional Indebtedness pursuant to the Total Leverage Ratio test set forth in clause (iv) of Section 6.01(i). Any such designation by the Borrower will be notified by the Borrower to the Administrative Agent and the Borrower s hall p romptly p rovide t o t he A dministrative A gent a c ertificate o f a R esponsible O fficer certifying that such designation complied with the applicable foregoing provisions. The designation of any U nrestricted S ubsidiary a s a R estricted S ubsidiary s hall c onstitute t he i ncurrence a t t he t ime o f designation of any Indebtedness and Liens of such Subsidiary existing at such time. Certain Post-Closing Obligations. As promptly as practicable, and in any event Section 5.15. within t he t ime p eriods a fter t he E ffective D ate s pecified i n Schedule 5 .15 o r s uch l ater d ate a s t he Administrative Agent agrees to in writing in its sole discretion, the Borrower and each other applicable Loan Party shall deliver the documents or take the actions specified on Schedule 5.15. ARTICLE VI Negative Covenants Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that: Indebtedness. T he B orrower w ill n ot, a nd w ill n ot p ermit a ny R estricted Section 6.01. Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: Indebtedness under the Loan Documents; (a) obligations i n r espect o f p erformance, b id, c ustoms, g overnment, a ppeal a nd s urety (b) bonds, performance and completion guaranties and similar obligations provided by the Borrower or any of i ts R estricted S ubsidiaries o r o bligations i n r espect o f l etters o f c redit, b ank g uarantees o r similar instruments related thereto, in each case in the ordinary course of business; Indebtedness e xisting o n t he E ffective D ate a nd s et f orth i n Schedule 6 .01 t o t he (c) Disclosure Letter and Permitted Refinancing Indebtedness in respect thereof; - 86-

Intercompany Indebtedness (to the extent permitted by Section 6.04); (d) Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of (e) the Borrower or any Restricted Subsidiary otherwise permitted under this Section; provided that in no event shall any Restricted Subsidiary that is not a Loan Party guarantee Indebtedness of a Loan Party pursuant to this clause (e); Indebtedness o f t he B orrower o r a ny R estricted S ubsidiary i ncurred t o f inance t he (f) acquisition, c onstruction o r i mprovement o f a ny f ixed o r c apital a ssets, i ncluding C apital L ease Obligations, a nd a ny I ndebtedness a ssumed i n c onnection w ith t he a cquisition o f a ny s uch a ssets o r secured b y a L ien o n a ny s uch a ssets p rior t o t he a cquisition t hereof, a nd P ermitted R efinancing Indebtedness i n r espect t hereof; provided t hat ( i) s uch I ndebtedness ( other t han a ny s uch P ermitted Refinancing Indebtedness) is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness outstanding in r eliance o n t his c lause ( f) s hall n ot e xceed, a t t he t ime o f i ncurrence t hereof, t he g reater o f $25,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period as of such time; (i) Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective (g) Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) at the time such Person becomes a Restricted Subsidiary on a Pro Forma Basis, the Borrower has a Total Leverage Ratio n ot g reater t han 4 .25 t o 1 .00 a nd ( ii) a ny P ermitted R efinancing I ndebtedness i n r espect o f Indebtedness of a type described in the foregoing clause (i); any R efinancing N otes a nd I ncremental E quivalent D ebt a nd P ermitted R efinancing (h) Indebtedness in respect thereof; (i) other Indebtedness so long as (A) no portion of such Indebtedness has a scheduled (i) maturity date prior to the date that is 91 days later than the Latest Maturity Date at the time of issuance thereof, (B) such Indebtedness is not subject to any mandatory redemption, repurchase or sinking fund obligation (other than (i) customary offers to repurchase required upon the consummation of an asset sale, change of control, or other fundamental change or (ii) provisions entitling holders of Convertible Securities to convert or settle such Convertible Securities for cash, Equity Interests, or a combination thereof on or prior to maturity) prior to the date that is 91 days later than the Latest Maturity Date at the time of issuance thereof, (C) at the time of the incurrence thereof on a Pro Forma Basis for the incurrence of such Indebtedness and the use of proceeds therefrom, the Borrower has a Total Leverage Ratio not greater than 4.25 to 1.00, (D) before and after giving effect to such incurrence of Indebtedness no Default or E vent o f D efault h as o ccurred a nd i s c ontinuing a nd ( E) t he a ggregate p rincipal a mount o f Indebtedness incurred or Guaranteed by Restricted Subsidiaries in reliance on this clause (i) that are not Loan Parties shall not exceed the greater of $16,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (ii) Permitted Refinancing Indebtedness in respect thereof; Indebtedness incurred by Restricted Subsidiaries that are not Guarantors; provided that (j) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (j) shall not exceed, at the time of incurrence thereof, the greater of $16,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period as of such time; Indebtedness o f t he B orrower o r a ny o f i ts R estricted S ubsidiaries a rising f rom t he (k) honoring b y a b ank o r o ther financial institution o f a check, draft or similar instrument inadvertently - 87-

drawn by the Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds;

(l) (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of the Exar Acquisition, any other Permitted Acquisitions or any other Investments permitted by Section 6.04 (both before and after any liability associated therewith becomes fixed) and (ii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(m) obligations pursuant to any Cash Management Agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(n) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(o) obligations in respect of Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(p) other Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (p) shall not exceed, at the time of incurrence thereof, the greater of $50,000,000 and 30.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(q) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (p) above;

(r) customer deposits and advance payments received in the ordinary course of business from customers, and Indebtedness incurred in connection with bankers' acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business; and

(s) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (s) above, the Borrower shall, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

Section 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created under the Loan Documents and Liens on the Collateral securing Indebtedness permitted under Section 6.01(h);

- 88-

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02 to the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and Permitted Refinancing Indebtedness in respect thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries or becomes a Subsidiary after the Effective Date prior to the time such Person is so merged or consolidated or becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and Permitted Refinancing Indebtedness in respect thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary, including Liens deemed to exist in respect of assets subject to Capital Lease Obligations; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(f), (ii) such Liens and the Indebtedness secured thereby (other than any Permitted Refinancing Indebtedness permitted by Section 6.01(f) and any replacement Lien securing such Permitted Refinancing Indebtedness) are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement , (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) (or as Permitted Refinancing Indebtedness in respect thereof); provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(f) Liens securing Intercompany Indebtedness permitted under Section 6.01(d) (other than Liens securing Intercompany Indebtedness of the Borrower or a Guarantor owing to a non-Guarantor Restricted Subsidiary), or Liens in favor of any Loan Party;

(g) [Reserved];

(h) Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;

(i) (i) Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted under Section 6.01(j), (ii) Liens on the Equity Interests of Unrestricted Subsidiaries or (iii) Liens on the assets or Equity Interests of a joint venture that are not Collateral to secure Indebtedness permitted under Section 6.01 to be incurred by such joint venture and any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any customary joint venture or similar agreement;

- 89-

(j) Liens in favor of a seller solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or other Investment permitted hereunder;

(k) Liens that are contractual or common law rights of set-off relating to (i) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness or (ii) pooled deposit or sweep accounts of the Borrower and any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(l) (i) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection and (ii) other Liens securing cash management obligations and any obligations under Cash Management Agreements (that do not constitute Indebtedness) in the ordinary course of business;

(m) Liens securing Indebtedness permitted under Section 6.01(n) and attaching only to the proceeds of the applicable insurance policy;

(n) leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(o) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; and

(p) additional Liens incurred by the Borrower and its Restricted Subsidiaries so long as at the time of incurrence of the obligations secured thereby the aggregate outstanding principal amount of Indebtedness and other obligations secured thereby do not exceed the greater of $25,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period at any time.

For purposes of determining compliance with this Section 6.02, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of "Permitted Encumbrances," the Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant.

Section 6.03. Fundamental Changes.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing:

(i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving Person;

(ii) any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; provided that (A) if any party to such merger or consolidation is a Loan Party the surviving

- 90-

Person must also be a Loan Party and must succeed to all the obligations of such Loan Party under the Loan Documents or simultaneously with such merger, the continuing or surviving Person shall become a Loan Party and (B) if any party to such merger or consolidation is a Restricted Subsidiary the surviving Person shall also be a Restricted Subsidiary unless designated as an Unrestricted Subsidiary pursuant to the definition of such term;

(iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(iv) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which shall comply with the applicable requirements of Section 5.11, to the extent required thereby;

(v) none of the foregoing shall prohibit any Disposition (other than a Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole) permitted by Section 6.05; and

(vi) any Restricted Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition (other than a Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole) permitted pursuant to Section 6.05.

(b) The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing.

(c) Notwithstanding the foregoing in this Section 6.03, the Exar Acquisition and the Merger shall be permitted.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase or acquire any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of or make any loans or advances to, Guarantee any Indebtedness of any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person (other than inventory acquired in the ordinary course of business) constituting a business unit or all or substantially all of the property and assets or business of another Person (all of the foregoing being collectively called "Investments"), except:

(a) Permitted Investments and Permitted Foreign Investments;

(b) Investments existing on, or contractually committed on, the Effective Date and set forth on Schedule 6.04 to the Disclosure Letter;

(c) [Reserved];

(d) Investments in Persons that, immediately prior to such Investments, are Loan Parties;

- 91-

(e) Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary;

(f) Investments held by any Person acquired in any Permitted Acquisition at the time of such Permitted Acquisition (and not acquired in contemplation of the Permitted Acquisition);

(g) Investments constituting an acquisition of the Equity Interests in a Person that becomes a Restricted Subsidiary or all or substantially all of the assets (or all or substantially all of the assets constituting a business unit, division, product line or line of business) of any Person; provided that (i) no Event of Default shall have occurred and be continuing at the time of, or after giving effect to, such acquisition, (ii) the Borrower and its Restricted Subsidiaries shall, upon giving effect to such acquisition, be in compliance with Section 6.03(b), (iii) the acquired company and its subsidiaries (other than any Unrestricted Subsidiary) shall become Guarantors and pledge their collateral to the Collateral Agent to the extent required by Section 5.11, and (iv) the aggregate amount of all acquisition consideration paid by the Borrower and its Restricted Subsidiaries in connection with Investments and acquisitions made in reliance on this clause (g) attributable to the acquisition of acquired entities that do not become Guarantors and the acquisition of assets by Restricted Subsidiaries that are not Loan Parties shall not, in the aggregate, exceed at the time any such Investment is made the greater of $35,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period after giving effect to the making of such Investment on a Pro Forma Basis (each, a "Permitted Acquisition").

(h) Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Loan Party shall not Guarantee any Indebtedness of a Restricted Subsidiary that is not a Loan Party pursuant to this paragraph (h);

(i) Investments (a) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or (b) of noncash consideration received by the Borrower or any Restricted Subsidiary for a Disposition of assets otherwise permitted hereunder;

(j) accounts receivable and extensions of trade credit arising in the ordinary course of business;

(k) Investments held by any Restricted Subsidiary at the time it becomes a Subsidiary in a transaction permitted by this Section 6.04 (and not acquired in contemplation of becoming a Subsidiary);

(l) advances to officers, directors and employees of the Borrower and any Restricted Subsidiary for travel or as advances of payroll payments, in each case, arising in the ordinary course of business;

(m) loans to officers, directors, employees and consultants of the Borrower or any Restricted Subsidiary, not to exceed $2,000,000 in the aggregate at any one time outstanding;

(n) promissory notes and other noncash consideration received by the Borrower and its Restricted Subsidiaries in connection with any Disposition permitted hereunder;

(o) advances in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms of the Borrower or any of its Restricted Subsidiaries;

- 92-

(p) Guarantees by the Borrower or any of its Restricted Subsidiaries of obligations of any Restricted Subsidiary or the Borrower incurred in the ordinary course of business and not constituting Indebtedness;

(q) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(q)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.08, respectively;

(r) other Investments so long as on the date such Investment is made, (i) no Event of Default shall have occurred and be occurring or would result therefrom and (ii) the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) at the time such Investment is made on a Pro Forma Basis is no greater than 3.00 to 1.00;

(s) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(t) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower or with Net Proceeds of any issuance of Qualified Equity Interests of the Borrower in each case, to the extent such Qualified Equity Interests are not used to make prepayments or distributions pursuant to Section 6.06(a)(xi)(y), Section 6.06(b)(iii) or are used to increase the Available Amount;

(u) (i) intercompany advances among the Borrower and its Restricted Subsidiaries arising from their cash management, tax and accounting operations and (ii) intercompany loans, advances, or Indebtedness among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;

(v) Investments represented by Swap Agreements permitted under Section 6.01;

(w) other Investments in an amount not to exceed the Available Amount; provided that, at the time each Investment is made, the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) on a Pro Forma Basis is no greater than 4.00 to 1.00;

(x) other Investments; provided that at the time any such Investment is made the aggregate amount of Investments made in reliance on this clause (x) shall not to exceed the greater of $50,000,000 and 30.0% of Consolidated EBITDA for the most recently ended Test Period as of such time after giving effect to the making of such Investment on a Pro Forma Basis;

(y) Permitted Call Spread Agreements and Permitted Forward Agreements, in each case which constitute Investments; and

(z) Investments made to effect the Exar Acquisition and the Merger.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the value of such Investment. For the avoidance of doubt, the acquisition by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of their respective businesses shall not be considered an Investment. To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such Restricted

- 93-

Subsidiary or other Person, a "Target Person") under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary (and further advanced, contributed or distributed to another Restricted Subsidiary) for purposes of making the relevant Investment in (or effecting an acquisition of) the Target Person without constituting an Investment for purposes of Section 6.04 (it being understood that such Investment or Acquisition must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 6.04 as if made by the applicable Loan Party directly in the Target Person). For purposes of determining compliance with this Section 6.04, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant.

Section 6.05. Asset Sales, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Dispositions of assets in a transaction where the fair market value of such assets exceeds $5,000,000, except:

(a) (i) Dispositions of cash, Permitted Investments, Permitted Foreign Investments, inventory and used, obsolete, worn-out or surplus tangible property, (ii) leases, subleases or sales of real property, (iii) sales, assignments, leases, licenses, subleases and sublicenses of personal property (including licenses of Intellectual Property in the ordinary course of business), and (iv) lapse, abandonment or other Disposition of Intellectual Property, that is in the reasonable business judgment of the Borrower, no longer used or useful in the conduct of its business or otherwise uneconomical to prosecute or maintain, in each case with respect to all of the foregoing in the ordinary course of business;

(b) Dispositions of any assets; provided that before and after giving effect to such Disposition no Event of Default has occurred and is continuing and any such Disposition (i) shall be for fair market value (as determined by the Borrower in good faith) and (ii) shall be for at least 75% cash and/or Permitted Investments; provided, however, that for the purposes of this clause (ii), any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of a Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (b) that is at that time outstanding, not in excess of the greater of (at the time of receipt of such Designated Non-Cash Consideration) of $10,000,000 or 6.0% of Consolidated EBITDA for the most recently ended Test Period, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(c) Dispositions from (i) a Loan Party to another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party to the Borrower or a Restricted Subsidiary;

(d) Dispositions from (i) the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary and (ii) any Loan Party to a Restricted Subsidiary that is not a Loan Party; provided that such Dispositions are in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or any applicable Restricted Subsidiary than could be obtained on an arm's length basis from unrelated third parties;

(e) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(f) Dispositions of accounts receivable in connection with the collection or compromise thereof (excluding factoring arrangements);

- 94-

Dispositions of property subject to casualty or condemnation events; (g) Dispositions o f ( i) I nvestments i n j oint v entures t o t he e xtent r equired b y, o r m ade (h) pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements and (ii) Equity Interests of Unrestricted Subsidiaries; the u nwinding o f S wap A greements a nd E xcluded S wap A greements p ermitted (i) hereunder; Dispositions o f o ther a ssets ( other t han t ransfers o f l ess t han 1 00% o f t he E quity (j) Interests in any Subsidiary for fair market value (as determined by the Borrower in good faith)); provided that t he a ggregate b ook v alue ( as d etermined b y t he B orrower i n g ood f aith) o f a ssets D isposed o f pursuant to this Section 6.05(j) during any fiscal year of Borrower shall not exceed $20,000,000; Dispositions of Equity Interests in connection with the Restructuring Transaction; (k) Dispositions p ermitted b y Section 6 .03, I nvestments p ermitted b y Section 6 .04 ( other (l) than Section 6.04(q)), Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(l); and the surrender or waiver of obligations of trade creditors or customers or other contract (m) rights that were incurred in the ordinary course of business of the Borrowers or any Restricted Subsidiary pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person that is not a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall, and shall be authorized to, take any actions deemed appropriate in order to effectuate the foregoing. Restricted Payments; Certain Payments in Respect of Indebtedness. Section 6.06. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, (a) directly or indirectly, any Restricted Payment, except: Restricted S ubsidiaries m ay m ake R estricted P ayments ratably w ith respect to (i) their Equity Interests; the d eclaration a nd p ayment o f d ividends o r d istributions o n a ccount o f (ii) redemption t o h olders o f a ny c lass o r s eries o f D isqualified S tock o f t he B orrower o r a ny Restricted Subsidiary issued or incurred in compliance with Section 6.01; the B orrower a nd e ach R estricted S ubsidiary m ay d eclare a nd m ake d ividend (iii) payments or other distributions solely in Qualified Equity Interests of such Person; the Borrower may make payments or distributions to dissenting shareholders as (iv) required b y a pplicable l aw i n c onnection w ith a m erger, c onsolidation o r t ransfer o f a ssets permitted by this Agreement; the B orrower m ay ( a) p urchase o r p ay c ash i n l ieu o f f ractional s hares o f i ts (v) Equity Interests arising out of stock dividends, splits, or business combinations or in connection - 95-

with issuance of Qualified Equity Interests of the Borrower pursuant to mergers, consolidations or other acquisitions permitted by this Agreement, (b) pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of the Borrower, and (c) make payments in connection with the retention of Qualified Equity Interests in payment of withholding taxes in connection with equity-based compensation plans to the extent that net share settlement arrangements are deemed to be repurchases;

(vi) the distribution of rights in the form of Qualified Equity Interests pursuant to a customary shareholder rights plan or the redemption of such rights in the form of Qualified Equity Interests in accordance with the terms of any such shareholder rights plan;

(vii) if no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower may make any Restricted Payment if, on the date such Restricted Payment is to be made, after giving effect to such Restricted Payment the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) on a Pro Forma Basis would not be greater than 2.25 to 1.00;

(viii) so long as no Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $25,000,000;

(ix) Restricted Payments made to effect the Exar Acquisition, the Merger, and the other Transactions;

(x) other Restricted Payments in an amount not to exceed the Available Amount; provided that, at the time each Restricted Payment is made, (x) the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) on a Pro Forma Basis is no greater than 4.00 to 1.00 and (y) no Event of Default has occurred and is continuing or would occur as a result thereof;

(xi) so long as no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower may repurchase common Equity Interests of the Borrower in an aggregate amount not to exceed (x) $10,000,000 per fiscal year (commencing with the fiscal year of the Borrower beginning January 1, 2017 and with unused amounts in any Fiscal Year being permitted to be carried over for the next immediately succeeding fiscal year so long as no more than $20,000,000 is expended pursuant to this clause (vii) in any Fiscal Year of the Borrower) plus (y) the aggregate amount of net cash proceeds received by the Borrower (other than from a Restricted Subsidiary) from the sale or issuance of Equity Interests (other than Disqualified Stock) of the Borrower after the Effective Date and on or prior to such time (including upon exercise of warrants or options) to the extent not applied pursuant to Section 6.04(t), Section 6.06(b)(iii) or used to increase the Available Amount;

(xii) any repurchase, exchange or conversion of Convertible Securities by (A) delivery of shares of the Borrower's common stock and/or a different series of Convertible Securities (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Convertible Securities that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable in any material respect to the Borrower than the Convertible Securities that are so repurchased, exchanged or converted (as determined by Borrower in good faith)) (any such series of Convertible Securities, "Refinancing Convertible

- 96-

Notes”), (B) payment of or delivery of cash (in an amount that does not exceed the aggregate principal amount of the Convertible Securities that are so repurchased or converted, plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or t ermination o f t he r elated P ermitted C all S pread A greements a nd P ermitted F orward Agreements p ursuant t o t he i mmediately f ollowing p roviso), o r ( C) a ny c ombination o f t he foregoing clauses (A) and (B); provided that, substantially concurrently with, or a commercially reasonable p eriod o f t ime b efore o r a fter, t he r elated s ettlement d ate f or t he C onvertible Securities t hat a re s o r epurchased, e xchanged o r c onverted, t he B orrower s hall ( and, f or t he avoidance o f d oubt, s hall b e p ermitted u nder t his Section 6 .06 t o) e xercise o r u nwind o r terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call S pread A greements a nd P ermitted F orward A greements, i f a ny, c orresponding t o s uch Convertible Securities that are so repurchased, exchanged or converted; and the delivery of shares of the Borrower’s common stock or payment or delivery of (xiii) cash, or any combination thereof in connection with the exercise, unwinding, or termination of Permitted Call Spread Agreements or Permitted Forward Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, make directly or (b) indirectly, any voluntary prepayment or other voluntary distribution (whether in cash, securities or other property) of or in respect of the principal of any subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than Intercompany Indebtedness) or Indebtedness secured by Liens on the Collateral r anking j unior t o t he L iens s ecuring t he S ecured O bligations, i n e ach c ase i n a p rincipal amount i n e xcess o f $ 5,000,000 ( collectively, “Junior D ebt”), o r a ny v oluntary p repayment o r o ther voluntary d istribution ( whether i n c ash, s ecurities o r o ther p roperty), i ncluding a ny s inking f und o r similar deposit, on account of the voluntary purchase, redemption, retirement, defeasance, cancellation or termination of principal of any Junior Debt (each, a “Junior Debt Prepayment”), except (i) scheduled and other c ustomary m andatory p ayments o f i nterest a nd p rincipal i n r espect o f a ny Junior D ebt, ( ii) the conversion o f a ny J unior D ebt t o Q ualified E quity I nterests o f t he B orrower, ( iii) r efinancings a nd replacements o f J unior D ebt w ith p roceeds o f P ermitted R efinancing I ndebtedness p ermitted t o b e incurred under Section 6.01 or with Net Proceeds of Qualified Equity Interests of the Borrower (to the extent s uch Q ualified E quity I nterests a re n ot u sed t o m ake I nvestments p ursuant t o Section 6 .04(t), Section 6.06(a)(xi)(y) or used to increase the Available Amount), (iv) other Junior Debt Prepayments in an aggregate amount not to exceed $25,000,000, (v) if no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower or such Restricted Subsidiary may make any Junior Debt Prepayment if, on the date such Junior Debt Prepayment is to be made, after giving effect thereto the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) on a Pro Forma Basis would not be greater than 2 .25 t o 1 .00 a nd ( vi) o ther J unior D ebt P repayments i n a n a mount n ot t o e xceed t he A vailable Amount; provided that, at the time each Junior Debt Prepayment is made, (x) the Total Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 or Section 4.01(j) on a Pro Forma Basis is no greater than 4.00 to 1.00 and (y) no Event of Default has occurred and is continuing or would occur as a result thereof. Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance, distribution or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement, provided that, if at the time thereof and immediately after giving effect thereto, no Events of Default under Section 7.01(a), (b), (h) and (i) and shall have occurred and be continuing. - 97-

Section 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business on terms substantially as favorable to the Borrower or such Restricted Subsidiary as could be obtained on an arm's-length basis from unrelated third parties (as determined by the Borrower in good faith), (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) issuances of Equity Interests of the Borrower not prohibited by this Agreement, (d) any Restricted Payment permitted by Section 6.06 and any Investment permitted by Section 6.04, and transactions to effect the Transactions, (e) transactions involving aggregate payments of less than $1,000,000, (f) any agreement or arrangement in effect on the Effective Date, or any amendment thereto (so long as such amendment is not materially more adverse to the interest of the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Effective Date, and (g) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date and any similar agreements or amendments which it may enter into thereafter. For the avoidance of doubt, this Section 6.07 shall not apply to employment, bonus, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights, retention and severance, and similar agreements or arrangements with, payment of loans (or cancellation of loans) to, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower and the Subsidiaries, which, in each case, are approved by the Borrower in good faith. For purposes of this Section 6.07, such transaction shall be deemed to have satisfied the standard set forth in clause (a) of this Section 6.07 if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable, in a resolution certifying that such transaction is on terms substantially as favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties. "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

Section 6.08. Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary to declare or make any Restricted Payment; provided that (A) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by any Requirement of Law, Liens permitted under Section 6.02 or any document or instrument governing such Liens; provided that any such restriction contained therein only relates to the assets or property subject to such Lien, subordinated Indebtedness, the documents governing any Indebtedness of a Loan Party permitted to be incurred pursuant to Section 6.01(c), (f), (g), (h) or (i) or by any Loan Document, (B) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the Effective Date identified on Schedule 6.08 to the Disclosure Letter (but shall apply to any extension or renewal of, or any amendment or modification, in each case, expanding the scope of, any such restriction or condition), (C) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the Disposition of any assets pending such Disposition, provided such prohibitions, restrictions and conditions apply only to the assets or Restricted Subsidiary that is to be Disposed of and such Disposition is permitted hereunder, (D) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions either (1) apply only to the property or assets securing such Indebtedness, (2) do not impair the ability of the Loan Parties or any other Restricted Subsidiary to perform their obligations under this Agreement or the other Loan Documents, and are not materially

- 98-

more burdensome taken as a whole than that those contained under this Agreement or the other Loan Documents, (3) are customary provisions contained in leases, subleases, licenses and sublicenses and other contracts restricting the assignment, subletting or encumbrance thereof, customary net worth provisions or similar financial maintenance provisions contained therein and other customary provisions contained in leases, subleases, licenses and sublicenses and other contracts entered into in the ordinary course of business, or (4) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (E) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to prohibitions, restrictions and conditions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (G) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04 and applicable solely to such joint venture and entered into in the ordinary course of business, (H) the foregoing shall not apply to encumbrances or restrictions on cash or other deposits imposed by customers of the Borrower or any Restricted Subsidiary under contracts entered into in the ordinary course of business; (I) clause (b) of the foregoing shall not apply to customary restrictions in indentures for Convertible Securities, unsecured high yield debt securities or investment grade securities that are, in each case, permitted hereunder; and (J) customary restrictions under any arrangement with any Governmental Authority imposed on any Foreign Subsidiary in connection with governmental grants, financial aid, tax holidays or similar benefits or economic interests.

Section 6.09. Change in Fiscal Year. The Borrower will not change the end of its fiscal year to a date other than December 31 unless the Borrower shall have given the Administrative Agent prior written notice. Promptly after receiving such notice, the Borrower and the Administrative Agent shall enter into an amendment to this Agreement (which shall not require the consent of any other party hereto) that, in the reasonable judgement of the Administrative Agent and the Borrower, as nearly as practicable, preserves the rights of the parties hereto that would have happened had no such change in fiscal year occurred.

Section 6.10. Constitutive Documents. The Borrower will not, and will not permit any Restricted Subsidiary to amend, modify or otherwise change its charter or by-laws or other similar constitutive documents in any manner materially adverse to the rights of the Lenders under this Agreement or any other Loan Document or their ability to enforce the same, except as otherwise permitted pursuant to Section 6.03.

Section 6.11. Amendment of Junior Debt Documents. Except as otherwise permitted under an applicable Intercreditor Agreement, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documents evidencing Junior Debt.

Section 6.12. Financial Covenant.

(a) From and after the Amendment No. 1 Effective Date, the Borrower will not permit the Total Net Leverage Ratio as of the last day of any Test Period for which financial statements have been or were required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b), as applicable, ending during the period (x) beginning on December 31, 2020 through December 31, 2021, to be greater than 3.50 to 1.00 or (y) beginning on January 1, 2022 through the 2020 Term A Loan Maturity Date, to be greater than 3.00 to 1.00; provided that, notwithstanding anything to the contrary in the definition of "Consolidated EBITDA", solely for purposes of calculating the Total Net Leverage Ratio in connection with this Section 6.12(a), Consolidated EBITDA for the Fiscal Quarters

- 99-

ending December 31, 2019, March 31, 2020 and June 30, 2020 shall be deemed to equal $40,158,351, $29,040,185 and $34,629,642, respectively.

(b) The provisions of this Section 6.12 are for the direct benefit of the 2020 Term A Lenders only and the Required 2020 Term A Lenders in respect of the 2020 Term A Facility may amend, waive or otherwise modify this Section 6.12 or the defined terms used in this Section 6.12 (solely in respect of the use of such defined terms in this Section 6.12) or waive any Default or Event of Default resulting from a breach of this Section 6.12 without the consent of any Lenders other than the Required 2020 Term A Lenders in respect of the 2020 Term A Facility.

ARTICLE VII

Events of Default and Remedies

Section 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made or confirmed by or on behalf of any Loan Party in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement, Loan Document or other document furnished pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made or confirmed;

(d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) and 5.04 (solely with respect to the existence of the Borrower) or in Article VI; provided that, unless any Other Term Facility or Other Revolving Loans expressly provide otherwise, the Borrower's failure to perform or observe the covenant set forth in Section 6.12 shall not constitute a Default or an Event of Default for purposes of any Facility other than the 2020 Term A Facility unless and until the Required 2020 Term A Lenders have actually declared all obligations under the 2020 Term A Facility to be immediately due and payable in accordance with the Loan Documents and such declaration has not been rescinded on or before the date on which the Lenders declare an Event of Default in connection therewith (the occurrence of such termination and declaration by the Required 2020 Term A Lenders for the 2020 Term A Facility, a "Financial Covenant Cross Default");

(e) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) of this Section 7.01) or in any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;

-100-

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

(g) any event or condition (other than, with respect to Indebtedness consisting of a Swap Agreement, termination events or equivalent events pursuant to the terms of such Swap Agreement not arising as a result of a default by the Borrower or any Restricted Subsidiary thereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to all applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) Indebtedness which is convertible into Equity Interests and converts to Qualified Equity Interests of the Borrower in accordance with its terms and such conversion is not prohibited hereunder, or (iii) any breach or default that is (x) remedied by the Borrower or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII or (iv) any redemption, repurchase, conversion or settlement with respect to any Convertible Securities pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event that would constitute an Event of Default;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary that is also a Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary that is also a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Restricted Subsidiary that is also a Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary that is also a Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) one or more final judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not paid or covered by indemnities or insurance) shall be rendered against the Borrower, any Restricted Subsidiary that is also a Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;

-101-

(l) any material Loan Document or any material provision thereof shall at any time cease to be in full force and effect (other than in accordance with its terms), or a proceeding shall be commenced by any Loan Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

(m) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and (to the extent required by the Loan Documents) perfected Lien on any material portion of the Collateral, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Loan Party shall so assert in writing, except (i) as a result of the Disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default under clause (d) of this Section 7.01 in respect of a failure to comply with Section 6.12 prior to the occurrence of a Financial Covenant Cross Default, at the request of the Required 2020 Term A Lenders (but such actions taken by the Administrative Agent shall not apply to any Facility other than 2020 Term A Facility)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuance of such event), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any or all of the remedies available to it under the Security Documents, at law or in equity.

ARTICLE VIII

The Agents

Section 8.01. Appointment. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

In furtherance of the foregoing, each Lender on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the

-102-

Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any sub agents appointed by the Collateral Agent pursuant hereto for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII as though the Collateral Agent (and any such sub-agents) were an "Agent" under the Loan Documents, as if set forth in full herein with respect thereto. All rights and protections provided to the Administrative Agent here shall also apply to the Collateral Agent.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.02. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or the value or sufficiency of the Collateral or the creation, perfection or priority of any Lien or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.03. Reliance by Agents. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.04. Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the

-103-

Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties a nd e xercise i ts r ights a nd p owers t hrough t heir r espective R elated P arties. T he e xculpatory provisions o f Section 8 .02 a nd i ndemnification p rovisions o f Section 8 .05 s hall a pply t o a ny s uch sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Indemnification. I n a ddition, e ach o f t he L enders h ereby i ndemnifies t he Section 8.05. Administrative A gent ( to t he e xtent n ot r eimbursed b y t he L oan P arties), r atably a ccording t o t heir Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents (including any action taken or omitted under Article II of this Agreement); provided t hat s uch i ndemnity s hall n ot b e a vailable t o t he e xtent s uch l iabilities, o bligations, l osses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of c ompetent j urisdiction b y f inal a nd n on-appealable j udgment t o h ave r esulted f rom t he g ross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender a grees t o r eimburse t he A dministrative A gent p romptly u pon d emand f or i ts r espective Applicable Percentage of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Loan Parties. The provisions of this Article VIII shall survive the termination of this Agreement and the payment of the Obligations. Withholding T ax. T o t he e xtent r equired b y a ny a pplicable R equirements o f Section 8.06. Law ( including f or t his p urpose, p ursuant t o a ny a greements e ntered i nto w ith a G overnmental Authority), t he A dministrative A gent m ay w ithhold f rom a ny p ayment t o a ny L ender a n a mount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to n otify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction o f, w ithholding T ax i neffective), s uch L ender s hall i ndemnify a nd h old h armless t he Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan P arties a nd w ithout l imiting t he o bligation o f t he L oan P arties t o d o s o) f or a ll a mounts p aid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any interest, additions to Tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket e xpenses, w hether o r n ot such Tax w as c orrectly o r legally imposed o r a sserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be deemed presumptively correct absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.06. The agreements in this Section 8.06 shall survive the resignation a nd/or r eplacement o f t he A dministrative A gent, a ny a ssignment o f r ights b y, o r t he replacement o f, a L ender, t he t ermination o f t he C ommitments a nd t he r epayment, s atisfaction o r discharge of all other obligations. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. -104-

Section 8.07. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 8.07, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of Borrower unless an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 8.08. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.09. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties' ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle

-105-

or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.10. Security Documents and Collateral Agent. Each Lender authorizes the Collateral Agent to enter into the Security Documents and to take all action contemplated thereby. Each Lender agrees that no one (other than the Administrative Agent or the Collateral Agent) shall have the right individually to seek to realize upon the security granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties upon the terms of the Security Documents. In the event that any collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, each of the Administrative Agent and the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such collateral in favor of the Administrative Agent or the Collateral Agent on behalf of the Secured Parties.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Intercreditor Agreement and any other intercreditor or subordination agreement (in form satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral. The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement.

-106-

Section 8.11. No Liability of Lead Arrangers. The entities named as "Lead Arrangers", "2020 Term A Loan Arrangers", "2020 Term A Loan Syndication Agent" or "Bookrunners" in this Agreement shall not have any duties, responsibilities or liabilities under the Loan Documents in its capacity as such.

ARTICLE IX

Miscellaneous

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows, provided, that, subject to clause (b) below, the Borrower may deliver Borrowing Requests and prepayment/repayment notices to the Administrative Agent by e-mail pursuant to procedures agreed upon by the Borrower and the Administrative Agent (with e-mails, on and after the Effective Date, to be sent to the Administrative Agent care of AgencyDesk@us.sc.mufg.jp or such other designee as the Administrative Agent may select from time to time (with notice thereof to the Borrower)):

(i) if to any Loan Party, to it, or to it in care of the Borrower:

MaxLinear, Inc.
5966 La Place Court, Suite 100
Carlsbad, California 92008
Attention: Adam Spice
Telephone No.: (760) 692-0711

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention: John Mao
Telephone No.: (650) 493-9300

(ii) if to the Administrative Agent or Collateral Agent, for all other notices, to

MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attention: Lawrence Blat
Tel: (212) 405-6621
Email: AgencyDesk@us.sc.mufg.jp

with a copy to:

MUFG Union Bank, N.A.
Attn: Corporate Trust

-107-

350 California Street, 17th Floor
San Francisco, CA 94104
F: (415) 273-2492
E: SFCT@unionbank.com; and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through an Electronic System. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by

-108-

the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) or, in the case of any other Loan Documents, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and/or the Collateral Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than the application of any default rate of interest pursuant to Section 2.10(c)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being acknowledged and agreed that amendments or modifications of any leverage ratio (and all related definitions) shall not constitute a reduction of the rate of interest or a reduction of fees), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, or Section 2.15 (f), in each case without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders", "Required 2020 Term A Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender, (vi) release all or substantially all the Guarantors from their Guarantees under the Guarantee Agreement except as expressly provided in the Guarantee Agreement or Section 9.15, without the written consent of each Lender or (vii) release all or substantially all of the Collateral without the written consent of each Lender, provided, that nothing herein shall prohibit the Administrative Agent and/or Collateral Agent from releasing any Collateral, or require the consent of the other Lenders for such release, in respect of items Disposed of to the extent such Disposition is permitted or not prohibited hereunder; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder (or any issuing bank or swingline lender, if any) without the prior written consent of the Administrative Agent or the Collateral Agent (or any issuing bank or swingline lender, if any), as the case may be. Notwithstanding the foregoing, any provision of this

-109-

Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued and premiums, if any, on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all Lenders (or all Lenders of one or more affected Classes of Lenders), if the consent of the Required Lenders (or the consent of Lenders of the affected Classes holding more than 50% of the Credit Exposures of all Lenders of such Classes, taken as a whole) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is so required but not so obtained being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole option, expense and effort, upon notice to such Non-Consenting Lenders and the Administrative Agent, require each of the Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and each Loan Document to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and that shall consent to the Proposed Change, provided that (a) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in each case to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including premiums, if any) and (b) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C).

(d) Without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Liens in the benefit of the Security Documents and to give effect to any Intercreditor Agreement associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(e) Notwithstanding the foregoing, this Agreement may also be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to permit additional extensions of credit to be outstanding hereunder from time to time (in addition to any Incremental Commitments, Extended Term Loans, Extended Revolving Loans, Refinancing Term Loans and Replacement Revolving Facilities) and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders and the Required Revolving Lenders, and for purposes of the relevant provisions of Section 2.15 (it being understood and agreed that any amendment in connection with any Incremental Commitment pursuant to Section 2.17, maturity extension pursuant to Section 2.19 or refinancing or replacement facility pursuant to Section 2.20 shall,

-110-

in any such case, require solely the consent of the parties prescribed by such Sections and shall not require the consent of the Required Lenders).

(f) Notwithstanding anything else to the contrary contained in this Section 9.02, (i) if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, error, defect or inconsistency, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Loan Document to better implement the intentions of this Agreement, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary to integrate any Other Term Loan Commitments, Other Revolving Credit Commitments, Other Term Loans and Other Revolving Loans as may be necessary to establish such Other Term Loan Commitments, Other Revolving Credit Commitments, Other Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Loan Commitments, Revolving Credit Commitments, Term Loans or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately.

(g) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.17 after the Effective Date that will be included in an existing Class of Term Loans outstanding on such date (an "Applicable Date"), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the "Existing Class Loans"), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the "New Class Loans" and, together with the Existing Class Loans, the "Class Loans"), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender's Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The "Pro Rata Share" of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender's Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(h) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, unless otherwise set forth in any Incremental Amendment, Extension Amendment or Refinancing Amendment with respect to the Class of Loans and Commitments established thereby, only the consent of the Required 2020 Term A Lenders shall be necessary to amend or modify Section 2.17(b)(iii)(B), Section 2.17(b)(iv)(B), the proviso in Section 2.17(b)(vii), Section 6.12 or this clause (h) (or any definition contained in any such Section solely as it relates to use in such Section), or waive any Event of Default resulting from the failure to comply with such Sections.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel and, if reasonably necessary, one special and one local counsel in each relevant jurisdiction for the Administrative Agent and such Affiliates taken as a whole (in each case, excluding allocated costs of in-house counsel), in connection with the syndication of the credit facilities provided for herein, due diligence undertaken by the Administrative Agent with respect to the financing contemplated by this Agreement, the preparation and

-111-

administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or, after the occurrence and during the continuance of any Event of Default, any Lender, including the reasonable, documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Commitments provided hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Commitments (but limited to one counsel for the Administrative Agent and the Lenders taken a whole and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Person and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (in each case, excluding allocated costs of in-house counsel)).

(b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses (other than lost profits of such Indemnitees), claims, damages, liabilities (including any Environmental Liability) and related expenses, including the reasonable, documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (each, a "Proceeding") relating to (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Commitment or Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not caused by the ordinary, sole or contributory negligence of any Indemnitee and to reimburse each such Indemnitee within ten (10) Business Days after presentation of a summary statement for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing (but limited in the case of legal fees and expenses to a single New York counsel and of one local counsel in each relevant jurisdiction, in each case for all Indemnitees (provided that, in the event of an actual or perceived conflict of interest, the Borrower will be required to pay for one additional counsel for each similarly affected group of Indemnitees taken as a whole and of one local counsel in each relevant jurisdiction, for each similarly affected group of Indemnitees taken as a whole)); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (B) result from a claim brought by any Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee's obligations hereunder, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) disputes arising solely between Indemnitees and (1) not involving any action or inaction by any Loan Party or any of their respective Affiliates or (2) not relating to any action of such Indemnitee in its capacity as Administrative Agent, Collateral Agent or Lead Arranger. The Borrower shall not be liable for any settlement of any Proceedings if such settlement was effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Borrower or if there is a final judgment for the plaintiff in any such Proceedings, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses,

-112-

claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the preceding paragraph. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (x) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. This Section 9.03(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages liabilities and expenses arising from any non-Tax claim.

(c) To the extent that the Borrower fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent or the Collateral Agent, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(d) To the extent permitted by applicable Requirements of Law, each party to this Agreement agrees not to assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by this Agreement or any Loan or the use of the proceeds thereof; provided that nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent any such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) Each Indemnitee shall promptly refund and return any and all amounts paid by the Borrower to such Indemnitee pursuant to this Section 9.03 to the extent such Indemnitee is not entitled to payment of such amount in accordance with this Section 9.03.

(g) Each party's obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder.

Section 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent

-113-

shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement, other than rights, remedies or claims in favor of the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided further that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Loans to a Revolving Lender or an Affiliate of a Revolving Lender or an Approved Fund, or (iii) an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, any other assignee; and

(B) the Administrative Agent; provided that no such consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of $250,000 in the case of Term Loans and $5,000,000 in the case of Revolving Loans unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to

-114-

whom all syndicate level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws;

(E) no assignment shall be made to (1) a natural Person, (2) the Borrower or any of its Subsidiaries (except as otherwise provided for herein) or (3) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (3); and

(F) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment of the applicable Class; notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.12, 2.13, 2.14 and 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the

-115-

Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of (x) a duly completed Assignment and Assumption executed by an (v) assigning L ender a nd a n a ssignee o r ( y) t o t he e xtent a pplicable, a n a greement i ncorporating a n Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and t he p arties t o t he A ssignment a nd A ssumption a re p articipants, t he a ssignee, t he a ssignee’s completed Administrative Questionnaire and any tax certifications required to be delivered pursuant to Section 2.14(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 9.04(b) and any written consent to such assignment required by this Section 9.04(b), t he A dministrative A gent s hall a ccept s uch A ssignment a nd A ssumption a nd r ecord t he information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell (c) participations to any Person (other than any Person described in paragraph (b)(ii)(E) of this Section) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the c onsent o f the P articipant, a gree to a ny a mendment, m odification o r w aiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements u nder Section 2 .14(f) (it b eing u nderstood that the documentation required under Section 2.14(f) shall be delivered by the Participant solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) shall be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section and (ii) shall not be entitled to receive any greater p ayment u nder Section 2 .12 o r 2.14, w ith r espect t o a ny p articipation, t han i ts p articipating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment r esults f rom a C hange i n L aw t hat o ccurs a fter t he P articipant a cquired t he a pplicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such -116-

disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything in this Agreement to the contrary, any Term Loan Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower or any Restricted Subsidiary through (x) Dutch Auctions open to all Term Loan Lenders of a particular Class on a pro rata basis or (y) open market purchases, in each case subject to the following limitations:

(i) the Borrower and each applicable Restricted Subsidiary shall either (x) represent and warrant as of the date of any such assignment or purchase, that it does not have any material non-public information with respect to the Borrower and its Restricted Subsidiaries or any of their respective securities that has not been disclosed to the assigning Term Loan Lender (unless such assigning Lender does not wish to receive material non-public information with respect to the Borrower or the Subsidiaries or any of their respective securities) prior to such date or (y) disclose that it cannot make the representation and warranty described in clause (x);

(ii) immediately upon the effectiveness of such assignment or purchase of Term Loans from a Lender to the Borrower or any Restricted Subsidiary, such Term Loans shall automatically and permanently be cancelled and shall thereafter no longer be outstanding for any purpose hereunder;

(iii) the Borrower or such Subsidiary shall not use the proceeds of a Revolving Loan for any such assignment; and

(iv) no Default or Event of Default shall have occurred and be continuing at the time of such assignment or purchase.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (other than with respect to any obligations under Secured Cash Management Agreements and Secured Hedge Agreements) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect

-117-

regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender

-118-

agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09. Governing Law; Consent to Service of Process.

(a) This Agreement, the other Loan Documents and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be binding (subject to appeal as provided by applicable law) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. **WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.**

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

-119-

Section 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors and third party service providers on a need to know basis in connection with the transactions contemplated hereby (it being understood that the disclosing Lender or Agent shall be responsible to ensure compliance by such Persons with the confidentiality restrictions set forth herein with respect to such Information), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the applicable Agent or Lender agrees to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation and to only disclose that Information necessary to fulfill such legal requirement), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) to any actual or prospective direct or indirect contractual counterparty (or its Related Parties) in Swap Agreements or such contractual counterparty's professional advisor, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower (so long as such source is not known to such Agent or such Lender to be bound by confidentiality obligations to the Borrower or any of its Subsidiaries). For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower (so long as such source is not known to such Agent or such Lender to be bound by confidentiality obligations to the Borrower or any of its Subsidiaries) and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13. Material Non-Public Information.

(a) **EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.**

(b) **ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS**

-120-

ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.15. Release of Liens and Guarantees. A Subsidiary shall automatically be released from its obligations under the Loan Documents, and all Liens created by the Loan Documents in Collateral owned by such Subsidiary (if applicable) shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary). In the event that the Borrower or any Subsidiary disposes of all or any portion of any of the Equity Interests, assets or property owned by the Borrower or such Subsidiary to any person other than a Loan Party in a transaction permitted by this Agreement, any Liens granted with respect to such Equity Interests, assets or property pursuant to any Loan Document shall automatically and immediately terminate and be released. The Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize and instruct the Administrative Agent and the Collateral Agent to) after receipt of documentation and certificates reasonably requested by the Administrative Agent and/or the Collateral Agent take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to evidence any such termination and release described in this Section. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens after receipt of documentation and certificates reasonably requested by the Administrative Agent and/or the Collateral Agent and security interests created by the Loan Documents when all the Obligations (other than contingent obligations for which no claim has been asserted and letters of credit that have been 100% cash collateralized) have been paid in full and all Commitments terminated. The Lenders authorize the Collateral Agent to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (e) to the extent required by the terms of the obligations secured by such Liens and in each case pursuant to documents reasonably acceptable to the Collateral Agent.

Section 9.16. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on Debt Domain, Intralinks, Syndtrak or another substantially similar electronic system (the "Platform"), and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or any of their respective securities) (each, a "Public Lender"). The Borrower hereby agrees that it will, upon the Administrative Agent's request, identify that portion of the Borrower Materials that

-121-

may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, (ii) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.12, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor," and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." The Borrower hereby authorizes the Administrative Agent to make the financial statements provided by the Borrower under Section 5.01(a) and (b) above available to Public Lenders. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE LEAD ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR THE LEAD ARRANGERS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 9.17. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "USA PATRIOT Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify such Loan Parties in accordance with the USA PATRIOT Act.

Section 9.18. No Advisory or Fiduciary Responsibility. The Administrative Agent, Collateral Agent, Lead Arrangers and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the "Lenders"), may have economic interests that conflict with those of the Loan Parties. The Loan Parties agree that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or other similar implied duty between the Lenders and the Loan Parties. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) (A) the arranging and other services regarding this Agreement described herein are arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lenders

-122-

and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Section 9.19. Document or any other agreement, arrangement or understanding between the parties to this Agreement, each party acknowledges and accepts that any liability of any EEA Financial Institution arising under or in c onnection w ith t he L oan D ocuments, t o t he e xtent s uch l iability i s u nsecured, m ay b e s ubject t o Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: any Bail-In Action in relation to any such liability, including (without limitation): (a) a r eduction, i n f ull o r i n p art, i n t he p rincipal a mount, o r o utstanding (i) amount due (including any accrued but unpaid interest) in respect of any such liability; a c onversion o f a ll, o r p art o f, a ny s uch l iability i nto s hares o r o ther (ii) instruments of ownership that may be issued to, or conferred on, it; and a cancellation of any such liability; and (iii) a variation of any term of any Loan Document to the extent necessary to give effect to (b) any Bail-In Action in relation to any such liability. [Signature Pages Follow] -123-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.[SIGNATURE PAGES INTENTIONALLY OMITTED] MAXLINEAR, INC. By: Name: Title:

JPMORGAN CHASE BANK, N.A., individually, as a Lender, and as Administrative Agent and Collateral Agent, By: Name: Title: - 2- CG&R Draft Last Saved: : pm CG&R Draft Current date: 05/12/2020 3:53 PM 55108594v6